AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1997
                                         REGISTRATION STATEMENT NO. 333-
                                                                      -----
-----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                       FORM S-3 REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ------------------
                        MORGAN STANLEY CAPITAL I INC.
            (Exact name of registrant as specified in its charter)
      Delaware                                           13-3291626
(State of incorporation)                              (I.R.S. Employer
                                                      Identification No.)
                                 1585 Broadway
                          New York, New York  10036
                                (212) 296-7000
             (Address, including zip code, and telephone number,
             including area code, of principal executive offices)
                                -----------------
                               DAVID R. WARREN
                                  President
                                 1585 Broadway
                          New York, New York  10036
                                (212) 296-7000
             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)
                                 -----------------
                                   Copy to:
CARLOS RODRIGUEZ, ESQ.           GEORGE PETROW, ESQ.    GEOFFREY K. HURLEY, ESQ.
Brown & Wood LLP                  Sidley & Austin           Latham & Watkins
One World Trade Center            875 Third Avenue          885 Third Avenue
New York, New York  10048        New York, New York 10022      Suite 1000
     (212) 839-5300                    (212) 906-2000      New York, New York
                                                              10022-4802

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. (X)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the sane offering. ( )
                                                             --------------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )
                             ------------------------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )



                                                   CALCULATION OF REGISTRATION FEE

                                                                    Proposed Maximum        Proposed Maximum
           Title of Securities                   Amount              Offering Price            Aggregate             Amount of
            Being Registered                Being Registered          Per Unit(1)          Offering Price(1)      Registration Fee

Mortgage Pass-Through Certificates  . .      $1,000,000,000               100%               $1,000,000,000           $303,031



(1)  Estimated solely for the purpose of determining the registration fee.


     PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUSES AND PROSPECTUS SUPPLEMENTS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-45042 AS PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-11 AND NO. 33-46723 AS PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 TO FORM S-11.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL   FILE  A  FURTHER  AMENDMENT   WHICH  SPECIFICALLY  STATES  THAT  THIS
REGISTRATION STATEMENT SHALL  THEREAFTER BECOME EFFECTIVE IN  ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
------------------------------------------------------------------------------

                            ____ of ____ pages.




                   SUBJECT TO COMPLETION, DATED MAY 6, 1997

                              $________________
             PROSPECTUS SUPPLEMENT
             (To Prospectus dated ____, 199_)
                        Morgan Stanley Capital I Inc..
                                  Depositor

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______



    The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ classes of Certificates, designated as the Class ( ) Certificates, Class ( ) Certificates and Class ( ) Certificates (the Class ( ) Certificates, collectively, the "Subordinate Certificates"). It is a condition of the issuance of the Class ( ) Certificates that they be rated (not lower than) "_______________" by _________________.

    The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor"). The Trust Fund will consist primarily of (a pool (the "Mortgage Pool") of (conventional), (fixed rate) (adjustable rate) mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by first (and/or junior) liens on one- to four-family residential properties,) (mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). The Mortgage Loans were originated or acquired by ___________ (the "Mortgage Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

    The Class ( ) Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Subordinate Certificates, in the aggregate, will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Class ( ) Certificates are being offered hereby.

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

    (The MBS will (consist of) (include) the following series and classes of securities: (identify title(s) and class(es) of MBS)(, including (title(s) and class(es) of MBS).) (The (title(s) and class(es) of MBS) are (subordinate) (interest-only) securities.) (See "Summary--The MBS."))

    (The yield to investors in the (interest-only) Certificates will be (extremely) sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Mortgage Loans which may fluctuate significantly over time. An (extremely) rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the (interest-only) Certificates to recover their initial investments.)

    (As more fully described herein, each Mortgage Loan provides for periodic adjustments (which may occur monthly, quarterly, semi-annually or annually) of the mortgage interest rate (the "Mortgage Rate") thereon and the monthly payment due thereon, in each case subject to the limitations described herein. Accordingly, a significant increase in the Mortgage Rate and the amount of the scheduled monthly payment due thereafter may result, which may increase the likelihood of default on and prepayment of such Mortgage Loan. In most cases, because the Mortgage Rate on a Mortgage Loan will be subject to adjustment monthly, while the monthly payment due thereon will be subject to adjustment annually, in each case subject to the limitations described herein, and because the application of payment caps limits adjustments to the monthly payments on certain Mortgage Loans, the Mortgage Loans (and consequently the Class ( ) Certificates) may be subject to accelerated, reduced or negative amortization.

                             --------------------

                             Morgan Stanley & Co.
                                 Incorporated
           , 19
---------      -

Certain of the Mortgage Loans continue to be in an initial fixed interest rate period and have not experienced the first adjustment to their respective Mortgage Rates.) The characteristics of the Mortgage Loans are more fully described herein under "Description of the Mortgage Pool."

    Distributions on the Class ( ) Certificates will be made, to the extent of available funds, on the __th day of each (month) (__) or, if any such day is not a business day, on the next succeeding business day, beginning in __________ (each, a "Distribution Date"). (As more fully described herein, distributions allocable to interest, if any, on the Class ( ) Certificates on each Distribution Date will be based on the (applicable) (then-applicable variable) pass-through rate (the "Pass-Through Rate") and the aggregate (principal balance (the "Certificate Balance")) (notional balance (the "Notional Balance")) of such class (or each component thereof) outstanding immediately prior to such Distribution Date. (The Pass-Through Rate applicable to the Class ( ) Certificates from time to time will equal the (sum of __% and the Index (as defined herein) subject to certain limitations) (weighted average of the Class ( ) Remittance Rates (as defined herein) on the Mortgage Loans. The Pass-Through Rate for the Class ( ) Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter (because the weighted average of the Class ( ) Remittance Rates is expected to change for succeeding Distribution Dates.) Distributions in respect of principal, if any, of the Class ( ) Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".)

    (_______________ will act as master servicer of the Mortgage Loans (the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances to the Certificateholders. If the Master Servicer fails to make any such Advance or otherwise fails to perform its servicing obligations, the Trustee will be obligated to assume such servicing obligations and to make such Advance to the extent described herein. See "Description of the Certificates -- Advances" herein. (The only) obligation of the Depositor with respect to the Certificates will be to obtain from the Mortgage Asset Seller certain representations and warranties with respect to the Mortgage Loans and to assign to the Trustee the obligation of the Mortgage Asset Seller to repurchase or substitute for any Mortgage Loan as to which there exists an uncured material breach of any such representation or warranty.)

                                   ------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS ( ) CERTIFICATES. THE CLASS ( ) CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS ( ) CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.

                                  --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED  ON OR ENDORSED
THE  MERITS  OF  THIS OFFERING.    ANY  REPRESENTATION  TO  THE  CONTRARY  IS
UNLAWFUL.)

                                 ----------------------

    An election will (not) be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. (The Class ( ) Certificates will constitute "regular interests" in the REMIC.) See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

    The yield to maturity on the Class ( ) Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. See "Risk Factors" herein and "Risk Factors -- Average Life of Certificates; Prepayments; Yields" and "Yield Considerations" in the Prospectus. As further described herein, losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Class ( ) Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

     There is currently no secondary market for the Class ( ) Certificates. Morgan Stanley & Co. Incorporated (the "Underwriter") currently expects to make a secondary market in the Class ( ) Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

     The Class ( ) Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class ( ) Certificates will be ___% of the initial aggregate principal balance thereof as of ____________ 1, 199_ (the "Cut-off Date") plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

     The Class ( ) Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by __________, counsel for the Underwriter. It is expected that delivery of the Class ( ) Certificates (in book-entry form) (in registered, certified form) will be made on or about ___________, 199_, (through the facilities of The Depository Trust Company) (at the offices of the Underwriter, New York, New York) against payment therefor in immediately available funds.

                             -----------------------------

    THE CLASS ( ) CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _______________, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION
REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS ( ) CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                              TABLE OF CONTENTS


                                                                       Page
								       ----

                            Prospectus Supplement

Summary                                                                S
Risk Factors                                                           S
Description of the Mortgage Pool                                       S
Description of the Certificates                                        S
Pooling and Servicing Agreement                                        S
Use of Proceeds                                                        S
Certain Federal Income Tax Consequences                                S
ERISA Considerations                                                   S
Legal Investment                                                       S
Plan of Distribution                                                   S
Legal Matters                                                          S
Rating                                                                 S
Prospectus
Prospectus Supplement
Available Information
Incorporation of Certain Information by Reference
Summary of Prospectus
Risk Factors
Description of the Trust Funds
Use of Proceeds
Yield Considerations
The Depositor
Description of the Certificates
Description of the Agreements
Description of Credit Support
Certain Legal Aspects of Mortgage Loans
Certain Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters
Financial Information
Rating
Index of Principal Definitions


                             -----------------------------

    UNTIL ______________, 199_, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS ( ) CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           --------------------------------

    No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Issuer, the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                       SUMMARY OF PROSPECTUS SUPPLEMENT


    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates            Mortgage  Pass-Through  Certificates, Series
                                 199_-_, (the "Certificates").

Depositor                        Morgan  Stanley Capital  I Inc.,  a Delaware
                                 corporation   and  a   wholly-owned  limited
                                 purpose   finance   subsidiary   of   Morgan
                                 Stanley  Group Inc.   See "The Depositor" in
                                 the Prospectus.

Master Servicer                  _______________,  a  ________________.   See
                                 "Pooling  and  Servicing  Agreement  --  The
                                 Master Servicer" herein.

(Sub-Servicers                   _______________, a ________________)

Trustee                          _____________, a ____________________.

Cut-off Date                     ____________ 1, 199_.

Closing Date                     ______________ 1, 199_.

Distribution Dates               Distributions  on the  Certificates will  be
                                 made  by  the  Trustee,  to  the  extent  of
                                 available  funds,  on the  __  day  of  each
                                 (month)  ( ) or, if any such __ day is not a
                                 business  day, then  on the  next succeeding
                                 business  day, beginning  in  ________  19__
                                 (each,  a   "Distribution  Date"),  to   the
                                 holders  of  record  as   of  the  close  of
                                 business on  the (last  business day  of the
                                 month  preceding  the  month) of  each  such
                                 distribution   (each,   a  "Record   Date").
                                 Notwithstanding   the   above,   the   final
                                 distribution  on  any  Certificate  will  be
                                 made after due  notice by the Trustee of the
                                 pendency of such distribution and  only upon
                                 presentation    and   surrender    of   such
                                 Certificates   at   the   location   to   be
                                 specified in such notice.

(Registration of the Class
 ( ) Certificates                The   Class  (   )  Certificates   will   be
                                 represented   by   one   or    more   global
                                 certificates registered  in the name of Cede
                                 & Co.,  as nominee  of The Depository  Trust
                                 Company  ("DTC").   No  person acquiring  an
                                 interest in the Class ( )  Certificates (any
                                 such  person,  a  "Class  (   )  Certificate
                                 Owner")  will  be  entitled  to  receive   a
                                 Certificate   of   such   class   in   fully
                                 registered,     certificated     form     (a
                                 "Definitive Class ( )  Certificate"), except
                                 under  the  limited circumstances  described
                                 in the Prospectus under "Description  of the
                                 Certificates-Book-entry   Registration   and
                                 Definitive  Certificates".    Instead,   DTC
                                 will  effect   payments  and  transfers   in
                                 respect of  the Class  (  ) Certificates  by
                                 means   of   its  electronic   recordkeeping
                                 services,     acting     through     certain
                                 participating                  organizations
                                 ("Participants").     This  may  result   in
                                 certain delays  in receipt of payments by an
                                 investor  and  may  restrict  an  investor's
                                 ability  to pledge  its securities.   Unless
                                 and until Definitive Class (  ) Certificates
                                 are  issued,  all references  herein to  the
                                 rights   of   holders   of  a   Class   (  )
                                 Certificate are to the rights  of Class (  )
                                 Certificate  Owners  of such  class as  they
                                 may  be  exercised   through  DTC   and  its
                                 Participants, except as otherwise  specified
                                 herein.       See   "Description   of    the
                                 Certificates-General"       herein       and
                                 "Description of the  Certificates-Book-Entry
                                 Registration and Definitive Certificates" in the Prospectus.)

Denominations                    The Class (  ) Certificates will be issuable
                                 (on  the book-entry  records of  DTC and its
                                 Participants)   (in  registered,   certified
                                 form)  in  denominations  of   $_______  and
                                 integral  multiples  of  $_____________   in
                                 excess thereof(, with one Certificate of such class evidencing an additional amount equal to the remainder of the Certificate
                                 Balance thereof).

(The Mortgage Pool               The Mortgage  Pool will consist of ((conven-
                                 tional),  (fixed  rate)  (adjustable   rate)
                                 Mortgage  Loans  secured  by  first  (and/or
                                 junior)   liens  on   one-  to   four-family
                                 residential   properties   (the   "Mortgaged
                                 Properties")   located   in   __   different
                                 states,) (mortgage participations,  mortgage
                                 pass-through  certificates,  mortgage-backed
                                 securities  evidencing interests  therein or
                                 secured   thereby   (the   "MBS"),)    (and)
                                 (certain  direct obligations  of the  United
                                 States,   agencies   thereof   or   agencies
                                 created     thereby     (the     "Government
                                 Securities")).   (The  Mortgage  Loans  will
                                 have  an aggregate  principal balance  as of
                                 the   Cut-off   Date   of   $_________   and
                                 individual     principal     balances     at
                                 origination of at least  $______________ but
                                 not more than  $__________, with  an average
                                 principal   balance   at   origination    of
                                 approximately  $_________.    The   Mortgage
                                 Loans will  have terms to  maturity from the
                                 date of  origination or modification of  not
                                 more   than  ____   years,  and  a  weighted
                                 average  remaining   term  to  maturity   of
                                 approximately   _____  months   as  of   the
                                 Cut-off Date.  The Mortgage Loans will  bear
                                 interest  at  Mortgage  Rates  of  at  least
                                 _____% per  annum but  not more  than _____%
                                 per annum, with a weighted average  Mortgage
                                 Rate of  approximately ____% per annum as of
                                 the Cut-off  Date.  The  Mortgage Loans will
                                 be acquired  by the  Depositor on or  before
                                 the Closing Date.   In  connection with  its
                                 acquisition  of  the  Mortgage   Loans,  the
                                 Depositor will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of representations and warranties described herein that were made by the Mortgage Asset Seller.)

                                 (_____ of  the Mortgage Loans,  representing
                                 _____% of  the Mortgage  Loans by  aggregate
                                 principal  balance as  of the  Cut-off Date,
                                 provide for scheduled payments  of principal
                                 and/or interest  ("Monthly Payments") to  be
                                 due on  the  _____ day  of  each month;  the
                                 remainder of  the Mortgage Loans provide for
                                 Monthly Payments to  be due on (identify day
                                 or days)  of  each month  (the  date in  any
                                 month  on  which  a  Monthly  Payment  on  a
                                 Mortgage  Loan   is  first  due,  the   "Due
                                 Date").    (The  rate  per  annum  at  which
                                 interest  accrues on  each Mortgage  Loan is
                                 subject  to  adjustment  on   specified  Due
                                 Dates  (each  such date,  an "Interest  Rate
                                 Adjustment   Date")  by   adding   a   fixed
                                 percentage amount (a "Gross Margin")  to the
                                 value  of  the  then-applicable   Index  (as
                                 described below)  subject,  in  the case  of
                                 substantially all of the Mortgage  Loans, to
                                 limitations  on the  periodic adjustment  of
                                 the  related Mortgage  Rate, and  to maximum
                                 and  minimum  lifetime  Mortgage  Rates,  as
                                 described  herein.    ___  of  the  Mortgage
                                 Loans,  representing ___%  of  the  Mortgage
                                 Loans by  aggregate principal balance as  of
                                 the Cut-off Date, provide for Interest  Rate
                                 Adjustment  Dates to  occur  (monthly);  the
                                 remainder of the Mortgage Loans  provide for
                                 adjustments  to the  Mortgage Rate  to occur
                                 quarterly,   semi-annually   or    annually.
                                 (Each  of the Mortgage Loans provides for an
                                 initial fixed  interest rate period;)
                                   of   the   Mortgage  Loans,   representing
                                 _____% of  the Mortgage  Loans by  aggregate
                                 principal  balance as  of the  Cut-off Date,
                                 have   not  yet   experienced  their   first
                                 Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is scheduled to occur on ________.))

                                 (The amount of the  Monthly Payment on  each
                                 Mortgage Loan is also subject  to adjustment
                                 on specified  Due Dates (each  such date,  a
                                 "Payment  Adjustment  Date")  to  an  amount
                                 that   would   amortize   the    outstanding
                                 principal balance of the Mortgage Loan  over
                                 its  then  remaining  amortization  schedule
                                 and pay interest at the  applicable Mortgage
                                 Rate,  subject,  in  the  case  of   several
                                 Mortgage  Loans,  to  payment   caps,  which
                                 limit  the  amount  by  which   the  Monthly
                                 Payment   may   adjust   on    any   Payment
                                 Adjustment   Date   as   described   herein.
                                 _______ of the Mortgage  Loans, representing
                                 __%  of  the  Mortgage Loans  (by  aggregate
                                 principal  balance as  of the  Cut-off Date,
                                 provide  for  Payment  Adjustment  Dates  to
                                 occur  annually, while  the remainder of the
                                 Mortgage  Loans provide  for adjustments  of
                                 the  Monthly   Payment  to  occur   monthly,
                                 quarterly or semi-annually.)

                                 (Only in  the case of               Mortgage
                                 Loans,  representing ____%  of the  Mortgage
                                 Loans by aggregate  principal balance  as of
                                 the Cut-off Date, does a  Payment Adjustment
                                 Date immediately  follow each Interest  Rate
                                 Adjustment Date.   As a  result, and because
                                 the application  of payment  caps may  limit
                                 the  amount  by which  the Monthly  Payments
                                 may  adjust in  respect of  certain Mortgage
                                 Loans, the amount of  a Monthly Payment  may
                                 be  more or  less than  the amount necessary
                                 to amortize the remaining  principal balance
                                 of   the  Mortgage   Loan  over   its   then
                                 remaining  amortization  schedule  and   pay
                                 interest  at  the  then-applicable  Mortgage
                                 Rate.   Accordingly, Mortgage  Loans may  be
                                 subject  to  slower  amortization   (if  the
                                 Monthly  Payment  due  on  a  Due  Date   is
                                 sufficient to  pay interest accrued to  such
                                 Due  Date at  the  then-applicable  Mortgage
                                 Rate  but  is   not  sufficient   to  reduce
                                 principal in accordance with  the applicable
                                 amortization    schedule),    to    negative
                                 amortization (if interest  accrued to  a Due
                                 Date  at  the applicable  Mortgage  Rate  is
                                 greater than the entire Monthly Payment  due
                                 on   such  Due   Date)  or   to  accelerated
                                 amortization (if the Monthly Payment  due on
                                 a  Due  Date  is  greater  than  the  amount
                                 necessary  to pay  interest accrued  to such
                                 Due  Date at  the  then-applicable  Mortgage
                                 Rate  and to  reduce principal in accordance
                                 with     the     applicable     amortization
                                 schedule).)

                                 (__  Mortgage Loans,  representing ____%  of
                                 the  Mortgage Loans  by aggregate  principal
                                 balance  as  of  the  Cut-off  Date,  permit
                                 negative  amortization.   Substantially  all
                                 of the Mortgage Loans that permit negative amortization contain provisions that limit the extent to which the amount of their respective original principal balances may be exceeded as a result thereof.)

                                 (__  Mortgage Loans,  representing ____%  of
                                 the  Mortgage Loans  by aggregate  principal
                                 balance  as of the Cut-off Date, provide for
                                 monthly  payments  of  principal   based  on
                                 amortization  schedules significantly longer
                                 than the  remaining  term  of such  Mortgage
                                 Loans,    thereby    leaving     substantial
                                 outstanding   principal   amounts  due   and
                                 payable  (each  such  payment,   a  "Balloon
                                 Payment")   on  their   respective  maturity
                                 dates, unless prepaid prior thereto.)

                                 For a  further description  of the  Mortgage
                                 Loans,  see  "Description  of  the  Mortgage
                                 Pool" herein.)

(The MBS (Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, (redemption provisions), description of other material terms.)

(The Index                       As  of  any Interest  Rate Adjustment  Date,
                                 the Index  used  to  determine the  Mortgage
                                 Rate  on  each  Mortgage Loan  will  be  the
                                 ____________.    See  "Description   of  the
                                 Mortgage Pool -- The Index" herein.)

(Conversion of Mortgage Loans    Approximately __% of the Mortgage Loans  (by
                                 aggregate principal balance  as of  the Cut-
                                 off   Date)   (the   "Convertible   Mortgage
                                 Loans")  provide that, at  the option of the
                                 related Mortgagors, the adjustable  interest
                                 rate   on  such   Mortgage  Loans   may   be
                                 converted   to  a   fixed   interest   rate,
                                 provided that  certain conditions have  been
                                 satisfied.     Upon   notification  from   a
                                 Mortgagor  of  such  Mortgagor's  intent  to
                                 convert from  an adjustable interest rate to
                                 a  fixed  interest rate,  and  prior  to the
                                 conversion  of any  such Mortgage  Loan, the
                                 related   Warrantying   Party  (as   defined
                                 herein) will  be obligated  to purchase  the
                                 Converting   Mortgage   Loan   (as   defined
                                 herein) at  the Conversion Price (as defined
                                 herein).   (In the event of  a failure by  a
                                 Subservicer   to   purchase  a   "Converting
                                 Mortgage  Loan"),  the  Master  Servicer  is
                                 required  to   use  its   best  efforts   to
                                 purchase  such Converted  Mortgage Loan  (as
                                 defined  herein) from  the Mortgage  Pool at
                                 the  Conversion Price  during the  one-month
                                 period  following the  date of  conversion.)
                                 In  the   event  that  neither  the  related
                                 Warrantying  Party nor  the Master  Servicer
                                 purchases   a   Converting   or    Converted
                                 Mortgage  Loan,   the  Mortgage  Pool   will
                                 thereafter   include  both   fixed-rate  and
                                 adjustable-rate   Mortgage   Loans.      See
                                 "Certain      Yield      and      Prepayment
                                 Considerations" herein.)

The Class ( ) Certificates       The Class  ( )  Certificates will be  issued
                                 pursuant   to  a   Pooling   and   Servicing
                                 Agreement,  to be  dated as  of the  Cut-off
                                 Date,  among   the  Depositor,  the   Master
                                 Servicer and  the Trustee (the "Pooling  and
                                 Servicing  Agreement").    The  Class  (   )
                                 Certificates  have  an  initial  Certificate
                                 Balance of $_______ (the initial "Class  ( )
                                 Balance"), representing an initial  interest
                                 of approximately ___%  in a trust fund  (the
                                 "Trust Fund"), which will  consist primarily
                                 of   the  Mortgage  Pool   (The  Class  (  )
                                 Certificates  will not  have  a  Certificate
                                 Balance.)

                                 Distributions on the Class (  ) Certificates
                                 will  be  made  on  the  ____  day  of  each
                                 (month) (__)  or,  if  such  day  is  not  a
                                 business  day, on  the  succeeding  business
                                 day,  beginning  on  ____________  __,  199_
                                 (each,  a "Distribution  Date").   Distribu-
                                 tions  on  each Distribution  Date  will  be
                                 made   by   check   or  wire   transfer   of
                                 immediately available funds, as  provided in
                                 the Pooling and Servicing Agreement,  to the
                                 Class    ( ) Certificateholders of record as
                                 of  the  (last  business  day  of  the month
                                 preceding  the month)  of such  Distribution
                                 Date  (each, a  "Record Date"),  except that
                                 the  final  distribution  on the  Class  ( )
                                 Certificates   will  be   made   only   upon
                                 presentation and  surrender of the Class ( )
                                 Certificates   at  the   office  or   agency
                                 specified  in  the  Pooling   and  Servicing
                                 Agreement.  (As more  specifically described
                                 herein,  the  Class  (  )  Balance  will  be
                                 adjusted   from  time   to  time   on   each
                                 Distribution Date  to reflect any  additions
                                 thereto   resulting   from  allocations   of
                                 Mortgage Loan  negative amortization to  the
                                 Class  ( )  Certificates and  any reductions
                                 thereof  resulting  from  distributions   of
                                 principal  of the  Class (  )  Certificates.
                                 As further described herein, interest shall accrue on the Class ( ) Balance at a Pass-Through Rate thereon.

Pass-Through Rate on the
  Class ( ) Certificates         (The  Pass-Through  Rate on  the  Class (  )
                                 Certificates is  fixed and is  set forth  on
                                 the cover hereof.)   (The  Pass-Through Rate
                                 on  the Class     (  ) Certificates  will be
                                 equal to the  weighted average of  the Class
                                 ( ) Remittance  Rates in effect from time to
                                 time on the Mortgage Assets.  The Class (  )
                                 Remittance  Rate in  effect for any Mortgage
                                 Assets  as of any date  of determination (is
                                 equal to  the  excess of  the Mortgage  Rate
                                 thereon over  __% per  annum) ((i) prior  to
                                 its first Interest  Rate Adjustment  Date is
                                 equal to the related Mortgage Rate    then
                                 in  effect minus __  basis points  (the "Net
                                 Mortgage Rate") and (ii) from and after  its
                                 first  Interest  Rate  Adjustment   Date  is
                                 equal to  the related Mortgage  Rate then in
                                 effect  minus  the  excess  of  the  related
                                 Gross Margin  over __  basis points.))  (The
                                 Class  (  )  Certificates  (or  a  component
                                 thereof)   will    not   be   entitled    to
                                 distributions of interest and will  not have
                                 a  Pass-Through Rate.)   (Describe any other
                                 method  used to  calculate the  Pass-Through
                                 Rate.)

Interest Distributions
  on the Class ( ) Certificates  Holders of the Class  ( ) Certificates  will be entitled to receive on each  Distribution
                                 Date,  to  the   extent  of   the  Available
                                 Distribution  Amount  for such  Distribution
                                 Date,  distributions  allocable to  interest
                                 in  an  aggregate  amount  (the  "Class  ( )
                                 Interest  Distribution  Amount")  equal   to
                                 thirty  days' interest  accrued on the Class
                                 (  ) Balance)  (Class  ( )  Notional Amount)
                                 outstanding   immediately   prior  to   such
                                 Distribution  Date  at  the  then-applicable
                                 Pass-Through  Rate  less   the  Class   (  )
                                 Certificates'  allocable  share  (calculated
                                 as  described herein)  of ((i) the aggregate
                                 amount of  negative amortization in  respect
                                 of the  Mortgage Loans for their  respective
                                 Due  Dates occurring  during the related Due
                                 Period  and (ii))  the aggregate  portion of
                                 Prepayment   Interest  Shortfalls   incurred
                                 during  the related Due Period  that was not
                                 covered by  the  application  of the  Master
                                 Servicer's  servicing  compensation for  the
                                 related Due Period.   (The  amount, if  any,
                                 by   which    the   Class   (   )   Interest
                                 Distribution  Amount  for  any  Distribution
                                 Date  is  reduced as  a  result of  negative
                                 amortization  on the  Mortgage  Loans  shall
                                 constitute      the     "Class      Negative
                                 Amortization" for such Distribution  Date in
                                 respect of the  Class (  ) Certificates  and
                                 shall be added  to the Class ( ) Balance  on
                                 such Distribution  Date.)   (The  Class (  )
                                 Notional Amount will equal the (sum of  the)
                                 Class ( ) Balance.   The Class (  ) Notional
                                 Amount  does  not  entitle  the  Class  (  )
                                 Certificates  (or a  component  thereof)  to
                                 any  distributions of  principal.)   If  the
                                 Available   Distribution   Amount  for   any
                                 Distribution Date  is  less  than the  Class
                                 ( )  Interest Distribution  Amount for  such
                                 Distribution Date, the shortfall will be part of the Class ( ) Interest Distribution Amount distributable to holders of Class ( ) Certificates on subsequent Distribution Dates, to the extent of available funds.

                                 The  Available Distribution  Amount for  any
                                 Distribution Date  generally includes:   (i)
                                 scheduled  payments on  the Mortgage  Assets
                                 due  during  or prior  to  the  related  Due
                                 Period  and  collected  as  of  the  related
                                 Determination  Date   (to  the  extent   not
                                 distributed on previous Distribution  Dates)
                                 and certain  unscheduled payments and  other
                                 collections    on   the    Mortgage   Assets
                                 collected  during the  related  Due  Period,
                                 net  of amounts  payable or  reimbursable to
                                 the  Master  Servicer  therefrom;  (ii)  any
                                 Advances  made  by the  Master Servicer  for
                                 the  related Distribution  Date;  and  (iii)
                                 that  portion   of  the  Master   Servicer's
                                 servicing compensation  for the related  Due
                                 Period applied to cover  Prepayment Interest
                                 Shortfalls incurred  during the related  Due
                                 Period.      See   "  Description   of   the
                                 Certificates     --     Distributions     --
                                 Calculations of Interest" herein.

Principal Distributions
  on the Class ( )
  Certificates                   Holders of the  Class ( ) Certificates  will
                                 be entitled  to receive on each Distribution
                                 Date, to  the extent of  the balance  of the
                                 Available   Distribution   Amount  remaining
                                 after the payment  of the Class ( ) Interest
                                 Distribution  Amount  for such  Distribution
                                 Date, distributions in respect  of principal
                                 in  an  amount  (the "Class  (  )  Principal
                                 Distribution  Amount")  generally  equal  to
                                 the aggregate  of  (i) the  then  Class (  )
                                 Scheduled Principal Distribution  Percentage
                                 (calculated  as  described  herein)  of  all
                                 scheduled  payments of  principal (including
                                 the   principal  portion   of  any   Balloon
                                 Payments) due  on the Mortgage Loans  during
                                 or,  if  and to  the  extent  not previously
                                 received  or  advanced  and  distributed  on
                                 prior  Distribution  Dates,  prior   to  the
                                 related  Due Period  that  were paid  by the
                                 mortgagors as  of the related  Determination
                                 Date or advanced by  the Master Servicer  in
                                 respect  of  such  Distribution  Date,  (ii)
                                 (the Senior Accelerated Percentage  of) (all
                                 principal  prepayments  received during  the
                                 related Due Period and (iii), to  the extent
                                 not  previously  advanced  (the  (lesser  of
                                 the)   Class   (   )   Scheduled   Principal
                                 Distribution   Percentage   of  the   Stated
                                 Principal  Balance of  the  Mortgage  Loans)
                                 (and the) (Senior Accelerated  Percentage of
                                 any    unscheduled    principal   recoveries
                                 received  during the  related Due  Period in
                                 respect of  the Mortgage  Loans, whether  in
                                 the form of liquidation  proceeds, insurance
                                 proceeds,  condemnation proceeds  or amounts
                                 received as a  result of the purchase of any
                                 Mortgage  Loan  out of  the  Trust  Fund.))
                                 Distributions  in respect  of  principal  of
                                 the   Class   (  )   Certificates   on   any
                                 Distribution  Date shall  be limited  to the
                                 sum   of  (i)   the   Class  (   )   Balance
                                 outstanding   immediately   prior  to   such
                                 Distribution   Date  and   (ii)  the   Class
                                 Negative  Amortization,  if  any,  for  such
                                 Distribution  Date in respect of the Class (
                                 )  Certificates.   (Initially,   the "Senior
                                 Accelerated  Percentage"  will  equal   100%
                                 thereafter,  as  further  described  herein,
                                 the  Senior Accelerated  Percentage  may  be
                                 reduced under  certain circumstances.)   See
                                 "Description     of     the     Certificates
                                 --Distributions     --    Calculations    of
                                 Principal"  herein.      (The   Class  (   )
                                 Certificates  do  not  have   a  Certificate
                                 Balance and are therefore not entitled to any principal distributions).

Advances The Master Servicer is required to make advances ("Advances") in respect of delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the Certificates -- Advances" herein and "Description of the Certificates --
                                 Advances in Respect of Delinquencies" in the Prospectus.

Subordination                    The  rights of  holders of  the  Subordinate
                                 Certificates  to  receive  distributions  of
                                 amounts  collected  on  the  Mortgage  Loans
                                 will   be   subordinate,   to   the   extent
                                 described  herein, to  the rights of holders
                                 of  the  Class  (  )  Certificates.     This
                                 subordination  is intended  to  enhance  the
                                 likelihood of receipt by the holders  of the
                                 Class  ( ) Certificates  of the  full amount
                                 of  the  Class  (  )  Interest  Distribution
                                 Amount   and  the   (ultimate   receipt   of
                                 principal equal  to  the initial  Class (  )
                                 Balance).  The protection     afforded     to
                                 the holders of  the Class  ( )  Certificates
                                 by  means   of  the  subordination,  to  the
                                 extent    provided    herein,    will     be
                                 accomplished  by  the  application   of  the
                                 Available Distribution  Amount to the  Class
                                 ( )  Certificates prior  to the  application
                                 thereof  to  the  Subordinate   Certificates
                                 (and by  reducing  the  Class (  )  Interest
                                 Distribution  Amount  and  the  Class   (  )
                                 Balance by an amount  equal to the  interest
                                 portion    and   the    principal   portion,
                                 respectively,  Realized Losses  allocated to
                                 such  class).    See  "Description  of   the
                                 Certificates -- Subordination" herein.

(The Subordinate
  Certificates                   The Class ( )  Certificates have an  initial
                                 Certificate  Balance  of $____________  (the
                                 initial  "Class ( ) Balance")  and the Class
                                 (   )    Certificates   have   an    initial
                                 Certificate   Balance   of  $________   (the
                                 initial "Class  ( ) Balance"),  representing
                                 ____%  and  _____%,  respectively,   of  the
                                 Mortgage   Loans   by  aggregate   principal
                                 balance as of the Cut-off Date. Interest shall accrue on the Class ( ) Balance and Class ( ) Balance at a Pass-Through Rate equal to (____% per annum) (the weighted average of the Net Mortgage Rates in effect from time to time on the Mortgage Loans).

                                 (The  Class ( )  Certificates, which have no
                                 Pass-Through  Rate  and  initially   have  a
                                 Certificate Balance of $______________  (the
                                 initial "Class  ( ) Balance"), represent the
                                 right to  receive on  any Distribution  Date
                                 the  balance,  if  any,  of  the   Available
                                 Distribution  Amount  remaining  after   the
                                 payment of  all interest  and principal  due
                                 on  the   other  Classes  of   Certificates.
                                 Subsequent to  the first Distribution  Date,
                                 the  Class  (  )  Balance  will   equal  the
                                 excess,  if  any,  of the  aggregate  Stated
                                 Principal  Balance  of  the  Mortgage  Loans
                                 over  the  sum of  the  Class  ( )  Balance,
                                 Class ( ) Balance and Class ( ) Balance.)
                                 (The   Subordinate   Certificates  are   not
                                 offered hereby.))

(Special Prepayment
  Considerations                 The rate of principal payments on  the Class
                                 (      )    Certificates  collectively  will
                                 depend on the  rate and timing of  principal
                                 payments  (including  prepayments,  defaults
                                 and  liquidations) on  the  Mortgage  Loans.
                                 As   is  the   case   with   mortgage-backed
                                 securities  generally,  the  Class  (      )
                                 Certificates  are  subject  to   substantial
                                 inherent  cash-flow  uncertainties   because
                                 the  Mortgage Loans  may be  prepaid at  any
                                 time.   Generally, when prevailing  interest
                                 rates  are increasing,  prepayment rates  on
                                 mortgage loans  tend to decrease,  resulting
                                 in   a  reduced   return  of   principal  to
                                 investors  at a  time when  reinvestment  at
                                 such  higher   prevailing  rates  would   be
                                 desirable.    Conversely,  when   prevailing
                                 interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                 (The multiple  class structure of the  Class
                                 (       )   Certificates   results  in   the
                                 allocation  of  prepayments  among   certain
                                 classes  as  follows  (to  be   included  as
                                 appropriate):

                                 (SEQUENTIALLY   PAYING   CLASSES:      (All)
                                 classes of  the Class (   ) Certificates are
                                 subject  to various  priorities for  payment
                                 of    principal    as   described    herein.
                                 Distributions on  classes having an  earlier
                                 priority  of  payment  will  be  immediately
                                 affected  by  the prepayment  speed  of  the
                                 Mortgage Loans  early  in  the life  of  the
                                 Mortgage  Pool.   Distributions  on  classes
                                 with  a later priority  of payment  will not
                                 be  directly  affected  by   the  prepayment
                                 speed  until   such  time  as  principal  is
                                 distributable on such classes;  however, the
                                 timing   of   commencement   of    principal
                                 distributions   and  the   weighted  average
                                 lives of  such classes  will be affected  by
                                 the   prepayment   speed  experienced   both
                                 before   and  after   the  commencement   of
                                 principal distributions on such classes.)

                                 ((SCHEDULED)   CERTIFICATES:       Principal
                                 distributions     on     the     (Scheduled)
                                 Certificates  will  be  payable  in  amounts
                                 determined based  on schedules as  described
                                 herein, provided  that the prepayment  speed
                                 of  the  Mortgage Loans  each month  remains
                                 (at   a   constant   level    of)   (between
                                 approximately  ___%  (SPA)(CPR) (as  defined
                                 herein) and) ___% (SPA)(CPR).  (However,  as
                                 discussed    herein,    actual     principal
                                 distributions  are likely  to  deviate  from
                                 the described amounts, because it is  highly
                                 unlikely  that the  actual prepayment  speed
                                 of  the  Mortgage  Loans  each   month  will
                                 remain at or  near ___% (SPA)(CPR).)  If the
                                 prepayment  speed of  the Mortgage  Loans is
                                 consistently    higher    than    ___%    of
                                 (SPA)(CPR),     then     the     (Companion)
                                 Certificates will be  retired before  all of
                                 the  (Scheduled)  Certificates are  retired,
                                 and the rate of principal distributions  and
                                 the weighted  average lives of the remaining
                                 (Scheduled)    Certificates   will    become
                                 significantly more sensitive to changes in the prepayment speed of the Mortgage Loans and principal distributions thereon will be more likely to deviate from the described amounts.)

                                 ((COMPANION) CERTIFICATES:   Because of  the
                                 application   of   amounts   available   for
                                 principal distributions  among the Class (
                                 ), Class (   ) and Class (    ) Certificates
                                 in   any   given   month,   first   to   the
                                 (Scheduled)    Certificates   up    to   the
                                 described   amounts   and   then    to   the
                                 (Companion)   Certificates,   the  rate   of
                                 principal  distributions  and  the  weighted
                                 average    lives    of    the    (Companion)
                                 Certificates will be extremely  sensitive to
                                 changes  in  the  prepayment  speed  of  the
                                 Mortgage Loans.  The weighted average  lives
                                 of  the  (Companion)  Certificates  will  be
                                 significantly more  sensitive to changes  in
                                 the  prepayment  speed  than  that  of   the
                                 (Scheduled) Certificates or a fractional undivided interest in the Mortgage Loans.))

(Special Yield Considerations    The  yield to  maturity on  each  respective
                                 class  of the Class  (   ) Certificates will
                                 depend on  the rate and  timing of principal
                                 payments  (including  prepayments,  defaults
                                 and liquidations) on the Mortgage Loans  and
                                 the  allocation thereof  (and of  any losses
                                 on  the   Mortgage  Loans)  to  reduce   the
                                 Certificate  Principal Balance  (or Notional
                                 Amount)  of  such class,  as  well  as other
                                 factors such  as the Pass-Through Rate  (and
                                 any  adjustments thereto)  and the  purchase
                                 price for such  Certificates.  The  yield to
                                 investors  on any  class  of  Class  (     )
                                 Certificates will  be adversely affected  by
                                 any   allocation   thereto   of   prepayment
                                 interest shortfalls  on the Mortgage  Loans,
                                 which  are  expected  to  result  from   the
                                 distribution  of interest  only to  the date
                                 of prepayment  (rather than  a full  month's
                                 interest) in connection with  prepayments in
                                 full,  and the lack  of any  distribution of
                                 interest  on  the  amount  of   any  partial
                                 prepayments.

                                 In general, if a Class (    ) Certificate is
                                 purchased   at  a   premium  and   principal
                                 distributions  thereon   occur  at  a   rate
                                 faster  than  anticipated  at  the  time  of
                                 purchase,  the investor's  actual  yield  to
                                 maturity will be lower  than that assumed at
                                 the  time  of  purchase.   Conversely,  if a
                                 Class (    ) Certificate is  purchased at  a
                                 discount    and   principal    distributions
                                 thereon occur  at  a rate  slower than  that
                                 assumed   at  the   time  of  purchase,  the
                                 investor's actual yield to maturity will be lower than that originally anticipated.

                                 The   Class   (       )   Certificates  were
                                 structured    based   on    a   number    of
                                 assumptions,    including    a    prepayment
                                 assumption of  ___% (SPA)(CPR) and  weighted
                                 average lives  corresponding thereto as  set
                                 forth   herein  under   "Special  Prepayment
                                 Considerations."  The yield  assumptions for
                                 the    respective    classes   of    Offered
                                 Certificates will vary as determined at the time of sale.

                                 (The multiple class structure of the  Senior
                                 Certificates  causes the  yields of  certain
                                 classes  to  be  particularly  sensitive  to
                                 changes  in  the  prepayment  speed  of  the
                                 Mortgage   Loans  and   other  factors,   as
                                 follows (to be included as appropriate):)

                                 (INTEREST   STRIP   AND   INVERSE    FLOATER
                                 CLASSES:   The  yield  to investors  on  the
                                 (identify   classes)   will   be   extremely
                                 sensitive   to  the   rate  and   timing  of
                                 principal  payments on  the  Mortgage  Loans
                                 (including    prepayments,    defaults   and
                                 liquidations),    which    may     fluctuate
                                 significantly over time.   A  rapid rate  of
                                 principal  payments on  the  Mortgage  Loans
                                 could result in  the failure of investors in
                                 the  (identify interest  strip  and  inverse
                                 floater  strip  classes)  to  recover  their
                                 initial  investments,  and  a   slower  than
                                 anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the (identify non-strip inverse floater classes).)

                                 ((VARIABLE   STRIP)   CERTIFICATES.       In
                                 addition  to the foregoing, the yield on the
                                 (Variable   Strip)   Certificates  will   be
                                 materially adversely  affected to a  greater
                                 extent than the  yields on the other Class (
                                  )  Certificates if  the Mortgage Loans with
                                 higher  Mortgage Rates  prepay  faster  than
                                 the  Mortgage  Loans  with   lower  Mortgage
                                 Rates,  because  holders  of  the  (Variable
                                 Strip) Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.)

                                 (ADJUSTABLE    RATE    (INCLUDING    INVERSE
                                 FLOATER)  CLASSES:     The   yield  on   the
                                 (identify  floating rate  classes)  will  be
                                 sensitive,  and the  yield on  the (identify
                                 inverse floater  classes) will be  extremely
                                 sensitive,  to fluctuations  in the level of
                                 (the  index).  THE PASS-THROUGH  RATE ON THE
                                 (IDENTIFY  INVERSE  FLOATER  CLASSES)   WILL
                                 VARY INVERSELY WITH,  AND AT A MULTIPLE  OF,
                                 (THE INDEX).)

                                 (Inverse  floater  companion  classes:    In
                                 addition to the  foregoing, in the event  of
                                 relatively  low  prevailing  interest  rates
                                 (including (the  index) and relatively  high
                                 rates  of  principal  prepayments   over  an
                                 extended  period,  while  investors  in  the
                                 (identify    inverse    floater    companion
                                 classes)  may  then be  experiencing a  high
                                 current  yield on  such  Certificates,  such
                                 yield   may   be  realized   only   over   a
                                 relatively short period, and it is  unlikely
                                 that  such  investors   would  be   able  to
                                 reinvest such principal prepayments on such Certificates at a comparable yield.)

                                 (RESIDUAL  CERTIFICATES:    Holders  of  the
                                 Residual   Certificates   are  entitled   to
                                 receive   distributions  of   principal  and
                                 interest   as  described   herein;  however,
                                 holders  of such  Certificates may  have tax
                                 liabilities    with    respect   to    their
                                 Certificates  during  the  early   years  of
                                 their  term that  substantially  exceed  the
                                 principal   and  interest   payable  thereon
                                 during  such periods.   (In  addition,  such
                                 distributions will be reduced to the extent that they are subject to United States federal income tax withholding.)))

Optional Termination             At  its  option,  the  Master  Servicer  may
                                 purchase  all of  the Mortgage  Assets,  and
                                 thereby  effect  termination  of  the  Trust
                                 Fund  and   early  retirement  of  the  then
                                 outstanding     Certificates,     on     any
                                 Distribution  Date on  which  the  aggregate
                                 Stated  Principal Balance  of  the  Mortgage
                                 Loans remaining  in the  Trust Fund is  less
                                 than __% of the aggregate principal  balance
                                 of  such Mortgage  Loans as  of the  Cut-off
                                 Date.  (At its  option, the Master  Servicer
                                 may   also   purchase   any   Class   (    )
                                 Certificates  on any  Distribution  Date  on
                                 which  the Class  ( )  Balance is  less than
                                 ___% of the original balance thereof.)   See
                                 "Pooling   and   Servicing   Agreement    --
                                 Termination" herein and "Description  of the
                                 Certificates   --   Termination"   in    the
                                 Prospectus.

Certain Federal Income Tax
  Consequences                   (An  election  will be  made  to  treat  the
                                 Trust  Fund   as  a  real  estate   mortgage
                                 investment  conduit  ("REMIC")  for  federal
                                 income tax purposes.   Upon the issuance  of
                                 the  Class  ( )  Certificates, Brown  & Wood
                                 LLP  or  Latham &  Watkins,  counsel  to the
                                 Depositor,   will   deliver   its    opinion
                                 generally  to   the  effect  that   assuming
                                 compliance  with   all  provisions  of   the
                                 Pooling   and   Servicing   Agreement,   for
                                 federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                 For federal  income tax purposes, the  Class
                                 ( ) Certificates will be  the sole class  of
                                 "residual  interests" in  the REMIC  and the
                                 Class  (  ),  Class  (  )  and  Class  (   )
                                 Certificates    will    be   the    "regular
                                 interests" in the REMIC and will be treated as debt instruments of the REMIC.

                                 The Class ( )  Certificates (may(will))(will
                                 not) be treated  as having been  issued with
                                 original issue  discount for federal  income
                                 tax  purposes.   The  prepayment  assumption
                                 that will be used for purposes of  computing
                                 the  accrual  of  original  issue  discount,
                                 market discount  and  premium,  if any,  for
                                 federal income  tax purposes  will be  equal
                                 to  a  (constant  prepayment  rate  ("CPR"))
                                 (standard prepayment assumption ("SPA"))  of
                                 ____%.   However, no representation is  made
                                 that the Mortgage Loans will prepay at that rate or at any other rate.)

                                 For   further   information  regarding   the
                                 federal    income   tax    consequences   of
                                 investing  in the  Class (  )  Certificates,
                                 see    "Certain    Federal    Income     Tax
                                 Consequences"    herein    and    in     the
                                 Prospectus.)

ERISA Considerations             (A  fiduciary of  any employee  benefit plan
                                 or other  retirement arrangement subject  to
                                 the Employee Retirement Income  Security Act
                                 of  1974, as  amended ("ERlSA"),  or Section
                                 4975  of the  Code should  review  carefully
                                 with   its  legal   advisors   whether   the
                                 purchase   or   holding   of   Class   (   )
                                 Certificates   could   give   rise    to   a
                                 transaction  that  is prohibited  or is  not
                                 otherwise    permitted either under ERISA or
                                 Section  4975 of the  Code or  whether there
                                 exists   any  statutory   or  administrative
                                 exemption   applicable   to  an   investment
                                 therein.)   (The  U.S. Department  of  Labor
                                 has   issued   an   individual    exemption,
                                 Prohibited  Transaction Exemption  90-24, to
                                 the Underwriter that generally  exempts from
                                 the   application   of   certain    of   the
                                 prohibited    transaction   provisions    of
                                 Section  406 of ERISA, and  the excise taxes
                                 imposed on  such prohibited transactions  by
                                 Section  4975(a) and  (b)  of the  Code  and
                                 Section   502(i)   of  ERISA,   transactions
                                 relating  to the  purchase, sale and holding
                                 of  pass-through  certificates  underwritten
                                 by  the Underwriter  such as  the Class  ( )
                                 Certificates    and   the    servicing   and
                                 operation of  asset pools such  as the Trust
                                 Fund, provided that certain conditions are
                                 satisfied.    A  fiduciary of  any  employee
                                 benefit plan  subject to  ERISA or the  Code
                                 should  consult  with  its   legal  advisors
                                 regarding the requirements of ERISA and  the
                                 Code.)   See  "ERISA Considerations"  herein
                                 and in the Prospectus.

Rating It is a condition to the issuance of the Class ( ) Certificates that they be rated
                                 (not lower  than) "___" by                 .
                                 A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on yield to investors. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Risk Factors" and "Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment                 The  appropriate  characterization  of   the
                                 Class  ( )  Certificates under various legal
                                 investment   restrictions,   and  thus   the
                                 ability  of   investors  subject  to   these
                                 restrictions  to  purchase  the  Class  (  )
                                 Certificates, may be subject  to significant
                                 interpretative uncertainties.   The Class  (
                                 )   Certificates  (will)   (will   not)   be
                                 "mortgage  related  securities"  within  the
                                 meaning  of the  Secondary  Mortgage  Market
                                 Enhancement Act  of  1984 (so  long as  they
                                 are  rated in  at least  the second  highest
                                 rating category  by the Rating Agency,  and,
                                 as  such, are  legal investments for certain
                                 entities to the  extent provided  in SMMEA).
                                 Accordingly, investors should consult  their
                                 own legal advisors to determine whether  and
                                 to what  extent the  Class (  ) Certificates
                                 constitute legal investments for them.   See
                                 "Legal Investment" herein and     in     the
                                 Prospectus.


                                 RISK FACTORS
     (Description will depend on the particulars of the Mortgage Assets)


    Special Prepayment Considerations. The rate and timing of principal payments on the Class ( ) Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Assets due to a breach of representation and warranty) on the Mortgage Assets. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. (The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium Provisions applicable to the Mortgage Loans and by the extent to which the Master Servicer is able to enforce such provisions. Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.) (As is the case with mortgage-backed securities generally, the Class ( ) Certificates are subject to substantial inherent cashflow uncertainties because the Mortgage Loans may be prepaid at any time.)

    (As described herein, prior to reduction of the Class ( ) Balance to zero, all principal prepayments on and other unscheduled recoveries of principal of the Mortgage Loans will be allocated to the Class ( )
Certificates. To the extent that no prepayments or other unscheduled recoveries of principal are distributed on the Subordinate Certificates, the subordination afforded the Class ( ) Certificates by the Subordinate Certificates, in the absence of offsetting losses on the Mortgage Loans allocated thereto, will be increased.)

     See "Description of the Certificates -- Distributions -- Priority" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

    Special Yield Considerations. The yield to maturity on the Class ( ) Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balance of such class. (The yield to maturity on the Class ( ) Certificates will also depend on changes in the Index and the effect of any maximum lifetime Mortgage Rate, minimum lifetime Mortgage Rate, Payment Cap and Periodic Rate Cap applicable to each Mortgage Loan.) The yield to investors on the Class ( ) Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments. Neither the Certificates not the Mortgage Loans are guaranteed by any governmental entity or private insurer.

    In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

    See  "Certain  Federal  Income  Tax  Consequences"  herein   and  in  the
Prospectus and "Yield Considerations" in the Prospectus.

    (Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties.) (Description of type of property.)

     (Because the Mortgage Loans are adjustable rate mortgage loans, the Mortgage Rates and Monthly Payments will increase in a rising interest rate environment, perhaps without a corresponding increase in the mortgagors' income. In such event, the related mortgagor's ability to make Monthly Payments may be impaired, and a mortgagor payment default would be more likely to occur.)

    Effect of Mortgagor Defaults. The aggregate amount of distributions on the Class ( ) Certificates, the yield to maturity of the Class ( ) Certificates, the rate of principal payments on the Class ( ) Certificates and the weighted average life of the Class ( ) Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a Class ( ) Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Class ( ) Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

    As and to the extent described herein, the Master Servicer will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (i) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are determined to be nonrecoverable Advances. The Master Servicer's right to receive such payments of interest are prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, may result in losses being allocated to the Class ( ) Certificates that would not otherwise have resulted absent the accrual of such interest.

    Even if losses on the Mortgage Loans are not borne by an investor in the Class ( ) Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to the Class ( ) Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Class ( ) Certificates will depend upon the characteristics of the remaining Mortgage Loans.

    Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Class ( ) Certificate, to the extent that Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount generally consist of, as more fully described herein, principal of the Mortgage Loans actually collected or advanced. The Master Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due by up to __ months, subject to certain conditions described in the Pooling and Servicing Agreement. The Master Servicer's obligation to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates -- Advances". Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of Class ( ) Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to the Class ( ) Scheduled Principal Distribution Percentage of that portion of the Available Distribution Amount that represents the principal portion of (i) any payment made by the related mortgagor under a forbearance arrangement or (ii) any related Advance made by the Master Servicer. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of Class ( ) Certificates will extend the weighted average life of the Class ( ) Certificates.

    As described under "Description of the Certificates -- Distributions" herein, if the portion of Available Distribution Amount distributable in respect of interest on the Class ( ) Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.

(The following paragraphs will be included in the event any of the Mortgage Loans are acquired from the Resolution Trust Corporation:)

    (Troubled Originators. The Mortgage Loans were originated or purchased by the (Originating Institutions), each of which is subject to an RTC receivership. It is possible that the financial difficulties experienced by the (Originating Institutions) may have adversely affected either or both of
(i) the standards and procedures pursuant to which the Mortgage Loans were originated or purchased by such (Originating Institutions) and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date from the Mortgage Asset Seller, which acquired the Mortgage Loans from the RTC in its capacity as receiver of each of the associations pursuant to a certain commercial mortgage loan sale agreement, dated ______, 199_ (as amended, the "Loan Sale Agreement"). Pursuant to the Loan Sale Agreement, the RTC as receiver of the (Originating Institutions), has made certain representations and warranties regarding the Mortgage Loans and is obligated to cure such breaches or repurchase those Mortgage Loans as to which there is a breach of such representations and warranties. The RTC repurchase price for the Mortgage Loans is par plus accrued interest at the related Mortgage Rate(,except in
the case of           Mortgage Loans as to which a repurchase for a breach of
             -------
the representation and warranty relating to certain environmental matters would be accomplished at a price that initially is discounted but increases to par over approximately __ years). See "Description of the Mortgage Pool -- Representations and Warranties of the Originating Institutions" herein. The RTC, acting in its corporate capacity, has guaranteed such obligations of the RTC, acting in its capacity as receiver. The agreement pursuant to which such guarantee was made by the RTC is hereinafter referred to as the "Guarantee Agreement".)

    (Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived from books and records of the (Originating Institutions), as well as a limited review of the credit and legal files relating to the Mortgage Loans. Accordingly, available information does not permit the Depositor to determine fully the origination, credit appraisal and underwriting practices of the originators of the Mortgage Loans. Furthermore, it is possible that this Prospectus Supplement does not contain material information regarding the Mortgage Loans that would have been disclosed if the structure and personnel of the (Originating Institutions) had not been affected by such institutions having been placed in receivership. While the Depositor has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Class ( ) Certificates the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.))


                   DESCRIPTION OF THE (MORTGAGE POOL) (MBS)


GENERAL

    The Trust Fund will consist primarily of (___ (conventional), (fixed interest) (adjustable interest) rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,) (mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a first fee lien on a one- to four- family residential property (a "Mortgaged Property"). The Mortgaged Properties consist of (description of one- to four-family residential properties). (Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.) All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.)

    (The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Mortgage Asset Seller") and will comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of ____________, 199_
between the Mortgage Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement.
_____________, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

    Under the Seller's Agreement, _______________, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including ____________________'s repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make (no) representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation (or which are otherwise defective). _____________, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.)

(THE MBS

    (Title and issuer of underlying securities, amount deposited or  pledged,
amount  originally   issued,  maturity   date,  interest   rate,  (redemption
provisions), together with description of other material terms.)

    (Description of principal and interest distributions on the MBS.)

    (Description  of  advances  by  the   servicer  of  the  mortgage   loans
underlying the MBS.)

    (Description of effect on the MBS of allocation of losses on the underlying mortgage loans.)

    As to each series of MBS included in the Trust Fund, the various classes of certificates from such series ((including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund) are listed, together with the related pass-through rates and certain other information applicable thereto, in Annex B hereto.)

(CONVERTIBLE MORTGAGE LOANS

    ____% of the Mortgage Loans ("Convertible Mortgage Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate. The first month in which any of the Mortgage Loans may convert is ____________, and the last month in which any of the Mortgage Loans may convert is _____________. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such Mortgage Loan (a "Converting Mortgage Loan"), the related Warrantying Party will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any subservicing fees (the "Conversion Price"). In the event of a failure by a Warrantying Party to purchase a converting Mortgage Loan, the Master Servicer is required to use its best efforts to purchase such Mortgage Loan following its conversion (a "Converted Mortgage Loan") during the one-month period following the date of conversion at the Conversion Price.

    In the  event that  the  related Warrantying  Party fails  to purchase  a
Converting Mortgage Loan and the Master Servicer does not purchase a Converted Mortgage Loan, neither the Depositor nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted Mortgage Loan. Any such Converted Mortgage Loan will remain in the Mortgage Pool as a fixed-rate Mortgage Loan and will result in the Mortgage Pool's having both fixed rate and adjustable rate Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

    Following the purchase of any Converted Mortgage Loan as described above, the purchaser will be entitled to receive an assignment from the Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.)

(THE INDEX

    As of any Payment Adjustment Date, the Index applicable to the determination of the related Mortgage Rate will be a per annum rate equal to
______________, as most recently available as of the date       days prior to
the Payment Adjustment Date (the "Index").  Such
                         ---
average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

    The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Mortgage Loan.)


                               (name of Index)

Adjustment Date      1990       1991       1992       1993       1994    1995
---------------      ----       ----       ----       ----       ----    ----
January ( )
February ( )
March ( )
April ( )
May ( )
June ( )
July ( )
August ( )
September ( )
October ( )
November ( )
December ( )

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    (Approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; and the remainder of the Mortgage Loans have Due Dates that occur on the fifteenth day of each month.)

    (As of the Cut-off Date, the Mortgage Loans had the following characteristics: (i) Mortgage Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Mortgage Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) principal balances ranging from $_______ to $______; (vi) an average principal balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Mortgage Loans to which such characteristic applies, (A) minimum lifetime Mortgage Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Mortgage Rate of _______% per annum; and (xiv) as to the__________% of Mortgage Loans to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Mortgage Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Mortgage Rate of _________% per annum.)

    (___%  of  the Mortgage  Loans  provide  for Balloon  Payments  on  their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors -- Balloon Payments" in the Prospectus.)

    (The Mortgage Rate on each Mortgage Loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Mortgage Loans, to minimum and maximum lifetime Mortgage Rates, with ranges specified below. The Mortgage Rates on the Mortgage Loans generally are adjusted monthly; however, certain of the Mortgage Loans provide for Interest Rate Adjustment Dates to occur quarterly
(___% of the Mortgage Loans), semi-annually (   % of the Mortgage Loans) or
                                              --
annually (____% of the Mortgage Loans). Each of the Mortgage Loans provided for an initial fixed interest rate period; ______________ Mortgage Loans, representing ___% of the Mortgage Loans, have not experienced their first Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is to occur in _________________________________.)

    (Subject to the Payment Caps described below, the amount of the Monthly Payment on each Mortgage Loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Mortgage Loans provide that an adjustment of the amount of the Monthly Payment on a Payment Adjustment Date may not result in a Monthly Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Monthly Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap"); however, certain of those Mortgage Loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the Mortgage Loan exceeding (through negative amortization) by a specified percentage the original principal balance thereof. Generally, the related Mortgage Note provides that if, as a result of negative amortization, the respective principal balance of the Mortgage Loan reaches an amount specified therein (which as to most Mortgage Loans is not greater than _% of the Mortgage Loan principal balance as of the origination date thereof), the amount of the Monthly Payments due thereunder will be increased as necessary to prevent further negative amortization.

    (Only in the case of _____% of the Mortgage Loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the Monthly Payments due on certain of the Mortgage Loans may adjust, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over the then remaining amortization schedule at the applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

    (No  Mortgage  Loan currently  prohibits principal  prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although
Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.)

     The following table sets forth the range of Mortgage Rates on the Mortgage Loans as of the Cut-off Date:

                    Mortgage Rates as of the Cut-off Date
                    -------------------------------------
                                                                                                  Percent by
                                                                           Aggregate               Aggregate
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Mortgage Rate              Loans                   Number              the Cut-off Date        theCut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======


Weighted Average
  Mortgage Rate:


Note: Percentage totals may not add due to rounding.


        The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                Property Type
                                 ----------
                                                                                            Percent by

                                                                           Aggregate               Aggregate
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Type			   Loans                   Number              the Cut-off Date        theCut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Note:   Percentage totals may not add due to rounding.

        (The following table sets forth the range of Gross Margins for the Mortgage Loans:)

                               (Gross Margins)
                                 ------------
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Mortgage Rate              Loans                   Number              the Cut-off Date        theCut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======


Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.


     (The following table sets forth the frequency of adjustments to the Mortgage Rates on the Mortgage Loans as of the Cut-off Date:)

                 (Frequency of Adjustments to Mortgage Rates)
                  ------------------------------------------
                                                                                              Percent by
                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Frequency (A)              Loans                   Number              the Cut-off Date        theCut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Weighted Average
Frequency of
Adjustments to
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Mortgage Loans have not experienced their first Interest Rate Adjustment Date.

    (The following table sets forth the frequency of adjustments to the Monthly Payments on the Mortgage Loans as of the Cut-off Date:)


                (Frequency of Adjustments to Monthly Payments)
                 --------------------------------------------
                                                                                                 Percent by

                         Number of                 Percent                 Principal               Principal
                          Mortgage                   by                  Balance as of           Balance as of
Frequency (A)              Loans                   Number              the Cut-off Date        theCut-off Date
-------------            ----------               ----------           -----------------       ---------------
      Total                                         100.00%             $                           100.00%
                         ==========               ==========            ==========                  =======

Weighted Average
Frequency of
Adjustments to
Monthly Payments:

Note:  Percentage totals may not add due to rounding.


    (The following table sets forth the range of maximum lifetime Mortgage Rates for the Mortgage Loans:)


                      (Maximum Lifetime Mortgage Rates)
                       -------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                             Aggregate                Aggregate
     Maximum              Number of                 Percent                  Principal                Principal
     Lifetime             Mortgage                     by                  Balance as of            Balance as of
  Mortgage Rate             Loans                    Number              the Cut-off Date          the Cut-off Date
  -------------           ---------                ---------             ----------------          ----------------

Total                                               100.00%              $                               100.00%
                          =====                     =======              ============                    =======

Weighted Average
Maximum Lifetime
Mortgage Rate:


Note:  Percentage totals may not add due to rounding.

(A) Represents Mortgage Loans without a lifetime rate cap.
(B) The lifetime rate caps for these Mortgage Loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.
(C) This calculation does not include the ____ Mortgage Loans without a lifetime rate cap or the ____ Mortgage Loans with lifetime rate caps which are currently not determinable.

    (The following table sets forth the range of minimum lifetime Mortgage Rates on the Mortgage Loans:)

                      (Minimum Lifetime Mortgage Rates)
                       ------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                             Aggregate                Aggregate
     Minimum              Number of                 Percent                  Principal                Principal
     Lifetime             Mortgage                     by                  Balance as of            Balance as of
  Mortgage Rate             Loans                    Number              the Cut-off Date          the Cut-off Date
  -------------           ---------                ---------             ----------------          ----------------

Total                                               100.00%              $                               100.00%
                          =====                     =======              ============                    =======

Weighted Average
Minimum Lifetime
Mortgage Rate:

Note: Percentage totals may not add due to rounding.

(A) Represents Mortgage Loans without interest rate floors.
(B) This calculation does not include the ____ Mortgage Loans without interest rate floors.

     The following table sets forth the range of principal balances of the Mortgage Loans as of the Cut-off Date:

                  Principal Balances as of the Cut-off Date
                  -----------------------------------------
                                                                                       Percent by
   Principal                                                     Aggregate             Aggregate
    Balance           Number of              Percent             Principal             Principal
   as of the           Mortgage                by              Balance as of         Balance as of
  Cut-off Date          Loans                Number           the Cut-off Date     the Cut-off Date
---------------       ---------            -----------        ----------------     -----------------
Total                                        100.00%           $                          100.00%
                       =======               =======           ==========                 ========

Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the original and remaining terms to maturity (in months) of the Mortgage Loans:

                     Original Term to Maturity in Months
                     -----------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
                           Number of                 Percent                  Principal                 Principal
     Original              Mortgage                     by                  Balance as of             Balance as of
 Term in  Months             Loans                    Number               the Cut-off Date         the Cut-off Date
-----------------          ---------                -----------           ------------------        ----------------
Total                                                 100.00%               $                              100.00%
                           ========                   =======               ========                       =======

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the purpose for which the Mortgage Loan was originated, (the type of program under which it was originated and the occupancy type).

                            Mortgage Loan Purpose
                            ---------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========


Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                    (Mortgage Loan Documentation Program)
                     -----------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                         Mortgage Loan Occupancy Type
                         ----------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.

                     Remaining Term to Maturity in Months
                     ------------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
     Remaining             Number of                 Percent                  Principal                 Principal
      Term in              Mortgage                     by                  Balance as of             Balance as of
      Months                 Loans                    Number               the Cut-off Date          the Cut-off Date
     ----------           ----------                -----------            -----------------         -----------------
Total                                                 100.00%               $                               100.00%
                          ======                      ========              ==========                      ========

Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the respective years in which the Mortgage Loans were originated and are scheduled to mature:

                      Mortgage Loan Year of Origination
                      ---------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                              Aggregate               Aggregate
                           Number of                 Percent                  Principal               Principal
                           Mortgage                     by                  Balance as of           Balance as of
       Year                  Loans                    Number              the Cut-off Date         the Cut-off Date
       ----                ----------               -----------           ----------------         ----------------
Total                                                 100.00%              $                             100.00%
                           =======                    =======              ==========                    =======


Note: Percentage totals may not add due to rounding.


                   Mortgage Loan Year of Scheduled Maturity
                   ----------------------------------------
                                                                                                       Percent
                                                                                                         by
                                                                              Aggregate               Aggregate
                           Number of                 Percent                  Principal               Principal
                           Mortgage                     by                  Balance as of           Balance as of
       Year                  Loans                    Number              the Cut-off Date         the Cut-off Date
       ----                ----------               -----------           ----------------         ----------------
Total                                                 100.00%              $                             100.00%
                           =======                    =======              ==========                    =======


Note: Percentage totals may not add due to rounding.


     The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the date of its origination, and the denominator of which is (in general) the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii) the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.

                             Original LTV Ratios
                             -------------------
                                                                                                         Percent
                                                                                                            by
                                                                               Aggregate                 Aggregate
                           Number of                  Percent                  Principal                 Principal
     Original              Mortgage                     by                   Balance as of             Balance as of
     LTV Ratio               Loans                    Number                the Cut-off Date          the Cut-off Date
    -----------            ---------                  --------            -------------------         ----------------
Total                                                  100.00%               $                             100.00%
                           =======                    ========               =========                     =======


Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding.


    The Mortgage  Loans are secured  by Mortgaged  Properties in different states.
                                                               -------
The table below sets forth the states in which the Mortgaged Properties are located:

                           Geographic Distribution
                           -----------------------
                                                                                                         Percent
                                                                                                            by
                                                                              Aggregate                 Aggregate
                           Number of                 Percent                  Principal                 Principal
                           Mortgage                     by                  Balance as of             Balance as of
       State                 Loans                    Number               the Cut-off Date         the Cut-off Date
      ---------            ---------                  --------            -------------------        ----------------
Total                                                  100.00%               $                             100.00%
                           =======                    ========               =========                     =======



Note:   Percentage totals may not add due to rounding.
    (regional breakdown to be provided as appropriate)

    No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

    (___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance Penalty (a "Prepayment Premium") in the amount set forth in the following table.)

                     (Mortgage Loan Prepayment Premiums)
                      ---------------------------------
                                                                                                         Percent
                                                                                                            by
                                                                             Aggregate                 Aggregate
                          Number of                 Percent                  Principal                 Principal
    Prepayment             Mortgage                    by                  Balance as of             Balance as of
      Premium               Loans                    Number               the Cut-off Date         the Cut-off Date
      ---------            ---------                 --------            -------------------        ----------------
Total                                                  100.00%               $                             100.00%
                           =======                    ========               =========                     =======



Note: Percentage totals may not add due to rounding.

    Set  forth  in  Annex  A  to   this  Prospectus  Supplement  are  certain
individual characteristics of the Mortgage Loans.


UNDERWRITING STANDARDS

     All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

     (Description of underwriting standards.)

ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class ( ) Certificates, a Mortgage Loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class ( ) Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class ( ) Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Class ( ) Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class ( ) Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ classes to be designated as the Class ( ) Certificates, the Class ( ) Certificates, the Class ( ) Certificates and the Class ( ) Certificates. The Class ( ), Class ( ) and Class ( ) Certificates (the "Subordinate Certificates") will be subordinate to the Class ( ) Certificates, as described herein. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class ( ) Certificates are offered hereby.

    The Class ( ) Certificates will have an initial (Certificate Balance) (Notional Balance) of $__________. The Class ( ) Certificates represent ___%


of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The initial Certificate Balance of the Class ( ) Certificates will be (zero). The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balances of the Class ( ), Class ( ) and Class ( ) Certificates (respectively, the "Class ( ) Balance", "Class ( ) Balance" and "Class ( ) Balance") will in each case be (i) reduced by amounts actually distributed on such class of Certificates that are allocable to principal and ((ii) increased by amounts allocated to such class of Certificates in respect of negative amortization on the Mortgage Loans (Describe Notional Balance.)) (The Certificate Balance of the Class ( ) Certificates (the "Class ( ) Balance") will at any time equal the aggregate Stated Principal Balance of the Mortgage Loans minus the sum of the Class ( ) Balance, Class ( ) Balance and Class ( ) Balance.) The Stated Principal Balance of any Mortgage Loan at any date of determination will equal (a) the Cut-off Date Balance of such Mortgage Loan, plus ((b) any negative amortization added to the principal balance of such Mortgage Loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date), minus (c) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the mortgagor or advanced by the Master Servicer and distributed to holders of the Certificates before such date of determination,
(ii) all principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding principal balance of such Mortgage Loan resulting out of a bankruptcy proceeding for the related mortgagor.

    (None of the Class ( ) Certificates are offered hereby.)

DISTRIBUTIONS

    Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a business day, then on the next succeeding business day, commencing in ____________________ 199_ (each, a " Distribution Date" ) . All distributions (other than the final distribution on any Certificate) will be made by the Master Servicer to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the (last business day of the month) preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Master Servicer with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $ , or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class ( ) Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

    The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause
(a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Mortgage Loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

    Priority. On each Distribution Date, the Master Servicer shall apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, first, to distributions of interest to holders of the Class ( ) Certificates, in the amount equal to all Distributable Certificate Interest in respect of the Class ( ) Certificates for such Distribution Date and, to the extent not previously distributed, for all preceding Distribution Dates and second, to distributions of principal to holders of the Class ( ) Certificates, in an amount, not to exceed the sum of the Class ( ) Balance outstanding immediately prior to such Distribution Date (and any Class Negative Amortization in respect of the Class ( ) Certificates for such Distribution Date), equal to the sum of (A) the then Class ( ) Scheduled Principal Distribution Percentage of the Scheduled Principal Distribution
Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date.

    On or after the reduction of the Class ( ) Balance to zero, the Available Distribution Amount will be paid solely to the holders of the Subordinate Certificates.

    Calculations of Interest. The "Distributable Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date that is net of such class's allocable share of (i) the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Mortgage Loans during the related Due Period (that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,) the "Net
Aggregate Prepayment Interest Shortfall")(; and (ii) the aggregate of any negative amortization in respect of the Mortgage Loans for their respective Due Dates during the related Due Period (the aggregate of such negative amortization, as to such Distribution Date, the "Aggregate Mortgage Loan Negative Amortization").)

    The "Accrued Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related (Certificate Balance) (Classes ( ) Notional Amount) outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class ( ) Certificates for any Distribution Date (is fixed and is set forth on the cover hereof) (will equal the weighted average of the Class ( ) Remittance Rates in effect for the Mortgage Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class ( ) Remittance Rate"). The "Class ( ) Remittance Rate" in effect for any Mortgage Loan as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus ____ basis points and (b) from and after its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus the excess of the related Gross Margin over basis points. The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.) (is equal to the excess of the Mortgage Rate thereon over ____% per annum.) (The Class
( ) Notional Amount will equal the (sum  of the Class ( ) Balance.  The Class
( ) Notional Amount does not entitle the Class ( ) Certificate (or a component thereof) to any distribution of principal.)

    The portion of Net Aggregate Prepayment Interest Shortfall (and the Aggregate Mortgage Loan Negative Amortization) for any Distribution Date that will be allocated to the Class ( ) Certificates on such Distribution Date will be equal to the then applicable Class ( ) Interest Allocation Percentage. The "Class ( ) Interest Allocation Percentage" for any
Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class ( ) Balance ((net of any Uncovered Portion thereof)) outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class ( ) Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date. The "Net Mortgage Rate" in effect for any Mortgage Loan as of any date of determination is equal to the related Mortgage Rate then in effect minus ___ basis points. (The "Uncovered Portion" of the Class ( ) Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class ( ) Balance then outstanding, over (b) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding.)

    (The Class ( ) Certificates (or a component thereof) will not be entitled to distributions of interest and will not have a Pass-Through Rate.)

    Calculations of Principal. Holders of the Class ( ) Certificates will be entitled to receive on each Distribution Date, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Class ( ) Interest Distribution Amount for such Distribution Date an amount equal to the Class ( ) Principal Distribution Amount. The "Class ( ) Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the product of the Scheduled Principal Distribution Amount and the Class ( ) Scheduled Principal Distribution Percentage, (ii) the product of the Senior Accelerated Percentage and all principal prepayments received during the related Due Period and, (iii) to the extent not previously advanced, (the lesser of the Class ( ) Scheduled Principal Distribution Percentage of the Stated Principal Balance of the Mortgage Loans and the Senior Accelerated Percentage of the Unscheduled Principal Distribution Amount net of any prepayment amounts described in clause (ii) above. The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Monthly Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Mortgage Loan delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

    (The portion of the Class ( ) Principal Distribution Amount payable on any Distribution Date shall be allocated to the Class ( ) Certificates as follows: (Describe distributions which may be concurrent or sequential and among different classes and may be based on a schedule of payments sometimes referred to as a Schedule of PAC, TAC or Scheduled Balances for some and not other classes.))

    (The Class ( ) Scheduled Principal Distribution Percentage for any Distribution Date represents the portion of the Scheduled Principal Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class ( ) Certificates. The "Class ( ) Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class ( ) Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class ( ) Balance, the Class ( ) Balance and the Class ( ) Balance and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in either case outstanding immediately prior to such Distribution Date.)

    The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Mortgage Loans during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Mortgage Loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a Mortgage Loan out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Mortgage Loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related Mortgage Loan from the date to which interest was previously paid or advanced through the Due Date for such Mortgage Loan in the related Due Period ((exclusive of any portion of such interest added to the principal balance of such Mortgage Loan as negative amortization).)

    (The "Class Negative Amortization" in respect of any class of Certificates for any Distribution Date is equal to such class' allocable share of the Aggregate Mortgage Loan Negative Amortization for such Distribution Date.)

SUBORDINATION

     In order to maximize the likelihood of distribution in full of the Class ( ) Interest Distribution Amount and the Class ( ) Scheduled Principal Distribution Amount, on each Distribution Date, holders of the Class ( ) Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Class Interest Distribution Amount and the Class ( ) Scheduled Principal Distribution Amount.

    (The entitlement to the Class ( ) Certificates of the (entire) (a larger percentage under certain circumstances of) Unscheduled Principal Distribution Amount will accelerate the amortization of the Class ( ) Certificates relative to the actual amortization of the Mortgage Loans.)

     (To the extent that the Class ( ) Certificates are amortized faster than the Mortgage Loans, without taking into account losses on the Mortgage Loans, the percentage interest evidenced by the Class ( ) Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby
increasing,  relative   to   their  respective   Certificate  Balances,   the
Subordinate __________ afforded the Class ( ) Certificates by the Subordinate Certificates.)

    (The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates (in the order specified here) and then to the Class ( ) Certificates (in the order specified here). Any losses realized on a Mortgage Loan that is finally liquidated equal to the excess of the Stated Principal Balance of such Mortgage Loan remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer or any Sub-Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan, is referred to herein as a "Realized Loss.")

ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances (each, an "Advance") out of its own funds, or funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of ((i)) all Monthly Payments (net of the Servicing Fee), (other than Balloon Payments,) which were due on the Mortgage Loans during the related Due Period and delinquent as of the related Determination Date (and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of such Balloon Payment over the remaining amortization term of such Mortgage Loan and to pay interest at the Net Mortgage Rate in effect for such Mortgage Loan for the one month period preceding its Due Date in the related Due Period (but only to the extent that the related mortgagor has not made a payment sufficient to cover such amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution Date)). The Master Servicer's obligations to make Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan and out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any Advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the Certificate Account. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the trustee will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.


            CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


     The yield to maturity on the Class ( ) Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Class ( ) Certificates will also be affected by the level of the Index. The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

    (Description of factors affecting yield, prepayment and maturity of the Mortgage Loans and Class ( ) Certificates depending upon characteristics of the Mortgage Loans.)

WEIGHTED AVERAGE LIFE OF THE CLASS ( ) CERTIFICATES

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class ( ) Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

    The table of Percent of Initial Certificate Balance Outstanding for the Class ( ) Certificates at the respective percentages of (CPR) (SPA) set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of (CPR)(SPA). The table has been prepared on the basis of the following assumptions regarding the characteristics of the Mortgage Loans:
(i) an outstanding principal balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the Due Date and thereafter an interest rate equal to % per annum (at an assumed Index of ____%) and Monthly Payments that would fully amortize the remaining balance of the Mortgage Loan over its remaining amortization term; (iii) the Mortgage Loans prepay at the indicated percentage of (CPR)(SPA); (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class ( ) Certificates are received in cash, on the 25th day of each month, commencing in_____________; (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur; (vii) the initial Certificate Balance of the Class ( ) Certificates is $________;
(viii) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty or otherwise; (x) the Class ( ) Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and
(xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

    Based on the foregoing assumptions, the table indicates the weighted average life of the Class ( ) Certificates and sets forth the percentages of the initial Certificate Balance of the Class ( ) Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of (CPR)(SPA). Neither (CPR)(SPA) nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

         Percent of Initial Class ( ) Certificate Balance Outstanding at the Following Percentages of (CPR)(SPA)

Distribution Date
-----------------

Initial Percent . . . . . . . . . . .        ___%            __%           __%            __%           __%            __%
____________ 25, 1993 . . . . . . . .
____________ 25, 1994 . . . . . . . .
____________ 25, 1995 . . . . . . . .
____________ 25, 1996 . . . . . . . .
____________ 25, 1997 . . . . . . . .
____________ 25, 1998 . . . . . . . .
____________ 25, 1999 . . . . . . . .
____________ 25, 2000 . . . . . . . .
____________ 25, 2001 . . . . . . . .
____________ 25, 2002 . . . . . . . .
____________ 25, 2003 . . . . . . . .


Weighted Average Life
 (Years) (+) . . . . . . . . . . . .

+   The weighted average life of the Class ( )  Certificates is determined by
    (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.


(Class ( ) Yield Consideration)

    (Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.)

                       POOLING AND SERVICING AGREEMENT

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee.

    Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the
Pooling and Servicing Agreement and the Class ( ) Certificates. The Depositor will provide to a prospective or actual Class ( ) Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Morgan Stanley & Co. Incorporated, ____________________________ New York, New York
_____.

ASSIGNMENT OF THE MORTGAGE LOANS

    On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter referred to), among other things, the following documents
(collectively,  as to  such  Mortgage  Loan, the  "Mortgage  File"): (i)  the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by ____________________ which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii)
the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) an assignment of the Mortgage, executed by the ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form;
(iv) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee; (v) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vi) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within _____ days of the Closing Date) to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

THE MASTER SERVICER

    General.  ____________________,  a __________________  corporation,  will act as Master Servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement. The Master Servicer(, a wholly-owned subsidiary of __________,) (is engaged in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.)

    The   executive  offices   of   the  Master   Servicer  are   located  at
_______________, telephone number (__)__________.

    Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four- family residential mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                                   As of December 31, 19        As of December 31, 19                 As  of ,19
                                   ---------------------        ---------------------                 ----------
                                         By Dollar                              By Dollar                             By Dollar
                           By No. of      Amount               By No. of         Amount          By No. of              Amount
                             Loans       of Loans                Loans          of Loans          Loans                of Loans
                         ----------      ---------             ----------       ----------      ---------             ---------
                                                                (Dollar Amount in Thousands)

Total Portfolio          ________                             ________           $______          ________            $________
                                              $______
Period of Delinquency
  31 to 59 days
  60 to 89 days
  90 days or more        ________            ________         ________          ________          ________            ________
Total Delinquent Loans   ________             $______         _________          $______          _________
                                                                                                                      $______
Percent of Portfolio                       %         %                 %                %                                  %
                                                                                                  %
Foreclosures pending (1)
Percent of Portfolio                       %         %                 %                %                                  %
                                                                                                  %
Foreclosures
Percent of Portfolio                       %         %                 %                %                                  %
                                                                                                  %


____________________
(1)  Includes bankruptcies which preclude foreclosure.

    There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

CERTIFICATE ACCOUNT

    The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Mortgage Loans of the Mortgage Pool, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Assets" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES
(Include description of Servicing Standard)
 ----------------------------------------

    The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Servicing Fee Rate (with respect to each Mortgage Loan equals -- % per annum) (equals the weighted average of the excesses of the Mortgage Rates over the respective Net Mortgage Rates).

    As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer (and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer).

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

VOTING RIGHTS

    At all times during the term of this Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Certificate Balances of their Certificates ((net, in the case of the Class ( ), Class ( ) and Class ( ) Certificates, of any Uncovered Portion of the related Certificate Balance)). Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

    The  obligations  created by  the  Pooling and  Servicing  Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement.

    Any such purchase by the Master Servicer of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing
Agreement. Such purchase will effect early retirement of the then outstanding Class ( ) Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. (In addition, the Master Servicer may at its option purchase any class or classes of Class ( ) Certificates with a Certificate Balance less than __% of the original balance thereof at a price equal to such Certificate Balance plus accrued interest through _________.)


                               USE OF PROCEEDS

    The net proceeds from the sale of Class ( ) Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Upon the issuance of the Class ( ) Certificates, Brown & Wood LLP or Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

    For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

    See  "Certain  Federal  Income  Tax   Consequences  --  REMICS"  in   the
Prospectus.

    (The Class ( ) Certificates (may)(will not) be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% (CPR)(SPA). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.)

    The Class ( ) Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

    (The  Class (  ) Certificates  will  be treated  as  assets described  in
Section 7701(a)(19)(C) of the Code) and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated.) (In addition, interest (including original issue discount) on the Class ( ) Certificates will be interests described in Section 856(c)(3)(B) of the Code to the extent that such Class ( ) Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code.) (Moreover, the Class
( ) Certificates will be "obligation(s) . . . which . . .(are) principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(C) of the Code.) (The Class ( ) Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property" within the meaning of Section 7701 (a)(19)(C)(v) of the Code.) See "Certain Federal Income Tax Consequences -- REMICS -- Characterization of Investments in REMIC Certificates" in the Prospectus.

    For further information regarding the federal income tax consequences of investing in the Class ( ) Certificates, see "Certain Federal Income Tax Consequences -- REMICS" in the Prospectus.


                             ERISA CONSIDERATIONS

    (A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts and certain insurance company general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA" and an "ERISA Plan"), or Section 4975 of the Code (together with an ERISA Plan, "Plans") should carefully review with its legal advisors whether the purchase or holding of Class ( ) Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

    (The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption (90-24) (the "Exemption"), (on May 17, 1990) to Morgan Stanley & Co. Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Class ( ) Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class ( ) Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund to be eligible for exemptive relief thereunder. First, the acquisition of the Class ( ) Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class ( ) Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in underlying assets of the Trust. Third, the Class ( ) Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class ( ) Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Because the Class ( ) Certificates are not subordinate to any other class of Certificates with respect to the right to receive payment in the event of default or delinquencies in underlying asset of the Trust, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class ( ) Certificates that they be rated (not lower than) "____" by ___________________. A fiduciary of a Plan contemplating purchasing a Class
( ) Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class ( ) Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class ( ) Certificates. A fiduciary of a Plan contemplating purchasing a Class ( ) Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class ( ) Certificate.

    Before purchasing a Class ( ) Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1. See "ERISA Considerations" in the Prospectus.

    Any Plan fiduciary considering whether to purchase a Class ( ) Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Prospective purchasers that are insurance companies should consult with their counsel regarding whether the United States Supreme Court's decision in the case of John Hancock v. Harris Trust Savings Bank affects their ability to make purchases of Class () Certificates and the extent to which Prohibited Transaction Class Exemption 95-60 may be available. See "ERISA Considerations" in the Prospectus.


                               LEGAL INVESTMENT

    The Class ( ) Certificates (will) (will not) constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") (so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA). SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

    The Depositor makes no representations as to the proper characterization of the Class ( ) Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class ( ) Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class ( ) Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class ( ) Certificates constitute a legal investment under SMMEA or is subject to investment, capital or other restrictions.

    See "Legal Investment" in the Prospectus.


                             PLAN OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Class ( ) Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class ( ) Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Certificates will be __% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date at a rate of __% per annum, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class ( ) Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates currently expects to make a market in the Class
( ) Certificates offered hereby; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class ( ) Certificates will develop.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.


                                LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York or Latham & Watkins, New York, New York and for the Underwriter by ____________________.


                                    RATING

    It is a condition to issuance that the Class ( ) Certificates be rated (not lower than) "______" by ________________. However, no person is obligated to maintain the rating on the Class ( ) Certificates, and _______________ is not obligated to monitor its rating following the Closing Date.

    ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.
_________________'s rating on the Class ( ) Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Risk Factors" herein.

    There can be no assurance as to whether any rating agency not requested to rate the Class ( ) Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Class ( ) Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by ________________'s pursuant to the Depositor's request.

    The rating of the Class ( ) Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                   ANNEX A

               (CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS)

    (Attach Mortgage Loan Schedule that details relevant and available information regarding the Mortgage Loans, such as the information included under the following headings:

1.  Loan ID number                    19. Next rate change

2.  Original balance                  20. First payment change

3.  Current balance                   21. Next payment change

4.  Current rate                      22. Rate adjustment frequency

5.  Current payment                   23. Payment adjustment frequency

6.  Note date                         24. Period payment cap

7.  Original term                     25. Life rate cap

8.  Remaining term                    26. Life rate floor

9.  Maturity date                     27. Negative amortization
                                      cap percent

10. Amortization                      28. Negative amortization cap
                                      amount

11. Origination appraisal             29. LTV and current balances based
                                      upon the Appraised Value)

12. Name of borrower

13. Street

14. City

15. State

16. Zip code

17. Rate index

18. First rate change

                                                                      ANNEX B

                            (TITLE, SERIES OF MBS)
                                  TERM SHEET


CUT-OFF DATE:              (             )       MORTGAGE POOL CUT-OFF DATE          $(             )
                                                 BALANCE:
DATE OF INITIAL            (             )       REFERENCE DATE BALANCE:             $(             )
ISSUANCE:
RELATED TRUSTEE:           (             )       PERCENT OF ORIGINAL MORTGAGE POOL      (          )%
MATURITY DATE:             (             )       REMAINING AS OF REFERENCE DATE:



                                                          Initial
                   Class                                Certificate
                     of             Pass-Through         Principal
                Certificates            Rate              Balance                  Features
                ------------        ------------         ----------                ---------
                 (       )          (        )%         $(        )            (             )


(First MBS Distribution Date on which the MBS may receive a portion of prepayments: (date))



MINIMUM SERVICING FEE RATE:*      (   )% per annum           AS OF DATE OF
MAXIMUM SERVICING FEE RATE:*      (   )% per annum           INITIAL ISSUANCE
                                                             ----------------
                                                            SPECIAL HAZARD AMOUNT:             $(   )
                                                            FRAUD LOSS AMOUNT:                 $(   )
                                                            BANKRUPTCY AMOUNT:                 $(   )



                                         As of                           As of Date of
                                      Delivery Date                     Initial Issuance
                                      -------------                     ----------------
SENIOR PERCENTAGE                       (      )%                           (      )%
SUBORDINATE PERCENTAGE                  (      )%                           (      )%


Ratings:                    Rating Agency                      Class                Voting Rights:
                            -------------                      -----                -------------
                             (        )                                               (        )
                             (        )
                             (        )
                             (        )







Information  contained herein  is  subject  to completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and the accompanying prospectus supplement to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
                   SUBJECT TO COMPLETION, DATED MAY 6, 1997

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (Issuable in Series)

                        MORGAN STANLEY CAPITAL I INC.
                                  Depositor

                                   ________



     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of single family mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See
"Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
(vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

     The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ________



     INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                                   ________



                             MORGAN STANLEY & CO.
                                 INCORPORATED

May 6, 1997

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable;
(ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates-Reports to Certificateholders" and "Description of the Agreements-Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, Fourth Floor, New York, New York 10020, Attention: David R. Warren, or by telephone at (212) 296-7000. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   2

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .   2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . .   3

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . .   5

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

DESCRIPTION OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . . . . .  17

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  21

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . .  26

DESCRIPTION OF THE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  33

DESCRIPTION OF CREDIT SUPPORT . . . . . . . . . . . . . . . . . . . . . .  48

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS . . . . . . . . . . . . . . . . .  50

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . .  60

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . .  84

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  84

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .  88

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  89

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

INDEX OF PRINCIPAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .  90


                            SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  Title of Certificates . . . . . . .     Mortgage Pass-Through Certificates,
                                          issuable     in     series     (the
                                          "Certificates").

  Depositor . . . . . . . . . . . . .     Morgan  Stanley Capital  I  Inc., a
                                          wholly-owned subsidiary  of  Morgan
                                          Stanley   Group   Inc.   See   "The
                                          Depositor."

  Master Servicer . . . . . . . . . .     The  master   servicer  or   master
                                          servicers    (each,    a    "Master
                                          Servicer"), if  any, or  a servicer
                                          for substantially all  the Mortgage
                                          Loans   for    each    series    of
                                          Certificates,  which  servicer   or
                                          master    servicer(s)     may    be
                                          affiliates of  the Depositor,  will
                                          be named  in the related Prospectus
                                          Supplement. See "Description of the
                                          Agreements-General"      and     "-
                                          Collection  and   Other   Servicing
                                          Procedures."

  Trustee . . . . . . . . . . . . . .     The  trustee  (the  "Trustee")  for
                                          each series of Certificates will be
                                          named  in  the  related  Prospectus
                                          Supplement. See "Description of the
                                          Agreements-The Trustee."

  The Trust Assets  . . . . . . . . .     Each series  of  Certificates  will
                                          represent  in  the   aggregate  the
                                          entire     beneficial     ownership
                                          interest in a Trust Fund consisting
                                          primarily of:


           (a) Mortgage Assets  . . .     The Mortgage Assets with respect to
                                          each series  of  Certificates  will
                                          consist of a pool of single  family
                                          loans (collectively,  the "Mortgage
                                          Loans")         and        mortgage
                                          participations,            mortgage
                                          pass-through certificates  or other
                                          mortgage-backed          securities
                                          evidencing interests in  or secured
                                          by  Mortgage  Loans  (collectively,
                                          the  "MBS")  or  a  combination  of
                                          Mortgage   Loans   and   MBS.   The
                                          Mortgage   Loans   will    not   be
                                          guaranteed  or   insured   by   the
                                          Depositor or  any of its affiliates
                                          or, unless  otherwise  provided  in
                                          the Prospectus  Supplement, by  any
                                          governmental        agency       or
                                          instrumentality  or  other  person.
                                          The Mortgage  Loans will be secured
                                          by first and/orjunior liens on one-
                                           to     four-family     residential
                                          properties or security interests in
                                          shares   issued    by   cooperative
                                          housing    corporations.        The
                                          Mortgaged Properties may be located
                                          in any one of the fifty states, the
                                          District   of   Columbia   or   the
                                          Commonwealth of  Puerto Rico.   The
                                          Prospectus Supplement will indicate
                                          additional  jurisdictions,  if any,
                                          in which  the Mortgaged  Properties
                                          may be  located.   Unless otherwise
                                          provided in the  related Prospectus
                                          Supplement, all Mortgage Loans will
                                          have individual  principal balances
                                          at  origination  of  not  less than
                                          $25,000  and   original  terms   to
                                          maturity of not more than 40 years.
                                          All Mortgage  Loans will  have been
                                          originated by  persons  other  than
                                          the  Depositor,  and  all  Mortgage
                                          Assets will  have  been  purchased,
                                          either directly  or indirectly,  by
                                          the Depositor on or before the date
                                          of initial  issuance of the related
                                          series  of   Certificates.      The
                                          related Prospectus  Supplement will
                                          indicate  if any  such  persons are
                                          affiliates of the Depositor.

                                          Each Mortgage  Loan may provide for
                                          accrual of  interest thereon  at an
                                          interest rate  (a "Mortgage  Rate")
                                          that is fixed over its term or that
                                          adjusts from time to  time, or that
                                          may be converted from an adjustable
                                          to a fixed Mortgage Rate, or from a
                                          fixed  to  an  adjustable  Mortgage
                                          Rate,  from  time to  time  at  the
                                          mortgagor's election, in  each case
                                          as   described   in   the   related
                                          Prospectus Supplement.   Adjustable
                                          Mortgage  Rates  on   the  Mortgage
                                          Loans in a  Trust Fund may be based
                                          on  one  or  more  indices.    Each
                                          Mortgage  Loan   may  provide   for
                                          scheduled  payments  to   maturity,
                                          payments that  adjust from  time to
                                          time to  accommodate changes in the
                                          Mortgage  Rate  or  to  reflect the
                                          occurrence of  certain events,  and
                                          may     provide     for    negative
                                          amortization     or     accelerated
                                          amortization,  in   each  case   as
                                          described in the related Prospectus
                                          Supplement. Each Mortgage  Loan may
                                          be  fully amortizing  or  require a
                                          balloon payment  due on  its stated
                                          maturity  date,  in  each  case  as
                                          described in the related Prospectus
                                          Supplement. Each Mortgage  Loan may
                                          contain prohibitions on  prepayment
                                          or require payment of a premium  or
                                          a  yield  maintenance   penalty  in
                                          connection with  a  prepayment,  in
                                          each  case   as  described  in  the
                                          related Prospectus  Supplement. The
                                          Mortgage  Loans  may   provide  for
                                          payments of principal,  interest or
                                          both,  on   due  dates  that  occur
                                          monthly,  quarterly,  semi-annually
                                          or  at  such other  interval as  is
                                          specified in the related Prospectus
                                          Supplement. See "Description of the
                                          Trust Funds-Assets."

           (b) Government Securities      If  so   provided  in  the  related
                                          Prospectus  Supplement,  the  Trust
                                          Fund  may include,  in  addition to
                                          Mortgage  Assets,  certain   direct
                                          obligations of  the United  States,
                                          agencies   thereof    or   agencies
                                          created thereby  which provide  for
                                          payment    of    interest    and/or
                                          principal            (collectively,
                                          "Government Securities").

           (c) Collection Accounts  .     Each Trust Fund will include one or
                                          more   accounts   established   and
                                          maintained   on   behalf   of   the
                                          Certificateholders  into  which the
                                          person or persons designated in the
                                          related Prospectus Supplement will,
                                          to the  extent described herein and
                                          in  such   Prospectus   Supplement,
                                          deposit     all     payments    and
                                          collections  received  or  advanced
                                          with respect to the Mortgage Assets
                                          and other assets in the Trust Fund.
                                          Such an  account may  be maintained
                                          as   an  interest   bearing   or  a
                                          non-interest  bearing  account, and
                                          funds held  therein may  be held as
                                          cash   or   invested   in   certain
                                          short-term,     investment    grade
                                          obligations,  in   each   case   as
                                          described in the related Prospectus
                                          Supplement. See "Description of the
                                          Agreements-Certificate  Account and
                                          Other Collection Accounts."

           (d) Credit Support   . . .     If  so   provided  in  the  related
                                          Prospectus Supplement,  partial  or
                                          full  protection   against  certain
                                          defaults and losses on the Mortgage
                                          Assets  in the  related  Trust Fund
                                          may  be  provided to  one  or  more
                                          classes  of  Certificates   of  the
                                          related  series   in  the  form  of
                                          subordination of  one or more other
                                          classes  of  Certificates  of  such
                                          series,  which  other  classes  may
                                          include  one  or  more  classes  of
                                          Offered Certificates,  or by one or
                                          more other types of credit support,
                                          such   as  a   letter   of  credit,
                                          insurance     policy,    guarantee,
                                          reserve  fund  or  another  type of
                                          credit support,  or  a  combination
                                          thereof  (any  such  coverage  with
                                          respect to  the Certificates of any
                                          series,   "Credit   Support").  The
                                          amount and  types of  coverage, the
                                          identification   of   the    entity
                                          providing    the    coverage    (if
                                          applicable) and related information
                                          with respect to each type of Credit
                                          Support, if  any, will be described
                                          in the  Prospectus Supplement for a
                                          series   of    Certificates.    The
                                          Prospectus   Supplement   for   any
                                          series  of  Certificates evidencing
                                          an interest  in a  Trust Fund  that
                                          includes  MBS  will   describe  any
                                          similar  forms  of  credit  support
                                          that  are   provided  by   or  with
                                          respect to, or are included as part
                                          of the  trust fund  evidenced by or
                                          providing security  for, such  MBS.
                                          See  "Risk  Factors-Credit  Support
                                          Limitations"  and  "Description  of
                                          Credit Support."

           (e) Cash Flow Agreements       If  so   provided  in  the  related
                                          Prospectus  Supplement,  the  Trust
                                          Fund    may    include   guaranteed
                                          investment  contracts  pursuant  to
                                          which moneys held in  the funds and
                                          accounts   established    for   the
                                          related series  will be invested at
                                          a  specified rate.  The  Trust Fund
                                          may  also  include   certain  other
                                          agreements, such  as interest  rate
                                          exchange agreements, interest  rate
                                          cap or  floor agreements,  currency
                                          exchange   agreements   or  similar
                                          agreements provided  to reduce  the
                                          effects   of   interest   rate   or
                                          currency exchange rate fluctuations
                                          on the  Assets or  on one  or  more
                                          classes of  Certificates. (Currency
                                          exchange   agreements    might   be
                                          included in the Trust  Fund if some
                                          or all of the Mortgage Assets (such
                                          as  Mortgage   Loans   secured   by
                                          Mortgaged     Properties    located
                                          outside  the  United  States)  were
                                          denominated in a  non-United States
                                          currency.) The  principal terms  of
                                          any   such   guaranteed  investment
                                          contract or  other  agreement  (any
                                          such  agreement,   a   "Cash   Flow
                                          Agreement"),   including,   without
                                          limitation, provisions  relating to
                                          the  timing, manner  and  amount of
                                          payments thereunder  and provisions
                                          relating    to    the   termination
                                          thereof, will  be described  in the
                                          Prospectus   Supplement   for   the
                                          related series.  In  addition,  the
                                          related Prospectus Supplement  will
                                          provide  certain  information  with
                                          respect  to the  obligor  under any
                                          such  Cash   Flow  Agreement.   The
                                          Prospectus   Supplement   for   any
                                          series  of  Certificates evidencing
                                          an interest  in a  Trust Fund  that
                                          includes MBS will describe any cash
                                          flow agreements  that are  included
                                          as part of the trust fund evidenced
                                          by or  providing security  for such
                                          MBS. See  "Description of the Trust
                                          Funds-Cash Flow Agreements."

  Description of Certificates . . . .     Each    series    of   Certificates
                                          evidencing an  interest in  a Trust
                                          Fund that  includes Mortgage  Loans
                                          as  part  of  its  assets  will  be
                                          issued  pursuant to  a  pooling and
                                          servicing   agreement,   and   each
                                          series  of  Certificates evidencing
                                          an interest  in a  Trust Fund  that
                                          does  not  include  Mortgage  Loans
                                          will be issued  pursuant to a trust
                                          agreement.  Pooling  and  servicing
                                          agreements and trust agreements are
                                          referred   to    herein   as    the
                                          "Agreements."   Each   series    of
                                          Certificates will  include  one  or
                                          more  classes.    Unless  otherwise
                                          specified in the related Prospectus
                                          Supplement,    each    series    of
                                          Certificates  (including  any class
                                          or classes  of Certificates of such
                                          series  not  offered  hereby)  will
                                          represent  in  the   aggregate  the
                                          entire     beneficial     ownership
                                          interest in the Trust Fund.  See "-
                                          Distributions on  Certificates" and
                                          "Description of  the  Certificates-
                                          General."       Each    class    of
                                          Certificates  (other  than  certain
                                          Stripped Interest Certificates,  as
                                          defined below)  will have  a stated
                                          principal  amount  (a  "Certificate
                                          Balance") and  (other than  certain
                                          Stripped Principal Certificates, as
                                          defined    below),    will   accrue
                                          interest thereon  based on a fixed,
                                          variable  or   adjustable  interest
                                          rate (a  "Pass-Through Rate").  The
                                          related Prospectus Supplement  will
                                          specify the Certificate Balance, if
                                          any, and  the Pass-Through Rate for
                                          each class  of Certificates  or, in
                                          the   case   of   a   variable   or
                                          adjustable  Pass-Through  Rate, the
                                          method    for    determining    the
                                          Pass-Through Rate.

  Distributions on
  Certificates  . . . . . . . . . . .     Each series  of  Certificates  will
                                          consist of  one or  more classes of
                                          Certificates that  may  (i) provide
                                          for the accrual of interest thereon
                                          based   on   fixed,   variable   or
                                          adjustable  rates;  (ii) be  senior
                                          (collectively,              "Senior
                                          Certificates")    or    subordinate
                                          (collectively,         "Subordinate
                                          Certificates") to one or more other
                                          classes of Certificates  in respect
                                          of  certain  distributions  on  the
                                          Certificates; (iii) be  entitled to
                                          principal    distributions,    with
                                          disproportionately low, nominal  or
                                          no      interest      distributions
                                          (collectively,  "Stripped Principal
                                          Certificates"); (iv) be entitled to
                                          interest     distributions,    with
                                          disproportionately low,  nominal or
                                          no      principal     distributions
                                          (collectively,  "Stripped  Interest
                                          Certificates");   (v) provide   for
                                          distributions of  accrued  interest
                                          thereon  commencing  only following
                                          the occurrence  of certain  events,
                                          such as  the retirement  of one  or
                                          more other classes  of Certificates
                                          of   such   series   (collectively,
                                          "Accrual            Certificates");
                                          (vi) provide  for  distributions of
                                          principal  sequentially,  based  on
                                          specified  payment   schedules   or
                                          other                methodologies;
                                          and/or (vii) provide            for
                                          distributions    based     on     a
                                          combination   of   two    or   more
                                          components thereof with one or more
                                          of the characteristics described in
                                          this    paragraph,    including   a
                                          Stripped    Principal   Certificate
                                          component and  a Stripped  Interest
                                          Certificate   component,   to   the
                                          extent of  available funds, in each
                                          case  as described  in  the related
                                          Prospectus  Supplement.     If   so
                                          specified in the related Prospectus
                                          Supplement, distributions on one or
                                          more   classes  of   a   series  of
                                          Certificates  may  be   limited  to
                                          collections   from   a   designated
                                          portion  of the Whole Loans  in the
                                          related Mortgage  Pool  (each  such
                                          portion of Whole Loans, a "Mortgage
                                          Loan Group").   See "Description of
                                          the  Certificates--General."    Any
                                          such classes may include classes of
                                          Offered Certificates.  With respect
                                          to  Certificates with  two  or more
                                          components,  references  herein  to
                                          Certificate    Balance,    notional
                                          amount and Pass-Through  Rate refer
                                          to the  principal balance,  if any,
                                          notional  amount, if  any,  and the
                                          Pass-Through Rate,  if any, for any
                                          such component.

                                          The  Certificates   will   not   be
                                          guaranteed  or   insured   by   the
                                          Depositor or any of its affiliates,
                                          by  any   governmental  agency   or
                                          instrumentality  or  by  any  other
                                          person,  unless  otherwise provided
                                          in    the     related    Prospectus
                                          Supplement.  See   "Risk   Factors-
                                          Limited Assets" and "Description of
                                          the Certificates."

       (a) Interest . . . . . . . . .     Interest on  each class  of Offered
                                          Certificates  (other  than Stripped
                                          Principal Certificates and  certain
                                          classes   of    Stripped   Interest
                                          Certificates) of  each series  will
                                          accrue    at     the     applicable
                                          Pass-Through     Rate     on    the
                                          outstanding   Certificate   Balance
                                          thereof and  will be distributed to
                                          Certificateholders  as  provided in
                                          the  related  Prospectus Supplement
                                          (each  of  the  specified  dates on
                                          which distributions are to be made,
                                          a       "Distribution       Date").
                                          Distributions   with   respect   to
                                          interest   on   Stripped   Interest
                                          Certificates  may be  made  on each
                                          Distribution Date on the basis of a
                                          notional amount as described in the
                                          related    Prospectus   Supplement.
                                          Distributions  of   interest   with
                                          respect  to one or more  classes of
                                          Certificates may  be reduced to the
                                          extent  of  certain  delinquencies,
                                          losses,     prepayment     interest
                                          shortfalls, and other contingencies
                                          described herein and in the related
                                          Prospectus  Supplement.  See  "Risk
                                          Factors-Average       Life       of
                                          Certificates; Prepayments; Yields,"
                                          "Yield      Considerations"     and
                                          "Description  of  the Certificates-
                                          Distributions of  Interest  on  the
                                          Certificates."

       (b) Principal  . . . . . . . .     The  Certificates  of  each  series
                                          initially will  have  an  aggregate
                                          Certificate Balance no greater than
                                          the outstanding  principal  balance
                                          of  the  Assets as  of, unless  the
                                          related    Prospectus    Supplement
                                          provides otherwise,  the  close  of
                                          business on  the first  day of  the
                                          month of  formation of  the related
                                          Trust Fund  (the  "Cut-off  Date"),
                                          after   application   of  scheduled
                                          payments  due  on  or  before  such
                                          date, whether  or not received. The
                                          Certificate     Balance     of    a
                                          Certificate  outstanding  from time
                                          to  time  represents   the  maximum
                                          amount that  the holder  thereof is
                                          then entitled to receive in respect
                                          of principal  from future cash flow
                                          on the assets in the related  Trust
                                          Fund. Unless otherwise  provided in
                                          the related Prospectus  Supplement,
                                          distributions of principal  will be
                                          made on  each Distribution  Date to
                                          the    class    or    classes    of
                                          Certificates entitled thereto until
                                          the Certificate  Balances  of  such
                                          Certificates have  been reduced  to
                                          zero. Unless otherwise specified in
                                          the related  Prospectus Supplement,
                                          distributions of  principal of  any
                                          class of  Certificates will be made
                                          on  a pro rata  basis among  all of
                                          the Certificates  of such  class or
                                          by random  selection, as  described
                                          in    the     related    Prospectus
                                          Supplement or otherwise established
                                          by the  related  Trustee.  Stripped
                                          Interest   Certificates   with   no
                                          Certificate   Balance   will    not
                                          receive distributions in respect of
                                          principal. See "Description  of the
                                          Certificates-Distributions       of
                                          Principal of the Certificates."

  Advances  . . . . . . . . . . . . .     Unless otherwise  provided  in  the
                                          related Prospectus  Supplement, the
                                          Master Servicer  will be  obligated
                                          as   part    of    its    servicing
                                          responsibilities  to  make  certain
                                          advances  that  in  its  good faith
                                          judgment it deems  recoverable with
                                          respect  to   delinquent  scheduled
                                          payments on the Whole Loans in such
                                          Trust Fund.   Neither the Depositor
                                          nor any of its affiliates will have
                                          any  responsibility  to  make  such
                                          advances.     Advances  made  by  a
                                          Master  Servicer  are  reimbursable
                                          generally      from      subsequent
                                          recoveries in respect of such Whole
                                          Loans and  otherwise to  the extent
                                          described herein and in the related
                                          Prospectus Supplement.  If  and  to
                                          the   extent   provided    in   the
                                          Prospectus   Supplement   for   any
                                          series, the Master Servicer will be
                                          entitled to receive interest on its
                                          outstanding advances,  payable from
                                          amounts in  the related Trust Fund.
                                          The Prospectus  Supplement for  any
                                          series  of  Certificates evidencing
                                          an interest  in a  Trust Fund  that
                                          includes  MBS  will   describe  any
                                          corresponding  advancing obligation
                                          of  any person  in  connection with
                                          such MBS.  See "Description  of the
                                          Certificates-Advances in Respect of
                                          Delinquencies."

  Termination . . . . . . . . . . . .     If  so  specified  in  the  related
                                          Prospectus Supplement, a  series of
                                          Certificates  may  be   subject  to
                                          optional early  termination through
                                          the repurchase of the Assets in the
                                          related  Trust  Fund  by  the party
                                          specified   therein,    under   the
                                          circumstances and in the manner set
                                          forth  therein. If  so  provided in
                                          the related  Prospectus Supplement,
                                          upon   the    reduction   of    the
                                          Certificate Balance of  a specified
                                          class or classes of Certificates by
                                          a specified percentage or amount or
                                          on and  after a  date specified  in
                                          such  Prospectus   Supplement,  the
                                          party   specified   therein    will
                                          solicit  bids for  the  purchase of
                                          all  of  the  Assets  of  the Trust
                                          Fund, or of a sufficient portion of
                                          such Assets to retire such class or
                                          classes, or purchase such Assets at
                                          a price  set forth  in the  related
                                          Prospectus    Supplement.        In
                                          addition,  if  so  provided  in the
                                          related    Prospectus   Supplement,
                                          certain classes of Certificates may
                                          be  purchased  subject  to  similar
                                          conditions. See "Description of the
                                          Certificates-Termination."

  Registration of Certificates  . . .     If  so   provided  in  the  related
                                          Prospectus Supplement, one  or more
                                          classes of the Offered Certificates
                                          will initially  be  represented  by
                                          one or more Certificates registered
                                          in the  name of Cede & Co.,  as the
                                          nominee of DTC. No person acquiring
                                          an interest in Offered Certificates
                                          so registered  will be  entitled to
                                          receive  a  definitive  certificate
                                          representing such person's interest
                                          except in the event that definitive
                                          certificates are  issued under  the
                                          limited   circumstances   described
                                          herein.    See    "Risk    Factors-
                                          Book-Entry     Registration"    and
                                          "Description  of  the Certificates-
                                          Book-Entry     Registration     and
                                          Definitive Certificates."

  Tax Status of the Certificates  . .     The  Certificates  of  each  series
                                          will constitute either (i) "regular
                                          interests"      ("REMIC     Regular
                                          Certificates")     and    "residual
                                          interests"     ("REMIC     Residual
                                          Certificates")  in  a   Trust  Fund
                                          treated   as    a    REMIC    under
                                          Sections 860A through  860G of  the
                                          Code,  or  (ii) interests ("Grantor
                                          Trust  Certificates")  in  a  Trust
                                          Fund  treated  as  a  grantor trust
                                          under applicable provisions  of the
                                          Code.

       (a) REMIC  . . . . . . . . . .     REMIC      Regular     Certificates
                                          generally will  be treated  as debt
                                          obligations of the applicable REMIC
                                          for federal  income  tax  purposes.
                                          Certain REMIC Regular  Certificates
                                          may be  issued with  original issue
                                          discount  for  federal  income  tax
                                          purposes.    See  "Certain  Federal
                                          Income  Tax  Consequences"  in  the
                                          Prospectus Supplement.

                                          A  portion (or,  in  certain cases,
                                          all)  of   the  income  from  REMIC
                                          Residual Certificates  (i) may  not
                                          be offset by any losses from  other
                                          activities  of the  holder  of such
                                          REMIC Residual  Certificates,  (ii)
                                          may   be   treated   as   unrelated
                                          business taxable income for holders
                                          of REMIC Residual Certificates that
                                          are  subject  to  tax  on unrelated
                                          business taxable income (as defined
                                          in Section  511 of  the Code),  and
                                          (iii)  may  be  subject  to foreign
                                          withholding rules.    See  "Certain
                                          Federal  Income  Tax  Consequences-
                                          REMICs-Taxation of Owners  of REMIC
                                          Residual Certificates".

                                          The Offered  Certificates  will  be
                                          treated as  (i) assets described in
                                          section   7701(a)(19)(C)   of   the
                                          Internal Revenue  Code of  1986, as
                                          amended (the "Code") and (ii) "real
                                          estate assets"  within the  meaning
                                          of  section  856(c)(5)(A)   of  the
                                          Code,  in each  case to  the extent
                                          described   herein   and   in   the
                                          Prospectus.   See "Certain  Federal
                                          Income Tax Consequences" herein and
                                          in the Prospectus.

       (b) Grantor Trust  . . . . . .     If no election is made to treat the
                                          Trust Fund relating to  a Series of
                                          Certificates  as   a  real   estate
                                          mortgage     investment     conduit
                                          ("REMIC"), the  Trust Fund  will be
                                          classified as  a grantor  trust and
                                          not as an  association taxable as a
                                          corporation for federal  income tax
                                          purposes, and therefore  holders of
                                          Certificates will be treated as the
                                          owners  of   undivided   pro   rata
                                          interests in  the Mortgage  Pool or
                                          pool  of securities  and  any other
                                          assets held by the Trust Fund.

                                          Investors are  advised  to  consult
                                          their  tax advisors  and  to review
                                          "Certain    Federal    Income   Tax
                                          Consequences"  herein  and  in  the
                                          related Prospectus Supplement.



  ERISA Considerations  . . . . . . .     A fiduciary  of an employee benefit
                                          plan and  certain other  retirement
                                          plans  and  arrangements, including
                                          individual   retirement   accounts,
                                          annuities,   Keogh    plans,    and
                                          collective  investment   funds  and
                                          separate  accounts  in  which  such
                                          plans,   accounts,   annuities   or
                                          arrangements are invested,  that is
                                          subject to the  Employee Retirement
                                          Income  Security  Act  of  1974, as
                                          amended ("ERISA"),  or Section 4975
                                          of the Code should carefully review
                                          with its legal advisors whether the
                                          purchase  or  holding   of  Offered
                                          Certificates could  give rise  to a
                                          transaction that  is prohibited  or
                                          is not otherwise permissible either
                                          under ERISA  or Section 4975 of the
                                          Code.  See  "ERISA  Considerations"
                                          herein   and    in   the    related
                                          Prospectus  Supplement.     Certain
                                          classes of  Certificates may not be
                                          transferred unless the  Trustee and
                                          the Depositor  are furnished with a
                                          letter  of  representations  or  an
                                          opinion  of counsel  to  the effect
                                          that such  transfer will not result
                                          in  a violation  of  the prohibited
                                          transaction provisions of ERISA and
                                          the Code  and will  not subject the
                                          Trustee,  the   Depositor  or   the
                                          Master   Servicer   to   additional
                                          obligations.   See "Description  of
                                          the    Certificates-General"    and
                                          "ERISA Considerations".

  Legal Investment  . . . . . . . . .     Unless otherwise  specified in  the
                                          related Prospectus Supplement, each
                                          class of Offered  Certificates will
                                          constitute        "mortgage-related
                                          securities"  for  purposes  of  the
                                          Secondary      Mortgage      Market
                                          Enhancement Act of  1984 ("SMMEA").
                                          However,     institutions     whose
                                          investment  activities  are subject
                                          to  legal   investment   laws   and
                                          regulations or  review  by  certain
                                          regulatory   authorities   may   be
                                          subject    to    restrictions    on
                                          investment in  certain  classes  of
                                          the  Offered  Certificates.     See
                                          "Legal Investment"  herein  and  in
                                          the related Prospectus Supplement.


  Rating  . . . . . . . . . . . . . .     At the date of issuance, as to each
                                          series,  each   class  of   Offered
                                          Certificates  will  be   rated  not
                                          lower than  investment grade by one
                                          or   more   nationally   recognized
                                          statistical rating agencies  (each,
                                          a "Rating  Agency").  See  "Rating"
                                          herein   and    in   the    related
                                          Prospectus Supplement.



                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates-Reports to Certificateholders", "- Book-Entry Registration and Definitive Certificates" and "Description of the Agreements-Evidence as to Compliance" for information concerning the
Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates-Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage
Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the single family residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "- Junior Mortgage Loans."

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the availability of credit for single family real properties generally.

JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior liens and the related first liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the Mortgage Loan. In the event that a holder of the first lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of he junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related first lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the first lien or purchase the Mortgaged Property subject to the first lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the first mortgage.

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Sub-Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "-Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates-- General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank. See "ERISA Considerations."

CERTAIN   FEDERAL   INCOME  TAX   CONSIDERATIONS  REGARDING   REMIC  RESIDUAL
CERTIFICATES

     Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative
"value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements-Events of Default," "-Rights Upon Event of Default," "- Amendment" and "-List of Certificateholders."

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates-Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The  primary assets  of  each  Trust Fund  (the  "Assets")  will include
(i) single family mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or
(d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

General

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by (i) liens on Mortgaged Properties consisting of one- to four-family residential properties or (ii) security interests in shares issued by private cooperative housing corporations ("Cooperatives") or (ii) Mortgaged Properties located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by
Cooperatives. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties.

Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable
Cut-off  Date,  (ii) the  type  of  property  securing  the  Mortgage  Loans,
(iii) the  weighted  average  (by  principal  balance)  of  the  original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The  Prospectus  Supplement  for a  series  of  Certificates  evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "-Mortgage Loans-Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,
(xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement-Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors-Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of
Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS



GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "-The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS-MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets.

     In general, if interest rates fall below the Mortgage Rates on fixed-rate Mortgage Loans, the rate of prepayment would be expected to increase.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased.

Defaults

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Assets and thus the yield on the Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates.

Refinancing

     At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."


                                THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1221 Avenue of the Americas, Fourth Floor, New York, New York 10020. Its telephone number is (212) 296-7000.


     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may
(i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Certificates may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates-Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All  distributions   on  the  Certificates   of  each  series  on   each
Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

         (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

         (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

         (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii)    the  amount  of   such  distribution  allocable  to  Prepayment
Premiums;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and (c) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Due Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx)     the  aggregate  amount   of  payments  by  the   mortgagors  of
(a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and
(ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry
Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer (or Master Servicers) and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In any series of Certificates for which there are multiple Master Servicers, there will also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration
Statement  of which  this  Prospectus is  a part.  Any  Trust Agreement  will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, Fourth Floor, New York, New York 10020. Attention: David R. Warren.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase
Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all   payments  on   account  of   principal,  including   principal
prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any   advances  made   as  described   under  "Description   of  the
Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

     (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Assets;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

     (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

     (i) to   make   distributions   to   the   Certificateholders  on   each
Distribution Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance
Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

     (v) if  and  to   the  extent  described   in  the  related   Prospectus
Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause
(iii) above while such remain outstanding and unreimbursed;

     (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

     (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (x) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS-- Prohibited Transactions Tax and Other Taxes";

     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

     (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (xvi) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

     (xvii)   to   make  any  other  withdrawals  permitted  by  the  related
Agreement and described in the related Prospectus Supplement; and

     (xviii)  to  clear  and   terminate  the  Certificate  Account   at  the
termination of the Trust Fund.

Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support,"
(ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."


     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub- Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.


     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to
Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The  Master  Servicer  may,  to  the  extent  provided  in  the  related
Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related
Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans
(except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;
(iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein,
(iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking
corporation  or  trust  company  serving   as  Trustee  may  have  a  banking
relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL



     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties-a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If  specified in  the  Prospectus  Supplement relating  to  a  series of
Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve
sufficient  state  action   to  afford  constitutional  protections   to  the
mortgagor.


Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The  proceeds  received by  the referee  or  trustee from  the  sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

REO Properties

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

     In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal income tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Master Servicer or any related Sub-servicer or the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-Foreclosure" herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Certificates might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

     Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A  lender may  avoid forfeiture of its  interest in  the property  if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Latham & Watkins or Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Latham & Watkins or Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust
Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Latham & Watkins or Brown & Wood LLP will have advised the Depositor that:

         (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

         (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section
     856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

         (iii) a  Grantor Trust Certificate owned  by a REMIC  will represent
     "obligation(s) ...   which (are)  principally secured by  an interest in
     real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences betweenan assumedprepayment rateand theactual rateof prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.  Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates- -Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation(s) ... which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon
Certificates,  the date  such Certificates  are  acquired.   The holder  of a
Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "- -Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because  the  treatment  of  Stripped  ARM  Obligations  is   uncertain,
investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such
Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Latham & Watkins or Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Non-REMIC Certificates--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Latham & Watkins or Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in a Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates-- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable  Rate REMIC  Regular Certificates.  REMIC  Regular Certificates
may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates " that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC
Regular  Certificates  will  constitute   income  to  the  holders  of   such
Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued  Interest   Certificates.     Certain  of   the  REMIC   Regular
Certificates  ("Payment  Lag  Certificates")  may  provide  for  payments  of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular
Certificateholders    that   are    "pass-through    interest   holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess  Inclusions.    A  portion of  the  income  on a  REMIC  Residual
Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero)  by  the  aggregate  amount  of payments  made  on  the  REMIC Residual
Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS-NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest.
		   --------
"Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and
(2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

         (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

         (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The Exemption will not apply to Certificates purchased by Plans during a "pre-funding period," if any, in which additional Mortgage Loans will be added to the Trust. The Prospectus Supplement for each Series of Certificates will specify whether there is a "pre-funding period."

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.


                               LEGAL INVESTMENT

     Each class of Offered Certificates will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" ("SMMEA Certificates") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Certificates will not be treated as high-risk under the Policy Statement.

     The predecessor  to  the  OTS  issued  a bulletin,  entitled,  "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the
foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on
investment  similar  to  those  set   forth  in  the  Model  Law   and  other
restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under
SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                             PLAN OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the
Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Latham & Watkins or Brown & Wood LLP, New York, New York.

                            FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS
                                                             PAGE(S) ON WHICH
                                                              TERM IS DEFINED
TERMS                                                       IN THE PROSPECTUS

Accrual Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . 8, 26
Accrued Certificate Interest  . . . . . . . . . . . . . . . . . . . . . .  28
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 65
Asset Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 17
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  27
Balloon Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  14
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  26
Buydown Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  24
Buydown Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Cash Flow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 21
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 32
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 28
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 17
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Covered Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 48
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 6, 20
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . .  26, 33
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 32
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 84
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36, 87
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  10
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Lock-out Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Lock-out Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5, 17
MBS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
MBS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
MBS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
MBS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Morgan Stanley  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Mortgage Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5, 17
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . .  29
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 27
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Refinance Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Related Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
REMIC Regular Certificates  . . . . . . . . . . . . . . . . . . . . .  10, 68
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
REMIC Residual Certificates . . . . . . . . . . . . . . . . . . . . .  10, 68
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 7, 26
Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 86
SPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Stripped Interest Certificates  . . . . . . . . . . . . . . . . . . . . 8, 26
Stripped Principal Certificates . . . . . . . . . . . . . . . . . . . . 8, 26
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  40
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . 7, 26
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Underlying MBS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Warrantying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35




Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED MAY 6, 1997

                              $________________
PROSPECTUS SUPPLEMENT
(To Prospectus dated ____, 199_)

                        Morgan Stanley Capital I Inc..
                                  Depositor

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES _______


    The Series 199_-_ Mortgage Pass-Through Certificates (the "Certificates") will consist of ____ classes of Certificates, designated as the Class ( ) Certificates, Class ( ) Certificates and Class ( ) Certificates (the Class ( ) Certificates, collectively, the "Subordinate Certificates"). It is a condition of the issuance of the Class ( ) Certificates that they be rated (not lower than) "_______________" by _________________.

    The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by Morgan Stanley Capital I Inc. (the "Depositor"). The Trust Fund will consist primarily of (a pool (the "Mortgage Pool") of (fixed rate) (adjustable rate) mortgage loans, with terms to maturity of not more than ___ years (the "Mortgage Loans"), secured by (first and/or junior) liens on (multifamily)(commercial) properties,) (mortgage participations, mortgage pass-through certificates, mortgaged-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). The Mortgage Loans were originated or acquired by ___________ (the "Mortgage Asset Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

    The Class ( ) Certificates will evidence approximately an initial ___% undivided interest in the Trust Fund and the Subordinate Certificates, in the aggregate, will evidence approximately an initial ___% undivided interest in the Trust Fund. Only the Class ( ) Certificates are being offered hereby.

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

    (The MBS will (consist of) (include) the following series and classes of securities: (identify title(s) and class(es) of MBS)(, including (title(s) and class(es) of MBS).) (The (title(s) and class(es) of MBS) are (subordinate) (interest-only) securities.) (See "Summary--The MBS."))

    (The yield to investors in the (interest-only) Certificates will be (extremely) sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) in the Mortgage Loans, which may fluctuate significantly over time. An (extremely) rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the (interest-only) Certificates to recover their initial investments.)

    (As more fully described herein, each Mortgage Loan provides for periodic adjustments (which may occur monthly, quarterly, semi-annually or annually) of the mortgage interest rate (the "Mortgage Rate") thereon and the monthly payment due thereon, in each case subject to the limitations described herein. Accordingly, a significant increase in the Mortgage Rate and the amount of the scheduled monthly payment due thereafter may result, which may increase the likelihood of default on and prepayment of such Mortgage Loan. In most cases, because the Mortgage Rate on a Mortgage Loan will be subject to adjustment monthly, while the monthly payment due thereon will be subject to adjustment annually, in each case subject to the limitations described herein, and because the application of payment caps limits adjustments to the monthly payments on certain Mortgage Loans, the Mortgage Loans (and consequently the Class ( ) Certificates) may be subject to accelerated, reduced or negative amortization.


                             --------------------

                             Morgan Stanley & Co.
                                 Incorporated

                        , 19
---------------------         -



Certain of the Mortgage Loans continue to be in an initial fixed interest rate period and have not experienced the first adjustment to their respective Mortgage Rates.) The characteristics of the Mortgage Loans are more fully described herein under "Description of the Mortgage Pool."

    Distributions on the Class ( ) Certificates will be made, to the extent of available funds, on the __th day of each (month) (__) or, if any such day is not a business day, on the next succeeding business day, beginning in __________ (each, a "Distribution Date"). (As more fully described herein, distributions allocable to interest, if any, on the Class ( ) Certificates on each Distribution Date will be based on the (applicable) (then-applicable variable) pass-through rate (the "Pass-Through Rate") and the aggregate (principal balance (the "Certificate Balance")) (notional balance (the "Notional Balance")) of such class (or each component thereof) outstanding immediately prior to such Distribution Date. (The Pass-Through Rate applicable to the Class ( ) Certificates from time to time will equal the (sum of __% and the Index (as defined herein) subject to certain limitations) (weighted average of the Class ( ) Remittance Rates (as defined herein) on the Mortgage Loans. The Pass-Through Rate for the Class ( ) Certificates on the first Distribution Date will be _% per annum and is expected to change thereafter (because the weighted average of the Class ( ) Remittance Rates is expected to change for succeeding Distribution Dates.) Distributions in respect of principal, if any, of the Class ( ) Certificates will be made as described herein under "Description of the Certificates -- Distributions -- Priority" and "--Calculations of Principal".)

    (_______________ will act as master servicer of the Mortgage Loans (the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances to the Certificateholders. If the Master Servicer fails to make any such Advance or otherwise fails to perform its servicing obligations, the Trustee will be obligated to assume such servicing obligations and to make such Advance to the extent described herein. See "Description of the Certificates -- Advances" herein. (The only) obligation of the Depositor with respect to the Certificates will be to obtain from the Mortgage Asset Seller certain representations and warranties with respect to the Mortgage Loans and to assign to the Trustee the obligation of the Mortgage Asset Seller to repurchase or substitute for any Mortgage Loan as to which there exists an uncured material breach of any such representation or warranty.)


                                   ------------------




PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS ( ) CERTIFICATES. THE CLASS ( ) CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS ( ) CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES.


                                  --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED
THE  MERITS  OF  THIS OFFERING.    ANY  REPRESENTATION  TO  THE  CONTRARY  IS
UNLAWFUL.)


                                 ----------------------



    An election will (not) be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. (The Class ( ) Certificates will constitute "regular interests" in the
REMIC.) See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

    The yield to maturity on the Class ( ) Certificates will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. See "Risk Factors" herein and "Risk Factors -- Average Life of Certificates; Prepayments; Yields" and "Yield Considerations" in the Prospectus. As further described herein, losses on the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation to the Class ( ) Certificates. See "Description of the Certificates -- Distributions -- Priority" herein.

     There is currently no secondary market for the Class ( ) Certificates. Morgan Stanley & Co. Incorporated (the "Underwriter") currently expects to make a secondary market in the Class ( ) Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

     The Class ( ) Certificates offered hereby will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class ( ) Certificates will be ___% of the initial aggregate principal balance thereof as of ____________ 1, 199_ (the "Cut-off Date") plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

     The Class ( ) Certificates are offered subject to prior sale, when, as and if accepted by the Underwriter, and subject to approval of certain legal matters by __________, counsel for the Underwriter. It is expected that delivery of the Class ( ) Certificates (in book-entry form) (in registered, certified form) will be made on or about ___________, 199_, (through the facilities of The Depository Trust Company) (at the offices of the Underwriter, New York, New York) against payment therefor in immediately available funds.




                             -----------------------------

    THE CLASS ( ) CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _______________, 199_, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS ( ) CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                              TABLE OF CONTENTS

                                                                   Page
                                                                   ----

                            Prospectus Supplement

Summary                                                                S
Risk Factors                                                           S
Description of the Mortgage Pool                                       S
Description of the Certificates                                        S
Pooling and Servicing Agreement                                        S
Use of Proceeds                                                        S
Certain Federal Income Tax Consequences                                S
ERISA Considerations                                                   S
Legal Investment                                                       S
Plan of Distribution                                                   S
Legal Matters                                                          S
Rating                                                                 S

                                  Prospectus

Prospectus Supplement
Available Information
Incorporation of Certain Information by Reference
Summary of Prospectus
Risk Factors
Description of the Trust Funds
Use of Proceeds
Yield Considerations
The Depositor
Description of the Certificates
Description of the Agreements
Description of Credit Support
Certain Legal Aspects of Mortgage Loans
Certain Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters
Financial Information
Rating
Index of Principal Definitions


                             -----------------------------

    UNTIL ______________, 199_, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS ( ) CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           --------------------------------

    No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement and the accompanying Prospectus, and, if given, such information or representations must not be relied upon as having been authorized by the Issuer, the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.


                       SUMMARY OF PROSPECTUS SUPPLEMENT


    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates      Mortgage Pass-Through Certificates, Series
                           199_-_, (the "Certificates").

Depositor                  Morgan Stanley  Capital I Inc.,  a Delaware
                           corporation and a wholly-owned limited purpose finance subsidiary of Morgan Stanley Group Inc.
                           See "The Depositor" in the Prospectus.

Master Servicer            _______________, a  ________________.  See
                           "Pooling and Servicing Agreement -- The Master
                           Servicer" herein.

(Sub-Servicers             _______________, a ________________)

(Special Servicers         _______________, a ________________)

Trustee                    _____________, a ____________________.

Cut-off Date               ____________ 1, 199_.

Closing Date               ______________ 1, 199_.

Distribution
Dates Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the __ day of each (month) ( ) or, if any such __ day is not a business day, then on the next succeeding business day, beginning in ________ 19__ (each, a "Distribution Date"), to the holders of record as of the close of business on the (last business day of the month preceding the month) of each such distribution (each, a "Record Date"). Notwithstanding the above, the final distribution on any Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of such Certificates at the location to be specified in such notice.

(Registration of the
Class ( ) Certificates
                       The Class ( )  Certificates will be  represented by
                       one or more global  certificates registered  in the
                       name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Class ( ) Certificates (any such person, a "Class ( ) Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, certificated form (a "Definitive Class ( ) Certificate"), except under the limited circumstances described in the Prospectus under "Description of the Certificates-Book-entry
                       Registration and Definitive Certificates".  Instead,
                       DTC will effect payments and transfers in respect of
                       the  Class  (   )  Certificates  by means  of its
                       electronic recordkeeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive Class () Certificates are issued, all references herein to the rights of holders of a Class ( ) Certificate are to the rights of Class ( ) Certificate Owners of such class as they may be exercised through DTC and its Participants, except as otherwise specified herein. See "Description of the Certificates-General" herein and "Description of the Certificates-Book-Entry Registration and Definitive Certificates" in the Prospectus.)

Denominations            The  Class (  ) Certificates  will be  issuable
                         (on the book-entry records of DTC and its Participants) (in registered, certified form) in denominations of $_______ and integral multiples of $_____________ in excess thereof (, with one
                         Certificate of such class evidencing an additional amount equal to the remainder of the Certificate
                         Balance thereof).

(The Mortgage Pool       The  Mortgage Pool  will  consist of  ((fixed  rate)
                         (adjustable rate) Mortgage  Loans secured by (first)
                         (junior) liens on (multifamily) (commercial)
                         properties (the  "Mortgaged Properties")  located in
                         __ different  states,)   (mortgage  participations,
                         mortgage pass-through certificates, mortgaged-backed
                         securities evidencing  interests therein  or secured
                         thereby (the  "MBS"),) (and) (certain direct
                         obligations of the  United States, agencies  thereof
                         or   agencies  created   thereby  (the   "Government
                         Securities")).  (The Mortgage  Loans will  have an
                         aggregate principal balance as of the Cut-off Date
                         of $_________  and individual principal  balances at
                         origination of at least $______________ but not more
                         than $__________, with an  average principal balance
                         at  origination of  approximately  $_________.   The
                         Mortgage Loans will have terms to maturity from the date of origination or modification of not more than ____ years, and a weighted average remaining term to maturity of approximately _____ months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Rates of at least _____% per annum but not more than _____% per annum, with a weighted average Mortgage Rate of approximately ____% per annum as of the Cut-off Date. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Depositor will be assigned
                         (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of representations and warranties described herein that were made by the Mortgage
                         Asset Seller.)

                         (_____ of the Mortgage Loans, representing _____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the _____ day of each month; the remainder of the Mortgage Loans provide for Monthly Payments to be due on (identify day or days) of each month (the date in any month on which a Monthly Payment on a Mortgage Loan is first due, the "Due Date"). (The rate per annum at which interest accrues on each Mortgage Loan is subject to adjustment on specified Due Dates (each such date, an "Interest Rate Adjustment Date") by adding a fixed percentage amount (a "Gross Margin") to the value of the then-applicable Index (as described below) subject, in the case of substantially all of the Mortgage Loans, to limitations on the periodic adjustment of the related Mortgage Rate, and to maximum and minimum lifetime Mortgage Rates, as described herein. ___ of the Mortgage Loans, representing ___% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for Interest Rate Adjustment Dates to occur (monthly); the remainder of the Mortgage Loans provide for adjustments to the Mortgage Rate to occur quarterly, semi-annually or annually. (Each of the Mortgage Loans provides for an initial fixed interest rate period;) of the Mortgage Loans, representing _____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, have not yet experienced their first Interest Rate Adjustment Date. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is scheduled to occur on ________.))

                         (The amount of the Monthly Payment on each Mortgage Loan is also subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount that would amortize the outstanding principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the applicable Mortgage Rate, subject, in the case of several Mortgage Loans, to payment caps, which limit the amount by which the Monthly Payment may adjust on any Payment Adjustment Date as described herein. _______ of the Mortgage Loans, representing __% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date, provide for Payment Adjustment Dates to occur annually, while the remainder of the Mortgage Loans provide for adjustments of the Monthly Payment to occur monthly, quarterly or semi-annually.)

                         (Only in the case of   Mortgage Loans, representing
                                             ---
                         ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because the application of payment caps may limit the amount by which the Monthly Payments may adjust in respect of certain Mortgage Loans, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the remaining principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then-applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the then-applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the then-applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

                         (__ Mortgage Loans, representing ____% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, permit negative amortization. Substantially all of the Mortgage Loans that permit negative amortization contain provisions that limit the extent to which the amount of their respective original principal balances may be exceeded as a result thereof.)

                         (__ Mortgage  Loans, representing __%  of the
                         Mortgage Loans by aggregate principal balance as of the Cut-off Date, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining term of such Mortgage Loans, thereby leaving substantial outstanding principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto.)

                         For  a   further  description   of   the   Mortgage
                         Loans,   see "Description of the Mortgage Pool"
                         herein.)

(The MBS (Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, (redemption provisions), description of other material terms.)

(The Index               As of any  Interest Rate Adjustment Date,  the Index
                         used to determine the Mortgage Rate on each Mortgage Loan will be the ____________. See
                         "Description of the Mortgage Pool -- The Index" herein.)

The Class ( ) Certificates       The Class  ( )  Certificates will be  issued
                                 pursuant   to  a   Pooling   and   Servicing
                                 Agreement,  to  be dated  as of  the Cut-off
                                 Date,  among   the  Depositor,  the   Master
                                 Servicer and  the Trustee (the "Pooling  and
                                 Servicing  Agreement").    The  Class  (   )
                                 Certificates  have  an  initial  Certificate
                                 Balance of $_______ (the initial "Class  ( )
                                 Balance"), representing an initial  interest
                                 of  approximately ___% in  a trust fund (the
                                 "Trust Fund"), which will  consist primarily
                                 of  the   Mortgage  Pool  (The   Class  (  )
                                 Certificates  will not  have  a  Certificate
                                 Balance.)

                                 Distributions on the Class  ( ) Certificates
                                 will be made on the ____ day of each (month) (__) or, if such day is not a business day, on  the succeeding business day,
                                 beginning  on ____________  __, 199_ (each,
                                 a "Distribution Date").  Distributions on
                                 each Distribution  Date will  be made  by
                                 check  or wire  transfer  of immediately
                                 available funds,  as  provided  in  the
                                 Pooling  and Servicing Agreement,  to the
                                 Class    (  ) Certificateholders  of
                                 record as of  the (last business day  of the
                                 month  preceding the month) of such
                                 Distribution  Date (each, a "Record Date"),
                                 except that the  final distribution on the
                                 Class ( ) Certificates  will be made  only
                                 upon  presentation and surrender  of the Class
                                 ( ) Certificates  at the  office or  agency
                                 specified in  the Pooling and Servicing
                                 Agreement.  (As  more  specifically
                                 described herein, the Class ( ) Balance will
                                 be adjusted from time to time on each
                                 Distribution  Date  to  reflect  any
                                 additions thereto  resulting  from
                                 allocations  of Mortgage Loan negative
                                 amortization to the Class ( ) Certificates and any reductions thereof resulting from distributions of principal of the Class ( )
                                 Certificates.   As  further  described
                                 herein, interest  shall accrue on the Class
                                 ( ) Balance at a Pass-Through Rate thereon.

Pass-Through Rate on the
  Class ( ) Certificates     (The  Pass-Through  Rate   on  the  Class  (   )
                             Certificates is  fixed and is  set forth  on the
                             cover hereof.)   (The  Pass-Through Rate  on the
                             Class    ( ) Certificates  will be equal  to the
                             weighted  average of  the  Class (  ) Remittance
                             Rates  in  effect  from  time  to  time  on  the
                             Mortgage Assets.   The Class ( ) Remittance Rate
                             in effect  for  any Mortgage  Assets  as of  any
                             date of  determination (is equal  to the  excess
                             of  the  Mortgage  Rate  thereon  over  __%  per
                             annum)  ((i) prior  to its  first Interest  Rate
                             Adjustment   Date  is   equal  to   the  related
                             Mortgage Rate    then in  effect minus  __ basis
                             points (the  "Net Mortgage Rate") and  (ii) from
                             and  after its  first  Interest Rate  Adjustment
                             Date is  equal to the related Mortgage Rate then
                             in effect  minus the excess of the related Gross
                             Margin over  __ basis points.))  (The Class  ( )
                             Certificates (or  a component thereof)  will not
                             be  entitled  to distributions  of  interest and
                             will not  have a Pass-Through Rate.)   (Describe
                             any  other method  used  to calculate  the Pass-
                             Through Rate.)

Interest Distributions
  on the Class ( ) Certificates       Holders  of the  Class (  ) Certificates
                                      will  be  entitled  to  receive  on each
                                      Distribution Date, to the extent of  the
                                      Available  Distribution Amount  for such
                                      Distribution     Date,     distributions
                                      allocable  to interest  in an  aggregate
                                      amount    (the   "Class   ( )   Interest
                                      Distribution  Amount")  equal to  thirty
                                      days' interest  accrued on the Class ( )
                                      Balance)  (Class (  )  Notional  Amount)
                                      outstanding  immediately  prior to  such
                                      Distribution    Date   at    the   then-
                                      applicable  Pass-Through  Rate less  the
                                      Class ( ) Certificates' allocable  share
                                      (calculated   as  described  herein)  of
                                      ((i)  the aggregate  amount of  negative
                                      amortization in respect of the  Mortgage
                                      Loans  for their  respective  Due  Dates
                                      occurring during the related Due  Period
                                      and  (ii))  the  aggregate  portion   of
                                      Prepayment Interest Shortfalls  incurred
                                      during  the related  Due Period that was
                                      not  covered by  the application  of the
                                      Master       Servicer's        servicing
                                      compensation   for   the   related   Due
                                      Period.  (The  amount, if any, by  which
                                      the  Class  (  )  Interest  Distribution
                                      Amount  for  any  Distribution  Date  is
                                      reduced   as  a   result   of   negative
                                      amortization   on  the   Mortgage  Loans
                                      shall  constitute  the  "Class  Negative
                                      Amortization"   for  such   Distribution
                                      Date  in  respect  of  the  Class  (   )
                                      Certificates  and shall  be added to the
                                      Class ( )  Balance on  such Distribution
                                      Date.)   (The Class (  ) Notional Amount
                                      will equal  the (sum of  the) Class  ( )
                                      Balance.  The Class ( ) Notional  Amount
                                      does   not  entitle   the  Class   (   )
                                      Certificates  (or  a component  thereof)
                                      to any distributions  of principal.)  If
                                      the  Available  Distribution Amount  for
                                      any  Distribution Date  is less than the
                                      Class  ( ) Interest  Distribution Amount
                                      for    such   Distribution   Date,   the
                                      shortfall will be part of the Class (  )
                                      Interest  Distribution  Amount
                                      distributable  to  holders  of  Class
                                      (  ) Certificates  on  subsequent
                                      Distribution Dates, to the extent of
                                      available funds.

                                      The  Available  Distribution Amount  for
                                      any  Distribution  Date generally
                                      includes:   (i)  scheduled  payments
                                      on the  Mortgage Assets  due  during
                                      or prior  to  the  related  Due  Period
                                      and collected as  of the related
                                      Determination Date  (to the  extent
                                      not  distributed  on  previous
                                      Distribution  Dates) and  certain
                                      unscheduled  payments  and  other
                                      collections  on  the  Mortgage
                                      Assets  collected during the  related
                                      Due  Period, net of amounts payable or
                                      reimbursable to the  Master Servicer
                                      therefrom; (ii) any  Advances  made  by
                                      the  Master  Servicer  for  the  related
                                      Distribution  Date;  and  (iii)  that
                                      portion  of  the   Master Servicer's
                                      servicing compensation  for  the
                                      related  Due  Period applied to cover
                                      Prepayment Interest Shortfalls
                                      incurred during the related Due Period.
                                      See  " Description of the  Certificates
                                      -- Distributions -- Calculations of
                                      Interest" herein.


Principal Distributions
  on the Class ( )
  Certificates             Holders of  the Class (  ) Certificates will  be
                           entitled to receive  on  each Distribution  Date,
                           to  the extent  of the balance of the Available
                           Distribution Amount remaining after the payment
                           of the Class  ( )  Interest Distribution Amount
                           for such  Distribution  Date, distributions  in
                           respect  of principal in  an amount (the "Class
                           (  )   Principal Distribution  Amount") generally
                           equal  to the  aggregate of (i)  the then
                           Class  ( )  Scheduled Principal  Distribution
                           Percentage (calculated as described herein) of
                           all scheduled payments of  principal (including
                           the principal  portion of any Balloon Payments)
                           due on the Mortgage  Loans during or, if and to
                           the extent not previously received or advanced and
                           distributed  on  prior  Distribution  Dates,  prior
                           to  the related Due  Period that were  paid by
                           the  mortgagors as of the related Determination
                           Date or  advanced by the Master Servicer in
                           respect of such Distribution Date, (ii) (the
                           Senior Accelerated Percentage  of) (all  principal
                           prepayments  received during the related Due Period
                           and (iii),  to the  extent not  previously advanced
                           (the (lesser  of the) Class  ( ) Scheduled
                           Principal Distribution  Percentage of  the Stated
                           Principal  Balance of  the Mortgage Loans) (and
                           the)  (Senior Accelerated  Percentage  of  any
                           unscheduled   principal  recoveries received
                           during  the related Due  Period in  respect of the
                           Mortgage Loans,  whether  in  the  form  of
                           liquidation  proceeds,  insurance proceeds,
                           condemnation  proceeds or amounts received  as a
                           result  of the  purchase of  any  Mortgage  Loan
                           out  of  the  Trust  Fund.))  Distributions in
                           respect  of principal of the Class (  )
                           Certificates on  any Distribution  Date shall  be
                           limited  to the  sum of  (i) the Class ( ) Balance
                           outstanding  immediately prior to such Distribution
                           Date  and (ii)  the Class  Negative Amortization,
                           if  any, for  such Distribution  Date  in
                           respect  of  the  Class  (  )   Certificates.
                           (Initially,  the  "Senior Accelerated  Percentage"
                           will equal  100% thereafter, as  further
                           described  herein,  the  Senior  Accelerated
                           Percentage  may  be   reduced  under  certain
                           circumstances.)  See "Description of the
                           Certificates --Distributions -- Calculations  of
                           Principal" herein. (The Class ( ) Certificates do not have a Certificate Balance and are therefore not entitled to any principal distributions).

Advances The Master Servicer is required to make advances ("Advances") in respect of delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "Description of the
             Certificates   --  Advances"  herein   and  "Description  of  the
             Certificates -- Advances in Respect of Delinquencies" in the Prospectus.

Subordination    The rights  of holders  of the  Subordinate Certificates  to receive distributions  of amounts collected  on the Mortgage
                 Loans will be  subordinate, to the extent  described herein, to  the rights  of holders  of the  Class (  ) Certificates.
                 This subordination is intended to enhance the likelihood  of receipt by the holders of  the Class ( ) Certificates of the full amount of  the Class  ( ) Interest Distribution  Amount and the (ultimate receipt  of principal equal to the initial
                 Class ( ) Balance).  The protection  afforded     to     the
                 holders  of the  Class  (  ) Certificates  by  means  of the subordination, to the extent provided  herein, will  be
                 accomplished  by the  application  of the Available
                 Distribution Amount to the Class ( )  Certificates prior to the  application  thereof to  the  Subordinate  Certificates
                 (and  by reducing the  Class ( ) Interest Distribution Amount
                 and the Class (    )  Balance  by an  amount  equal  to  the
                 interest  portion  and  the principal portion, respectively,
                 Realized Losses  allocated to  such class).    See
                 "Description of the Certificates -- Subordination" herein.

(The Subordinate
  Certificates   The  Class  (  )  Certificates have  an  initial Certificate
                 Balance of $____________ (the initial "Class ( ) Balance") and the Class ( ) Certificates have an initial Certificate
                 Balance of $________ (the initial "Class ( ) Balance"), representing ____% and _____%, respectively, of the Mortgage
                 Loans by aggregate principal balance as of the Cut-off Date.
                 Interest shall accrue on the Class ( ) Balance and Class ( )
                 Balance at a Pass-Through  Rate equal to  (____% per  annum)
                 (the weighted average of the Net Mortgage Rates in effect from time to time on the Mortgage Loans).

                 (The Class ( ) Certificates, which have no Pass-Through Rate and initially have a Certificate Balance of $______ (the initial "Class ( ) Balance"), represent the right to receive on any Distribution Date the balance, if any, of the Available Distribution Amount remaining after the payment of all interest and principal due on the other
                 Classes  of Certificates.    Subsequent to  the  first
                 Distribution Date,  the Class (  ) Balance will equal
                 the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the sum of the Class ( ) Balance,
                 Class ( )  Balance and Class (    ) Balance.)

                 (The Subordinate Certificates are not offered hereby.))

(Special Prepayment
  Considerations     The rate  of  principal payments  on  the Class  (     )
                     Certificates collectively will  depend on  the rate  and
                     timing  of  principal  payments (including  prepayments,
                     defaults and liquidations) on the Mortgage Loans.  As is
                     the case with mortgage-backed  securities generally, the
                     Class  (     ) Certificates  are subject  to substantial
                     inherent  cash-flow uncertainties  because  the Mortgage
                     Loans  may  be prepaid  at  any time.    Generally, when
                     prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                     (The  multiple class  structure  of the  Class  (     )
                     Certificates results in the allocation of prepayments among certain classes as follows (to be included as appropriate):

        (SEQUENTIALLY PAYING CLASSES: (All) classes of the Class ( ) Certificates are subject to various priorities for payment of principal as described herein. Distributions on classes having an earlier priority of payment will be immediately affected by the prepayment speed of the Mortgage Loans early in the life of the Mortgage Pool. Distributions on classes with a later priority of payment will not be directly affected by the prepayment speed until such time as principal is distributable on such classes; however, the timing of commencement of principal distributions and the weighted average lives of such classes will be affected by the prepayment speed experienced both before and after the commencement of principal distributions on such classes.)

        ((SCHEDULED) CERTIFICATES: Principal distributions on the (Scheduled) Certificates will be payable in amounts determined based on schedules as described herein, provided that the prepayment speed of the Mortgage Loans each month remains (at a constant level of) (between approximately ___% CPR (as defined herein) and) ___% CPR. (However, as discussed herein, actual principal distributions are likely to deviate from the described amounts, because it is highly unlikely that the actual prepayment speed of the Mortgage Loans each month will remain at or near ___% CPR.) If the prepayment speed of the Mortgage Loans is consistently higher than ___% CPR, then the (Companion) Certificates will be retired before all of the (Scheduled) Certificates are retired, and the rate of principal distributions and the weighted average lives of the remaining (Scheduled) Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans and principal distributions thereon will be more likely to deviate from the described amounts.)

        ((COMPANION)  CERTIFICATES:   Because of  the application  of amounts
        available for principal distributions among the  Class (   ), Class (
         ) and Class  (    ) Certificates  in any given  month, first to  the
        (Scheduled) Certificates up to the described amounts and  then to the
        (Companion) Certificates, the rate of principal distributions and the weighted average lives of the (Companion) Certificates will be extremely sensitive to changes in the prepayment speed of the Mortgage Loans. The weighted average lives of the (Companion) Certificates will be significantly more sensitive to changes in the prepayment speed than that of the (Scheduled) Certificates or a fractional undivided interest in the Mortgage Loans.))

(Special Yield
  Considerations     The yield  to maturity on  each respective class  of the
                     Class  (    ) Certificates  will depend on  the rate and
                     timing  of  principal  payments (including  prepayments,
                     defaults and liquidations) on the Mortgage Loans and the
                     allocation  thereof (and of  any losses on  the Mortgage
                     Loans) to  reduce the Certificate Principal  Balance (or
                     Notional Amount) of such class, as well as other factors
                     such  as  the Pass-Through  Rate  (and  any  adjustments
                     thereto) and the purchase  price for such  Certificates.
                     The yield  to investors  on any  class of  Class (     )
                     Certificates   will  be   adversely   affected  by   any
                     allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

        In general, if a Class ( ) Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class ( ) Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

        The  Class (    ) Certificates were  structured based  on a number of
        assumptions, including a prepayment assumption of ___% CPR and weighted average lives corresponding thereto as set forth herein
        under "Special  Prepayment Considerations."   The yield assumptions
        for the respective classes of Offered Certificates will vary as determined at the time of sale.

        (The multiple class structure of the Senior Certificates causes the yields of certain classes to be particularly sensitive to changes in the prepayment speed of the Mortgage Loans and other factors, as follows (to be included as appropriate):)

        (INTEREST STRIP AND INVERSE FLOATER CLASSES: The yield to investors on the (identify classes) will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the (identify interest strip and inverse floater strip classes) to recover their initial investments, and a slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the (identify non-strip inverse floater classes).)

        ((VARIABLE STRIP) CERTIFICATES. In addition to the foregoing, the yield on the (Variable Strip) Certificates will be materially adversely affected to a greater extent than the yields on the other Class ( ) Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage
        Rates, because holders of the (Variable Strip) Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.)


        (ADJUSTABLE RATE (INCLUDING INVERSE FLOATER) CLASSES: The yield on the (identify floating rate classes) will be sensitive, and the yield on the (identify inverse floater classes) will be extremely sensitive, to fluctuations in the level of (the index). THE PASS-
        THROUGH RATE ON THE (IDENTIFY INVERSE FLOATER CLASSES) WILL VARY INVERSELY WITH, AND AT A MULTIPLE OF, (THE INDEX).)

        (Inverse floater companion classes:   In addition  to the  foregoing,
        in the event of relatively low prevailing interest rates (including (the index) and relatively high rates of principal prepayments over an extended period, while investors in the (identify inverse floater companion classes) may then be experiencing a high current yield on such Certificates, such yield may be realized only over a relatively short period, and it is
        unlikely  that  such   investors  would  be  able  to  reinvest  such
        principal prepayments on such Certificates at a comparable yield.)

        (RESIDUAL CERTIFICATES: Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein; however, holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of their term that substantially exceed the principal and interest payable thereon during such periods. (In addition, such distributions will be reduced to the extent that they are subject to United States federal income tax withholding.)))



Optional Termination     At  its option, the Master Servicer may purchase all
                         of   the   Mortgage  Assets,   and   thereby  effect
                         termination of  the Trust Fund  and early retirement
                         of  the   then  outstanding  Certificates,   on  any
                         Distribution  Date  on  which  the aggregate  Stated
                         Principal Balance of the Mortgage Loans remaining in
                         the Trust  Fund is  less than  __% of  the aggregate
                         principal balance of  such Mortgage Loans as  of the
                         Cut-off Date.   (At its option, the  Master Servicer
                         may also purchase any Class ( ) Certificates on any Distribution Date on which the Class ( ) Balance is less than ___% of the original balance thereof.)
                         See "Pooling and Servicing Agreement -- Termination" herein and "Description of the Certificates --
                         Termination" in the Prospectus.

Certain Federal Income Tax
  Consequences   (An election  will be made to treat the Trust Fund as a real estate  mortgage investment  conduit  ("REMIC")  for federal
                 income tax  purposes.   Upon the issuance  of the  Class ( )
                 Certificates, Brown & Wood  LLP or Sidley & Austin or Latham
                 & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal
                 Revenue Code of 1986 (the "Code").


        For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

        The Class ( ) Certificates (may(will))(will not) be treated as having been issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be equal to a constant prepayment rate ("CPR") of ____%. However, no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.)

        For   further   information  regarding   the   federal   income   tax
        consequences  of  investing  in  the  Class  (  )  Certificates,  see
        "Certain  Federal  Income  Tax  Consequences"   herein  and  in   the
        Prospectus.)

ERISA Considerations     (A fiduciary of  any employee benefit plan  or other
                         retirement  arrangement  subject   to  the  Employee
                         Retirement Income  Security Act of 1974,  as amended
                         ("ERlSA"), or Section 4975 of the Code should review
                         carefully  with  its   legal  advisors  whether  the
                         purchase  or holding of Class ( ) Certificates could
                         give rise to a transaction  that is prohibited or is
                         not  otherwise  permitted   either  under  ERISA  or
                         Section 4975 of the Code or whether there exists any
                         statutory or administrative  exemption applicable to
                         an  investment therein.)   (The U.S.   Department of
                         Labor has issued an individual exemption, Prohibited
                         Transaction Exemption 90-24, to the Underwriter that
                         generally exempts from the application of certain of
                         the prohibited transaction provisions of Section 406
                         of  ERISA,  and  the excise  taxes  imposed  on such
                         prohibited transactions  by Section 4975(a)  and (b)
                         of   the  Code   and   Section   502(i)  of   ERISA,
                         transactions relating  to  the  purchase,  sale  and
                         holding of pass-through certificates underwritten by
                         the Underwriter such  as the Class (  ) Certificates
                         and  the servicing and operation of asset pools such
                         as the  Trust Fund, provided that certain conditions
                         are     satisfied.    A  fiduciary of  any  employee
                         benefit plan  subject to  ERISA or  the Code  should
                         consult  with  its   legal  advisors  regarding  the
                         requirements of  ERISA and  the Code.)   See  "ERISA
                         Considerations" herein and in the Prospectus.


Rating It is a condition to the issuance of the Class ( ) Certificates that they be rated (not lower than)
                   "___" by _______________.   A security rating is not a
                   recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding
                   effect on yield  to investors.   (The rating of the
                   Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to
                   fully recover  their initial investments.)    See
                   "Risk  Factors"   and  "Rating"   herein  and   "Yield
                   Considerations" in the Prospectus.

Legal Investment     The  appropriate  characterization  of  the  Class  (  )
                     Certificates    under    various     legal    investment
                     restrictions, and thus the ability of  investors subject
                     to   these  restrictions  to  purchase  the  Class  (  )
                     Certificates,    may   be    subject    to   significant
                     interpretative   uncertainties.      The   Class   (   )
                     Certificates  (will)  (will  not)  be "mortgage  related
                     securities" within the meaning of the Secondary Mortgage
                     Market  Enhancement Act  of  1984 (so  long as  they are
                     rated in  at least the second highest rating category by
                     the Rating Agency,  and, as such, are  legal investments
                     for certain entities  to the extent provided  in SMMEA).
                     Accordingly, investors  should consult  their own  legal
                     advisors to  determine whether  and to  what extent  the
                     Class ( ) Certificates constitute  legal investments for
                     them.  See "Legal Investment" herein and      in     the
                     Prospectus.






                                 RISK FACTORS
     (Description will depend on the particulars of the Mortgage Assets)


    Special Prepayment Considerations. The rate and timing of principal payments on the Class ( ) Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Assets due to a breach of representation and warranty) on the Mortgage Assets. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. (The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium Provisions applicable to the Mortgage Loans and by the extent to which the Master Servicer is able to enforce such provisions. Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter lock-out periods or with lower prepayment premiums.) (As is the case with mortgage-backed securities generally, the Class ( ) Certificates are subject to substantial inherent cashflow uncertainties because the Mortgage Loans may be prepaid at any time.)

    (As described herein, prior to reduction of the Class ( ) Balance to zero, all principal prepayments on and other unscheduled recoveries of principal of the Mortgage Loans will be allocated to the Class ( ) Certificates. To the extent that no prepayments or other unscheduled recoveries of principal are distributed on the Subordinate Certificates, the subordination afforded the Class ( ) Certificates by the Subordinate Certificates, in the absence of offsetting losses on the Mortgage Loans allocated thereto, will be increased.)

     See "Description of the Certificates -- Distributions -- Priority" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

    Special Yield Considerations. The yield to maturity on the Class ( ) Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balance of such class. (The yield to maturity on the Class ( ) Certificates will also depend on changes in the Index and the effect of any maximum lifetime Mortgage Rate, minimum lifetime Mortgage Rate, Payment Cap and Periodic Rate Cap applicable to each Mortgage Loan.) The yield to investors on the Class ( ) Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments. Neither the Certificates not the Mortgage Loans are guaranteed by any governmental entity or private insurer.

    In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

    See  "Certain  Federal   Income  Tax  Consequences"  herein  and  in  the
Prospectus and "Yield Considerations" in the Prospectus.

    (Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties.) (Description of type of property, lease provisions, nature of tenants and operating income.)

     (Because the Mortgage Loans are adjustable rate mortgage loans, the Mortgage Rates and Monthly Payments will increase in a rising interest rate environment, perhaps without a corresponding increase in the mortgagors' net operating income. In such event, as the Debt Service Coverage Ratios (as defined herein) for such Mortgage Loans decrease, the related mortgagor's ability to make Monthly Payments may be impaired, and a mortgagor payment default would be more likely to occur.)

    Effect of Mortgagor Defaults. The aggregate amount of distributions on the Class ( ) Certificates, the yield to maturity of the Class ( ) Certificates, the rate of principal payments on the Class ( ) Certificates and the weighted average life of the Class ( ) Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a Class ( ) Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Class ( ) Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

    As and to the extent described herein, the Master Servicer will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that (i) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are determined to be nonrecoverable Advances. The Master Servicer's right to receive such payments of interest are prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, may result in losses being allocated to the Class ( ) Certificates that would not otherwise have resulted absent the accrual of such interest.

    Even if losses on the Mortgage Loans are not borne by an investor in the Class ( ) Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to the Class ( ) Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Class ( ) Certificates will depend upon the characteristics of the remaining Mortgage Loans.

    Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Class ( ) Certificate, to the extent that Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount generally consist of, as more fully described herein, principal of the Mortgage Loans actually collected or advanced. The Master Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon Payment is due by up to __ months, subject to certain conditions described in the Pooling and Servicing Agreement. The Master Servicer's obligation to make Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates -- Advances". Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of Class ( ) Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to the Class ( ) Scheduled Principal Distribution Percentage of that portion of the Available Distribution Amount that represents the principal portion of (i) any payment made by the related mortgagor under a forbearance arrangement or (ii) any related Advance made by the Master
Servicer.   Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of Class ( ) Certificates will extend the weighted average life of the Class ( ) Certificates.

    As described under "Description of the Certificates -- Distributions" herein, if the portion of Available Distribution Amount distributable in respect of interest on the Class ( ) Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest and will therefore negatively affect the yield to maturity of such class of Certificates for so long as it is outstanding.

(The following paragraphs will be included in the event any of the Mortgage Loans are acquired from the Resolution Trust Corporation:)

    (Troubled Originators. The Mortgage Loans were originated or purchased by the (Originating Institutions), each of which is subject to an RTC receivership. It is possible that the financial difficulties experienced by the (Originating Institutions) may have adversely affected either or both of
(i) the standards and procedures pursuant to which the Mortgage Loans were originated or purchased by such (Originating Institutions) and (ii) the manner in which such Mortgage Loans have been serviced prior to assumption of servicing responsibilities by the Master Servicer. The Mortgage Loans will be acquired by the Depositor on or before the Closing Date from the Mortgage Asset Seller, which acquired the Mortgage Loans from the RTC in its capacity as receiver of each of the associations pursuant to a certain commercial mortgage loan sale agreement, dated ______, 199_ (as amended, the "Loan Sale Agreement"). Pursuant to the Loan Sale Agreement, the RTC as receiver of the (Originating Institutions), has made certain representations and warranties regarding the Mortgage Loans and is obligated to cure such breaches or repurchase those Mortgage Loans as to which there is a breach of such representations and warranties. The RTC repurchase price for the Mortgage Loans is par plus accrued interest at the related Mortgage Rate(,except in the case of _____ Mortgage Loans as to which a repurchase for a breach of the representation and warranty relating to certain environmental matters would be accomplished at a price that initially is discounted but increases
to par over  approximately __  years).   See "Description  of  the Mortgage
Pool -- Representations and Warranties of the Originating Institutions"
herein.   The RTC, acting in its corporate capacity, has guaranteed such
obligations of the RTC,  acting in its  capacity as receiver.   The
agreement pursuant to which such guarantee was made by the RTC is hereinafter referred to as the "Guarantee Agreement".)

    (Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived from books and records of the (Originating Institutions), as well as a limited review of the credit and legal files relating to the Mortgage Loans. Accordingly, available information does not permit the Depositor to determine fully the origination, credit appraisal and underwriting practices of the originators of the Mortgage Loans. Furthermore, it is possible that this Prospectus Supplement does not contain material information regarding the Mortgage Loans that would have been disclosed if the structure and personnel of the (Originating Institutions) had not been affected by such institutions having been placed in receivership. While the Depositor has undertaken a limited review of the records and files related to the Mortgage Loans in connection with the issuance of the Class ( ) Certificates the Mortgage Loans have not been "re-underwritten" or subjected to the type of review that would typically be made in respect of a newly originated mortgage loan.))


                  DESCRIPTION OF THE (MORTGAGE POOL) (MBS)



GENERAL

    The Trust Fund will consist primarily of (___ (fixed interest) (adjustable interest) rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of $____________,) (mortgage participations, mortgage pass-through certificates, mortgaged-backed securities evidencing interests therein or secured thereby (the "MBS"),) (and) (certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities")). (Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage" creating a (first)(junior) fee lien on a (multifamily)(commercial) property (a "Mortgaged Property"). The Mortgaged Properties consist of (description of commercial or multifamily residential properties). (Because no evaluation of any mortgagor's financial condition has been conducted, investors should consider all of the Mortgage Loans to be non-recourse loans so that, in the event of mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the mortgagor's other assets.) All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.)

    (The Mortgage Loans to be included in the Trust Fund will have been originated or acquired by ________________ (the "Mortgage Asset Seller") and will comply with the underwriting criteria described herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Asset Seller pursuant to a seller's agreement (the "Seller's Agreement"), to be dated as of ____________, 199_ between the Mortgage Asset Seller and the Depositor. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to _______________, as Trustee, pursuant to the Pooling and Servicing Agreement.
_____________, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

    Under the Seller's Agreement, _______________, as seller of the Mortgage Loans to the Depositor, will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the Mortgage Loans, and will be obligated to repurchase or substitute for any Mortgage Loans as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. Under the Pooling and Servicing Agreement the Depositor will assign all its right, title and interest in such representations, warranties and covenants (including ____________________'s repurchase or substitution obligation) to the Trustee for the Trust Fund. The Depositor will make (no) representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation (or which are otherwise defective). _____________, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse and, accordingly, in such capacity, will have no obligations with respect to the certificates other than pursuant to such representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.)

(THE MBS

    (Title  and issuer of underlying securities, amount deposited or pledged,
amount  originally   issued,  maturity   date,  interest   rate,  (redemption
provisions), together with description of other material terms.)

    (Description of principal and interest distributions on the MBS.)


    (Description  of  advances  by   the  servicer  of  the   mortgage  loans
underlying the MBS.)

    (Description of effect on the MBS of allocation of losses on the underlying mortgage loans.)

    As to each series of MBS included in the Trust Fund, the various classes of certificates from such series ((including classes not in the Trust Fund but from the same series as classes that are in the Trust Fund) are listed, together with the related pass-through rates and certain other information applicable thereto, in Annex B hereto.)

(THE INDEX

    As  of  any  Payment  Adjustment  Date,   the  Index  applicable  to  the
determination of the related Mortgage Rate will be a per annum rate equal to ______________, as most recently available as of the date ____ days prior to the Payment Adjustment Date (the "Index"). Such average yields reflect the yields for the week prior to that week in which the information is
reported.   In the  event that  the Index  is no  longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer.

    The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Such average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any Mortgage Loan.)

                               (name of Index)


Adjustment Date                  1990        1991       1992        1993     1994      1995
---------------                  ----        ----       ----        ----     ----      ----


January ( )
February ( )
March ( )
April ( )
May ( )
June ( )
July ( )
August ( )
September ( )
October ( )
November ( )
December ( )



CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

    (Approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately ___% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; approximately _____% of the Mortgage Loans have Due Dates that occur on the ___ day of each month; and the remainder of the Mortgage Loans have Due Dates that occur on the fifteenth day of each month.)

    (As of the Cut-off Date, the Mortgage Loans had the following characteristics: (i) Mortgage Rates ranging from _____% per annum to _______% per annum; (ii) a weighted average Mortgage Rate of ______% per annum; (iii) Gross Margins ranging from ____ basis points to ______ basis points; (iv) a weighted average Gross Margin of ____ basis points; (v) principal balances ranging from $_______ to $______; (vi) an average principal balance of $_________; (vii) original terms to scheduled maturity ranging from _____ months to _________ months; (viii) a weighted average original term to scheduled maturity of _____ months; (ix) remaining terms to scheduled maturity ranging from ____ months to _____ months; (x) a weighted average remaining term to scheduled maturity of ________ months; (xi) Cut-off Date Loan-to-Value ("LTV") Ratios ranging from ______% to ________%; (xii) a weighted average Cut-off Date LTV Ratio of _____%; (xiii) as to the _______% of the Mortgage Loans to which such characteristic applies, (A) minimum lifetime Mortgage Rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime Mortgage Rate of _______% per annum; (xiv) as to the__________% of Mortgage Loans to which such characteristic applies and for which it may be currently calculated, (A) maximum lifetime Mortgage Rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime Mortgage Rate of _________% per annum; (xv) Cut-off Date Debt Service Coverage Ratios ranging from ______% to _____% and (xvi) a weighted average Cut-off Date Debt Service Coverage Ratio of _________%.)

    (___% of the Mortgage Loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors -- Balloon Payments" in the Prospectus.)

    (The Mortgage Rate on each Mortgage Loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index (described below) as most recently announced a specified number of days prior to such Interest Rate Adjustment Date, subject, in the case of substantially all of the Mortgage Loans, to minimum and maximum lifetime Mortgage Rates, with ranges specified below. The Mortgage Rates on the Mortgage Loans generally are adjusted monthly; however, certain of the Mortgage Loans provide for Interest Rate Adjustment Dates to occur quarterly (___% of the Mortgage Loans), semi-annually ( % of the Mortgage Loans) or annually (____% of the Mortgage Loans). Each of the Mortgage Loans provided for an initial fixed interest rate period; ___ Mortgage Loans, representing ___% of the Mortgage Loans, have not experienced their first
Interest Rate Adjustment Dates. The latest initial Interest Rate Adjustment Date for any Mortgage Loan is to occur in _________________________.)

    -----------------------------------------------------

    (Subject to the Payment Caps described below, the amount of the Monthly Payment on each Mortgage Loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the Mortgage Rate in effect during the one month period preceding such Payment Adjustment Date. Approximately __% of the Mortgage Loans provide that an adjustment of the amount of the Monthly Payment on a Payment Adjustment Date may not result in a Monthly Payment that increases by more than ___% (nor, in some cases, decreases by more than ____%) of the amount of the Monthly Payment in effect immediately prior to such Payment Adjustment Date (each such provision, a "Payment Cap"); however, certain of those Mortgage Loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the Mortgage Loan exceeding (through negative amortization) by a specified percentage the original principal balance thereof. Generally, the related Mortgage Note provides that if, as a result of negative amortization, the respective principal balance of the Mortgage Loan reaches an amount specified therein (which as to most Mortgage Loans is not greater than _% of the Mortgage Loan principal balance as of the origination date thereof), the amount of the Monthly Payments due thereunder will be increased as necessary to prevent further negative amortization.

    (Only in the case of _____% of the Mortgage Loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the Monthly Payments due on certain of the Mortgage Loans may adjust, the amount of a Monthly Payment may be more or less than the amount necessary to amortize the Mortgage Loan principal balance over the then remaining amortization schedule at the applicable Mortgage Rate. Accordingly, Mortgage Loans may be subject to slower amortization (if the Monthly Payment due on a Due Date is sufficient to pay interest accrued to such Due Date at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule), to negative amortization (if interest accrued to a Due Date at the applicable Mortgage Rate is greater than the entire Monthly Payment due on such Due Date) or to accelerated amortization (if the Monthly Payment due on a Due Date is greater than the amount necessary to pay interest accrued to such Due Date at the applicable Mortgage Rate and to reduce principal in accordance with the applicable amortization schedule).)

    (No Mortgage Loan currently prohibits principal prepayments; however, certain of the Mortgage Loans impose fees or penalties ("Prepayment Premiums") in connection with full or partial prepayments. Although
Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, the Master Servicer may waive the payment of any Prepayment Premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related Mortgage Loan, or under certain other limited circumstances.)

     The following table sets forth the range of Mortgage Rates on the Mortgage Loans as of the Cut-off Date:

                    Mortgage Rates as of the Cut-off Date
                    -------------------------------------

                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
Mortgage Rate           Loans                Number           the Cut-off Date     the Cut-off Date
-------------         ---------              --------         ----------------     ----------------


        Total           _____                 100.00%          $____                      100.00%
                                              -------






Weighted Average
  Mortgage Rate:


Note: Percentage totals may not add due to rounding.


        The following table sets forth the types of Mortgaged Properties securing the Mortgage Loans:

                                Property Type
                                --------------



                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
Type                    Loans                Number           the Cut-off Date     the Cut-off Date
----                   --------              -------          ----------------     ----------------


    Total                ____                  100.00%          $                          100.00%
                                               -------          --------                   ------




Note:   Percentage totals may not add due to rounding.

        (The following table sets forth the range of Gross Margins for the Mortgage Loans:)



                               (Gross Margins)
                                ------------




                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
Mortgage Rate           Loans                Number           the Cut-off Date     the Cut-off Date
-------------         ---------              --------         -----------------    ----------------


        Total          ______                   100.00%          $                          100.00%
                                                -------          ----------                 ------




Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.





     (The following table sets forth the frequency of adjustments to the Mortgage Rates on the Mortgage Loans as of the Cut-off Date:)

                 (Frequency of Adjustments to Mortgage Rates)
                  -------------------------------------------




                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
Frequency(A)            Loans                Number           the Cut-off Date     the Cut-off Date
------------          ---------              ------           ----------------     ----------------


Total                   _____                  100.00%          $_____                   100.00%
                                               -------                                   -------




Weighted Average
Frequency of
Adjustments to
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

(A) _______ or ___% of Mortgage Loans have not experienced their first Interest Rate Adjustment Date.

    (The following table sets forth the frequency of adjustments to the Monthly Payments on the Mortgage Loans as of the Cut-off Date:)

                (Frequency of Adjustments to Monthly Payments)
                 ---------------------------------------------


                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
Frequency (A)           Loans                Number           the Cut-off Date     the Cut-off Date
-------------         ----------             --------         ----------------     ----------------


Total                    ______                100.00%          $______                    100.00%
                                               --------                                    -------






Weighted Average
Frequency of
Adjustments to
Monthly Payments:

Note:  Percentage totals may not add due to rounding.

    (The following table sets forth the range of maximum lifetime Mortgage Rates for the Mortgage Loans:)

                      (Maximum Lifetime Mortgage Rates)
                       --------------------------------





                                                                                      Percent by
                                                                 Aggregate             Aggregate
    Maximum           Number of              Percent             Principal             Principal
    Lifetime           Mortgage                by              Balance as of         Balance as of
 Mortgage Rate          Loans                Number           the Cut-off Date     the Cut-off Date
--------------        ----------             --------         ----------------     ----------------

Total                    _____                100.00%           $_______                   100.00%
                                              --------                                     -------



Weighted Average
Maximum Lifetime
Mortgage Rate:


Note:  Percentage totals may not add due to rounding.

(A) Represents Mortgage Loans without a lifetime rate cap.
(B) The lifetime rate caps for these Mortgage Loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.
(C) This calculation does not include the ____ Mortgage Loans without a lifetime rate cap or the ____ Mortgage Loans with lifetime rate caps which are currently not determinable.

    (The following table sets forth the range of minimum lifetime Mortgage Rates on the Mortgage Loans:)

                      (Minimum Lifetime Mortgage Rates)
                       -------------------------------


                                                                                      Percent by
                                                                 Aggregate             Aggregate
    Minimum           Number of              Percent             Principal             Principal
    Lifetime           Mortgage                by              Balance as of         Balance as of
 Mortgage Rate          Loans                Number           the Cut-off Date     the Cut-off Date
---------------       ---------              --------         ----------------     ----------------

Total                    ______               100.00%           $_______                   100.00%





Weighted Average
Minimum Lifetime
Mortgage Rate:


Note: Percentage totals may not add due to rounding.

(A) Represents Mortgage Loans without interest rate floors.
(B) This calculation does not include the ___ Mortgage Loans without interest rate floors.

     The following table sets forth the range of principal balances of the Mortgage Loans as of the Cut-off Date:

                  Principal Balances as of the Cut-off Date
                  -----------------------------------------




                                                                                      Percent by
   Principal                                                     Aggregate             Aggregate
    Balance           Number of              Percent             Principal             Principal
   as of the           Mortgage                by              Balance as of         Balance as of
  Cut-off Date          Loans                Number           the Cut-off Date     the Cut-off Date
  ------------        ----------             --------         ----------------     ----------------



Total                    ______                100.00%           $______                   100.00%
                                               -------                                     -------



Average Principal Balance
as of the
Cut-off Date:

Note: Percentage totals may not add due to rounding.

    The following tables set forth the original and remaining terms to maturity (in months) of the Mortgage Loans:

                     Original Term to Maturity in Months
                     -----------------------------------



                                                                                      Percent by
                                                                 Aggregate             Aggregate
    Original          Number of              Percent             Principal             Principal
    Term in            Mortgage                by              Balance as of         Balance as of
    Months              Loans                Number           the Cut-off Date     the Cut-off Date
    --------          ----------             --------         ----------------     ----------------


Total                      -----               100.00%           $_________               100.00%
                                               -------                                    -------




Weighted Average
Original Term to Maturity:

Note: Percentage totals may not add due to rounding.




                     Remaining Term to Maturity in Months
                     -------------------------------------


                                                                                      Percent by
                                                                 Aggregate             Aggregate
   Remaining          Number of              Percent             Principal             Principal
    Term in            Mortgage                by              Balance as of         Balance as of
     Months             Loans                Number           the Cut-off Date     the Cut-off Date
    --------          ----------             --------         ----------------     ----------------


Total                    ------               100.00%           $ ______                    100.00%
                                              -------                                       --------




Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.


    The following tables set forth the respective years in which the Mortgage Loans were originated and are scheduled to mature:

                      Mortgage Loan Year of Origination
                      ----------------------------------



                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
      Year              Loans                Number           the Cut-off Date     the Cut-off Date
      -----           ----------             --------         -----------------     ---------------


Total                    -------               100.00%           $_______                   100.00%
                                               -------                                      -------





Note: Percentage totals may not add due to rounding.


                   Mortgage Loan Year of Scheduled Maturity
                   ----------------------------------------



                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
      Year              Loans                Number           the Cut-off Date     the Cut-off Date
      -----           ----------             ----------       ----------------      ---------------

Total                   ______                100.00%           $_______                   100.00%
                                              --------                                     -------







Note: Percentage totals may not add due to rounding.


     The following table sets forth the range of Original LTV Ratios of the Mortgage Loans. An "Original LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the date of its origination, and the denominator of which is (in general) the lesser of (i) the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan and (ii), the sale price of such Mortgaged Property at the time of such origination. There can be no assurance that the value (determined through an appraisal or otherwise) of a Mortgaged Property determined after origination of the related Mortgage Loan will be equal to or greater than the value thereof (determined through an appraisal or otherwise) obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan.


                             Original LTV Ratios
                             -------------------


                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
    Original           Mortgage                by              Balance as of         Balance as of
   LTV Ratio            Loans                Number           the Cut-off Date     the Cut-off Date
  -----------         ----------             --------         ----------------     ----------------

Total                  ________               100.00%           $_________               100.00%
                                             -------                                    -------

Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding.

    The following table sets forth the range of Debt Service Coverage Ratios for the Mortgage Loans. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of Net Operating Income produced by the related Mortgaged Property for the period covered by the annual operating statement to the amounts of principal, interest and other sums due under such Mortgage Loan for the same period. "Net Operating Income" is the rent from all leases under which the tenants have taken occupancy at the time of calculation (including only rents prior to expiration for those leases whose terms expire within one year of the calculation and pass-through for utilities and excluding all free rent) less operating expenses (such as utilities, administrative expenses, repairs and maintenance) and less fixed expenses (such as insurance, real estate and other taxes to be paid by mortgagor). The annual operating statements for the Mortgaged Properties used in preparing the following table were obtained from the respective mortgagors. The information contained therein was unaudited, and the Depositor has made no attempt to verify its accuracy. The last day of the twelve-month period covered by each such operating statement is set forth in Annex A with respect to the related Mortgage Loan. (Certain of the Mortgaged Properties have relatively short operating histories, and such performance may be less indicative of future performance than in the case of a property with a stable operating history over an extended period of time. However, even with respect to Mortgaged Properties with longer operating histories, operating income produced by Mortgaged Properties in the past should not be construed as indicative of the future performance of any Mortgaged Property. (Annual operating statements for any year following 19__ could not be obtained with respect to _______ of the Mortgaged Properties and, consequently, the Debt Service Coverage Ratios for the related Mortgage Loans were not calculated. As a result, no conclusions should be drawn as to those ___ Mortgage Loans on the basis of the information set forth below.)



             Debt Service Coverage Ratios as of the Cut-off Date
             ---------------------------------------------------




                                                                                      Percent by
                                                                 Aggregate             Aggregate
  Debt Service        Number of              Percent             Principal             Principal
    Coverage           Mortgage                by              Balance as of         Balance as of
     Ratio              Loans                Number           the Cut-off Date     the Cut-off Date
  -----------         ---------              --------         -----------------    ----------------




Total                   ______                100.00%           $_________                 100.00%
                                              -------                                      -------







Weighted Average
Debt Service Coverage
Ratio:


Note: Percentage totals may not add due to rounding.

(A) The debt service coverage ratios for these loans were not calculated due to a lack of operating statements with respect to years after 19__.
(B) This calculation does not include the ____ Mortgage Loans where debt service coverage ratios were not calculated.

    The Mortgage Loans are secured by Mortgaged Properties in _____ different states. The table below sets forth the states in which the Mortgaged Properties are located:


                           Geographic Distribution
                           ------------------------



                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
                       Mortgage                by              Balance as of         Balance as of
     State              Loans                Number           the Cut-off Date     the Cut-off Date
     -----            ----------             --------          ---------------     -----------------


Total                    _______              100.00%           $_______                    100.00%
                                              -------                                       -------





Note:   Percentage totals may not add due to rounding.
    (regional breakdown to be provided as appropriate)

    (____% of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date"). The following table sets forth the Lock-out Dates for such Mortgage Loans.)



                        (Mortgage Loan Lock-out Dates)
                         -----------------------------




                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
    Lock-out           Mortgage                by              Balance as of         Balance as of
      Date              Loans                Number           the Cut-off Date     the Cut-off Date
    --------          ----------             ---------        ----------------     ----------------



Total                    _______              100.00%           $________                   100.00%






Note: Percentage totals may not add due to rounding.

    (___% of the Mortgage Loans provide that upon any principal prepayment of a Mortgage Loan, whether made voluntarily or involuntarily, the related Mortgagor will be required to pay a prepayment premium or yield maintenance Penalty (a "Prepayment Premium") in the amount set forth in the following table.)

                     (Mortgage Loan Prepayment Premiums)
                      ----------------------------------



                                                                                      Percent by
                                                                 Aggregate             Aggregate
                      Number of              Percent             Principal             Principal
   Prepayment          Mortgage                by              Balance as of         Balance as of
    Premium             Loans                Number           the Cut-off Date     the Cut-off Date
   ----------         ----------             --------         ----------------     ----------------


Total                    _______              100.00%           $_________                 100.00%
                                              --------                                     -------




Note: Percentage totals may not add due to rounding.

    Set  forth  in  Annex  A  to   this  Prospectus  Supplement  are  certain
individual characteristics of the Mortgage Loans.


UNDERWRITING STANDARDS

     All of the Mortgage Loans were originated or acquired by _______, generally in accordance with the underwriting criteria described herein.

     (Description of underwriting standards.)



ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class ( ) Certificates, a Mortgage Loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class ( ) Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class ( ) Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Class ( ) Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class ( ) Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ classes to be designated as the Class ( ) Certificates, the Class ( ) Certificates, the Class ( ) Certificates and the Class ( ) Certificates. The Class ( ), Class ( ) and Class ( ) Certificates (the "Subordinate Certificates") will be subordinate to the Class ( ) Certificates, as described herein. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account and any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. Only the Class ( ) Certificates are offered hereby.


    The Class ( ) Certificates will have an initial (Certificate Balance) (Notional Balance) of $__________. The Class ( ) Certificates represent ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class ( ) Certificates will have an initial Certificate Balance of $__________, representing ___% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The initial Certificate Balance of the Class ( ) Certificates will be (zero). The Certificate Balance of any class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balances of the Class ( ), Class ( ) and Class ( ) Certificates (respectively, the "Class ( ) Balance", "Class ( ) Balance" and "Class ( ) Balance") will in each case be (i) reduced by amounts actually distributed on such class of Certificates that are allocable to principal and ((ii) increased by amounts allocated to such class of Certificates in respect of negative amortization on the Mortgage Loans (Describe Notional Balance.)) (The Certificate Balance of the Class ( ) Certificates (the "Class ( ) Balance") will at any time equal the aggregate Stated Principal Balance of the Mortgage Loans minus the sum of the Class ( ) Balance, Class ( ) Balance and Class ( ) Balance.) The Stated Principal Balance of any Mortgage Loan at any date of determination will equal (a) the Cut-off Date Balance of such Mortgage Loan, plus ((b) any negative amortization added to the principal balance of such Mortgage Loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date), minus (c) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the
extent received from  the mortgagor or advanced  by  the   Master  Servicer
and  distributed  to   holders  of  the Certificates   before  such  date
of determination, (ii) all principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates before such date of determination, and (iii) any reduction in the outstanding principal balance of such Mortgage Loan resulting out of a bankruptcy proceeding for the related mortgagor.

    (None of the Class ( ) Certificates are offered hereby.)

DISTRIBUTIONS

    Method, Timing and Amount. Distributions on the Certificates will be made on the ____ day of each month or, if such ____ day is not a business
day,  then   on   the   next   succeeding   business   day,   commencing   in
____________________  199_   (each,  a  "Distribution Date").  All
distributions (other than the final distribution on any Certificate) will be made by the Master Servicer to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the (last business day of the month) preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Master Servicer with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate initial principal amount of which is at least $ , or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The Percentage Interest evidenced by any Class ( ) Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

    The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Certificate Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made by the Master Servicer in respect of such Distribution Date and (iii) the aggregate amount deposited by the Master Servicer in the Certificate Account in respect of such Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of (b) the portion of the amount described in clause
(a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the Mortgage Loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

    Priority. On each Distribution Date, the Master Servicer shall apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, first, to distributions of interest to holders of the Class ( ) Certificates, in the amount equal to all Distributable Certificate Interest in respect of the Class ( ) Certificates for such Distribution Date and, to the extent not previously distributed, for all preceding Distribution Dates and second, to distributions of principal to holders of the Class ( ) Certificates, in an amount, not to exceed the sum of the Class ( ) Balance outstanding immediately prior to such Distribution Date (and any Class Negative Amortization in respect of the Class ( ) Certificates for such Distribution Date), equal to the sum of (A) the then Class ( ) Scheduled Principal Distribution Percentage of the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date.

    On or after the reduction of the Class ( ) Balance to zero, the Available Distribution Amount will be paid solely to the holders of the Subordinate Certificates.

    Calculations of Interest. The "Distributable Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date represents that portion of the Accrued Certificate Interest in respect of such class of Certificates for such Distribution Date that is net of such class's allocable share of (i) the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the Mortgage Loans during the related Due Period (that are not covered by the application of servicing compensation of the Master Servicer for the related Due Period (such uncovered aggregate portion, as to such Distribution Date,) the "Net
Aggregate Prepayment Interest Shortfall")(; and (ii) the aggregate of any negative amortization in respect of the Mortgage Loans for their respective Due Dates during the related Due Period (the aggregate of such negative amortization, as to such Distribution Date, the "Aggregate Mortgage Loan Negative Amortization").)

    The "Accrued Certificate Interest" in respect of the Class ( ) Certificates for any Distribution Date is equal to thirty days' interest accrued during the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date accrued on the related (Certificate Balance) (Classes ( ) Notional Amount) outstanding immediately prior to such Distribution Date. The Pass-Through Rate applicable to the Class ( ) Certificates for any Distribution Date (is fixed and is set forth on the cover hereof) (will equal the weighted average of the Class ( ) Remittance Rates in effect for the Mortgage Assets as of the commencement of the related Due Period (as to such Distribution Date, the "Weighted Average Class ( ) Remittance Rate"). The "Class ( ) Remittance Rate" in effect for any Mortgage Loan as of any date of determination (a) prior to its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus ____ basis points and (b) from and after its first Interest Rate Adjustment Date, is equal to the related Mortgage Rate then in effect minus the excess of the related Gross Margin over __ basis points. The "Interest Accrual Period" for the Certificates is the calendar month preceding the month in which the Distribution Date occurs.) (is equal to the excess of the Mortgage Rate thereon over ____% per annum.) (The Class ( ) Notional Amount will equal the (sum of the Class ( ) Balance. The Class ( ) Notional Amount does not entitle the Class ( ) Certificate (or a component thereof) to any distribution of principal.)

    The portion of Net Aggregate Prepayment Interest Shortfall (and the Aggregate Mortgage Loan Negative Amortization) for any Distribution Date that will be allocated to the Class ( ) Certificates on such Distribution Date will be equal to the then applicable Class ( ) Interest Allocation
Percentage.    The  "Class  (  )  Interest  Allocation  Percentage"  for  any
Distribution Date will equal a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class ( ) Balance ((net of any Uncovered Portion thereof)) outstanding immediately prior to such Distribution Date, multiplied by (b) the Pass-Through Rate for the Class ( ) Certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date. The "Net
Mortgage  Rate"  in   effect  for  any  Mortgage  Loan  as  of  any  date  of
determination is equal to the related Mortgage Rate  then in effect minus
____ basis points. (The "Uncovered Portion" of the Class ( ) Balance, as of any date of determination, is the portion thereof representing the excess, if any, of (a) the Class ( ) Balance then outstanding, over (b) the aggregate Stated Principal Balance of the Mortgage Loans then outstanding.)

    (The Class ( ) Certificates (or a component thereof) will not be entitled to distributions of interest and will not have a Pass-Through Rate.)

    Calculations of Principal. Holders of the Class ( ) Certificates will be entitled to receive on each Distribution Date, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Class ( ) Interest Distribution Amount for such Distribution Date an amount equal to the Class ( ) Principal Distribution Amount. The "Class ( ) Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the product of the Scheduled Principal Distribution Amount and the Class ( ) Scheduled Principal Distribution Percentage, (ii) the product of the Senior Accelerated Percentage and all principal prepayments received during the related Due Period and, (iii) to the extent not previously advanced, (the lesser of the Class ( ) Scheduled Principal Distribution Percentage of the Stated Principal Balance of the Mortgage Loans and the Senior Accelerated Percentage of the Unscheduled Principal Distribution Amount net of any prepayment amounts described in clause (ii) above.
The "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all Monthly Payments, including Balloon Payments, due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related mortgagor or advanced by the Master Servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any Advances in respect of a Mortgage Loan delinquent as to its Balloon Payment will constitute advances in respect of the principal portion of such Balloon Payment.

    (The portion of the Class ( ) Principal Distribution Amount payable on any Distribution Date shall be allocated to the Class ( ) Certificates as follows: (Describe distributions which may be concurrent or sequential and among different classes and may be based on a schedule of payments sometimes referred to as a Schedule of PAC, TAC or Scheduled Balances for some and not other classes.))

    (The Class ( ) Scheduled Principal Distribution Percentage for any Distribution Date represents the portion of the Scheduled Principal
Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class ( ) Certificates. The "Class ( ) Scheduled Principal Distribution Percentage" for any Distribution Date will equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class ( ) Balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class ( ) Balance, the Class ( ) Balance and the Class ( ) Balance and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, in either case outstanding immediately prior to such Distribution Date.)

    The "Unscheduled Principal Distribution Amount" for any Distribution Date is equal to the sum of: (a) all voluntary principal prepayments received on the Mortgage Loans during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the Mortgage Loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a Mortgage Loan out of the Trust Fund, exclusive in each case of any portion thereof payable or reimbursable to the Master Servicer in connection with the related Mortgage Loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related Mortgage Loan from the date to which interest was previously paid or advanced through the Due Date for such Mortgage Loan in the related Due Period ((exclusive of any portion of such interest added to the principal balance of such Mortgage Loan as negative amortization).)

    (The "Class Negative Amortization" in respect of any class of Certificates for any Distribution Date is equal to such class' allocable share of the Aggregate Mortgage Loan Negative Amortization for such Distribution Date.)

SUBORDINATION

     In order to maximize the likelihood of distribution in full of the Class ( ) Interest Distribution Amount and the Class ( ) Scheduled Principal Distribution Amount, on each Distribution Date, holders of the Class ( ) Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Class Interest Distribution Amount and the Class ( ) Scheduled Principal Distribution Amount.

    (The entitlement to the Class ( ) Certificates of the (entire) (a larger percentage under certain circumstances of) Unscheduled Principal Distribution Amount will accelerate the amortization of the Class ( ) Certificates relative to the actual amortization of the Mortgage Loans.)

     (To the extent that the Class ( ) Certificates are amortized faster than the Mortgage Loans, without taking into account losses on the Mortgage Loans, the percentage interest evidenced by the Class ( ) Certificates in the Trust Fund will be decreased (with a corresponding increase in the interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the Subordinate ________ afforded the Class ( ) Certificates by the Subordinate Certificates.)

    (The principal portion of any Realized Losses will be allocated first in reduction of the Subordinate Certificates (in the order specified here) and then to the Class ( ) Certificates (in the order specified here). Any losses realized on a Mortgage Loan that is finally liquidated equal to the excess of the Stated Principal Balance of such Mortgage Loan remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts received (net of amounts reimbursable to the Master Servicer, any Sub-Servicer or any Special Servicer for Advances and expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan, is referred to herein as a "Realized Loss.")

ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances (each, an "Advance") out of its own funds, or funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of (i) all Monthly Payments (net of the Servicing Fee), other than Balloon Payments, which were due on the Mortgage Loans during the related Due Period and delinquent as of the related Determination Date and (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of such Balloon Payment over the remaining amortization term of such Mortgage Loan and to pay interest at the Net Mortgage Rate in effect for such Mortgage Loan for the one month period preceding its Due Date in the related Due Period (but only to the extent that the related mortgagor has not made a payment sufficient to cover such amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution
Date). The Master Servicer's obligations to make Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan and out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan. Notwithstanding the foregoing, the Master Servicer will be obligated to make any Advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the Certificate Account. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the trustee will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.


            CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


     The yield to maturity on the Class ( ) Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Class ( ) Certificates will also be affected by the level of the Index. The rate of principal payments on the Class ( ) Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

    (Description of factors affecting yield, prepayment and maturity of the Mortgage Loans and Class ( ) Certificates depending upon characteristics of the Mortgage Loans.)


WEIGHTED AVERAGE LIFE OF THE CLASS ( ) CERTIFICATES

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class ( ) Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

    The table of Percent of Initial Certificate Balance Outstanding for the Class ( ) Certificates at the respective percentages of CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of CPR. The table has been prepared on the basis of the following assumptions regarding the characteristics of the Mortgage Loans: (i) an outstanding principal balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months: (ii) an interest rate equal to ____% per annum until the ___ Due Date and thereafter an interest rate equal to ____% per annum (at an assumed Index of ____%) and Monthly Payments that would fully amortize the remaining balance of the Mortgage Loan over its remaining amortization term; (iii) the Mortgage Loans prepay at the indicated percentage of CPR; (iv) the maturity date of each of the Balloon Mortgage Loans is not extended; (v) distributions on the Class ( ) Certificates are received in cash, on the 25th day of each month, commencing in_____________;
(vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Mortgage Loans occur; (vii) the initial Certificate Balance of the Class ( ) Certificates is $________; (viii) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include 30 days' interest thereon; (ix) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty or otherwise; (x) the Class ( ) Certificates are purchased on ________; (xi) the Servicing Fee is ____% per annum; and (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.

    Based on the foregoing assumptions, the table indicates the weighted average life of the Class ( ) Certificates and sets forth the percentages of the initial Certificate Balance of the Class ( ) Certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.



         Percent of Initial Class ( ) Certificate Balance Outstanding
                     at the Following Percentages of CPR


Distribution Date
-----------------



Initial Percent . . . . . . . . .     ___%         __%        __%        __%        __%         __%
____________ 25, 1993 . . . . . .
____________ 25, 1994 . . . . . .
____________ 25, 1995 . . . . . .
____________ 25, 1996 . . . . . .
____________ 25, 1997 . . . . . .
____________ 25, 1998 . . . . . .
____________ 25, 1999 . . . . . .
____________ 25, 2000 . . . . . .
____________ 25, 2001 . . . . . .
____________ 25, 2002 . . . . . .
____________ 25, 2003 . . . . . .



Weighted Average Life
 (Years) (+) . . . . . . . . . . . .

+   The weighted average life of the Class ( )  Certificates is determined by
    (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.


(Class ( ) Yield Consideration)

    (Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.)


                       POOLING AND SERVICING AGREEMENT

GENERAL

    The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_ (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer and the Trustee.

    Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the
Pooling and Servicing Agreement and the Class ( ) Certificates. The Depositor will provide to a prospective or actual Class ( ) Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Morgan Stanley & Co. Incorporated, ____________________________ New York, New York
_____.

ASSIGNMENT OF THE MORTGAGE LOANS

    On or prior to the Closing Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Prior to the Closing Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the custodian hereinafter referred to), among other things, the following documents
(collectively,  as to  such  Mortgage  Loan, the  "Mortgage  File"): (i)  the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by ____________________ which transferred such Mortgage Loan, without recourse, in blank or to the order of Trustee; (ii)
the original Mortgage or a certified copy thereof, and any intervening assignments thereof, or certified copies of such intervening assignments, in each case with evidence of recording thereon; (iii) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (iv) an assignment of the Mortgage, executed by the ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee, in recordable form; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by ____________________ which transferred such Mortgage Loan, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. The Pooling and Servicing Agreement will require the Depositor promptly (and in any event within _____ days of the Closing Date) to cause each assignment of the Mortgage described in clause (iv) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

THE MASTER SERVICER

    General.  ____________________,  a __________________  corporation,  will act as Master Servicer (in such capacity, the "Master Servicer") for the Certificates pursuant to the Pooling and Servicing Agreement. The Master Servicer(, a wholly-owned subsidiary of __________,) (is engaged in the mortgage banking business and, as such, originates, purchases, sells and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.)

    The  executive   offices  of   the  Master   Servicer   are  located   at
_______________, telephone number (__)__________.

    Delinquency and Foreclosure Experience. The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on (multifamily)(commercial) mortgage loans included in the Master Servicer's servicing portfolio (which includes mortgage loans that are subserviced by others). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.



                        As of December 31, 19       As of December 31, 19        As of      , 19
                        ---------------------       ---------------------        ----------------

                                      By Dollar                 By Dollar                  By Dollar
                        By No. of     Amount of     By No. of   Amount of     By No. of      Amount of
                          Loans        Loans          Loans       Loans         Loans        Loans
                          ------       -----          ------      -----         ------       ------

                                               (Dollar Amount in Thousands)


Total Portfolio           ________                  ________     $______      ________      $________
                                    $______
Period of
Delinquency
  31 to 59 days
  60 to 89 days
  90 days or more         ________   ________       ________      ________      ________      ________
Total Delinquent          ________   $______        _________     $______       _________
Loans                                                                                        $______

Percent of Portfolio              %         %               %            %                         %
                                                                            %
Foreclosures pending
(1)
Percent of Portfolio              %            %            %            %                         %
                                                                            %
Foreclosures
Percent of Portfolio              %            %            %             %                         %
                                                                            %




______________________
(1)  Includes bankruptcies which preclude foreclosure.

    There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the Master Servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.


(SPECIAL SERVICERS

    The Master Servicer is permitted, at its own expense, to utilize agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such agents or attorneys.

    The Master Servicer currently intends to engage (_____________) ("__________"), a _____________ corporation, as its agent to perform certain servicing functions primarily related to property inspections, foreclosure and the operation and sale of REO Property. See "Description of the Agreements -- Realization Upon Defaulted Whole Loans" in the Prospectus. ____________________________ is (describe organization) of
(multifamily)(commercial) properties and has extensive experience in the (describe relevant experience) of (multifamily) (commercial) properties.)

CERTIFICATE ACCOUNT

    The Master Servicer is required to deposit on a daily basis all amounts received with respect to the Mortgage Loans of the Mortgage Pool, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate
Account will be paid to the Master Servicer as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Assets" and "Description of the Agreements -- Certificate Account and Other Collection Accounts" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES
(Include description of Servicing Standard)
 ----------------------------------

    The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each Mortgage Loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is
computed.   The (weighted average) Servicing  Fee Rate (with respect  to each
Mortgage Loan) equals ___% per annum.   (The principal compensation  to be
paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The Special Servicing Fee will be payable monthly only from amounts received in respect of interest on each Specially Serviced Mortgage Loan, will accrue at the Special Servicing Fee Rate and will be computed on the basis of the same principal amount for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Special Servicing Fee Rate with respect to each Specially Serviced Mortgage Loan equals ___% per annum.)
(As   further  compensation  for  its  servicing activities, the Special
Servicer shall also be entitled to receive (i) the Liquidation Fee for the procurement (directly or through an agent thereof) of a purchaser in connection with the liquidation of a Mortgaged Property securing any defaulted Mortgage Loan, out of related liquidation proceeds, provided that the  payment of such Liquidation  Fee would not be  a violation of, and would not  subject the Trustee or the Trust  Fund to liability under, any state or local statute, regulation or other requirement (including without limitation, those governing the licensing of real estate brokers or salesmen), and (ii) the Management Fee in connection with the operation and
management of  any REO Property, out  of related revenues.   Any "Liquidation
Fee" payable to  the Special Servicer will  be equal to __%  (if the relevant
sale  occurs  at  a  foreclosure   sale,  trustee's  sale  or  other  similar
proceeding) or __% (if the relevant sale occurs subsequent to such Mortgaged Property's having become an REO Property), as applicable, of the gross liquidation proceeds. The "Management Fee" in respect of any REO Property is payable to the Special Servicer monthly and is equal to __% of the gross revenues derived from such REO Property.)

    As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the Master Servicer to, among other things, diligently service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of the Certificateholders, but without regard to the Master Servicer's right to receive such additional servicing compensation. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation payable to the Master Servicer and for information regarding expenses payable by the Master Servicer (and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer).

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date the Master Servicer shall furnish to each Certificateholder, to the Depositor, to the Trustee and to the Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Master Servicer shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus.

VOTING RIGHTS

    At all times during the term of this Agreement, the Voting Rights shall be allocated among the Classes of Certificateholders in proportion to the respective Certificate Balances of their Certificates ((net, in the case of the Class ( ), Class ( ) and Class ( ) Certificates, of any Uncovered Portion of the related Certificate Balance)). Voting Rights allocated to a class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

TERMINATION

    The  obligations  created by  the  Pooling and  Servicing  Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and
(ii) the purchase of all of the assets of the Trust Fund by the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement.

    Any such purchase by the Master Servicer of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, as mutually determined by the Master Servicer and the Trustee, and (2) the excess of (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, over (b) the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing
Agreement. Such purchase will effect early retirement of the then outstanding Class ( ) Certificates, but the right of the Master Servicer to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. (In addition, the Master Servicer may at its option purchase any class or classes of Class ( ) Certificates with a Certificate Balance less than __% of the original balance thereof at a price equal to such Certificate Balance plus accrued interest through _________.)



                               USE OF PROCEEDS

    The net proceeds from the sale of Class ( ) Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.


                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Upon the issuance of the Class ( ) Certificates, Brown & Wood LLP or Sidley & Austin or Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

    For federal income tax purposes, the Class ( ) Certificates will be the sole class of "residual interests" in the REMIC and the Class ( ), Class ( ) and Class ( ) Certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

    See  "Certain  Federal  Income   Tax  Consequences  --  REMICS"  in   the
Prospectus.

    (The Class ( ) Certificates (may)(will not) be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to ___% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the Prospectus.)

    The Class ( ) Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICS -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

    (The  Class (  )  Certificates will  be  treated as  assets described  in
Section 7701(a)(19)(C) of the Code) and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated.) (In addition, interest (including original issue discount) on the Class ( ) Certificates will be interests described in Section 856(c)(3)(B) of the Code to the extent that such Class ( ) Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code.) (Moreover, the Class ( ) Certificates will be "obligation(s) . . . which . . .(are)
principally  secured by an  interest in real property"  within the meaning of
Section 860G(a)(3)(C) of the Code.) (The Class ( ) Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property" within the meaning of Section 7701 (a)(19)(C)(v) of the Code.) See "Certain Federal Income Tax Consequences -- REMICS -- Characterization of Investments in REMIC Certificates" in the Prospectus.

    For further information regarding the federal income tax consequences of investing in the Class ( ) Certificates, see "Certain Federal Income Tax Consequences -- REMICS" in the Prospectus.


                             ERISA CONSIDERATIONS

    (A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts and certain insurance company general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Class ( ) Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

    (The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption (90-24) (the "Exemption"), (on May 17, 1990) to Morgan Stanley & Co. Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Class ( ) Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class ( ) Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund to be eligible for exemptive relief thereunder. First, the acquisition of the Class ( ) Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class ( ) Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust. Third, the Class ( ) Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Asset Seller, the Master Servicer, each sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class ( ) Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class ( ) Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Because the Class ( ) Certificates are not subordinate to any other class of Certificates with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class ( ) Certificates that they be rated (not lower than) "_____" by ___________
_______.   A fiduciary of a Plan contemplating purchasing  a Class ( )
Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class ( ) Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class ( ) Certificates. A fiduciary of a Plan contemplating purchasing a Class ( ) Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class ( ) Certificate.

    Before purchasing a Class ( ) Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA Considerations" in the Prospectus.

    Any Plan fiduciary considering whether to purchase a Class ( ) Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Prospective purchasers that are insurance companies should consult with their counsel regarding whether the United States Supreme Court's decision in the case of John
Hancock v. Harris Trust and Savings Bank affects their ability to make purchases of Class ( ) Certificates and the extent to which Prohibited
Transaction Class Exemption 95-60 may be available. See "ERISA Considerations" in the Prospectus.


                               LEGAL INVESTMENT

    The Class ( ) Certificates (will) (will not) constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, are legal investments for certain entities to the extent provided in SMMEA). SMMEA provided that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

    The Depositor makes no representations as to the proper characterization of the Class ( ) Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Class ( ) Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Class ( ) Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Class ( ) Certificates constitute a legal investment under SMMEA or is subject to investment, capital or other restrictions.

    See "Legal Investment" in the Prospectus.


                             PLAN OF DISTRIBUTION

    Subject  to  the terms  and  conditions  set forth  in  the  Underwriting
Agreement  between  the  Depositor  and   the  Underwriter,  the  Class  (  )
Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. Distribution of the Class ( ) Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of
sale.   Proceeds to  the Depositor from  the Certificates will  be __% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date at a rate of __% per annum, before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class ( ) Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates currently expects to make a market in the Class
( ) Certificates offered hereby; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class ( ) Certificates will develop.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.


                                LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Sidley & Austin, New York, New York or Brown & Wood LLP, New York, New York or Latham & Watkins, New York, New York, and for the Underwriter by
____________________.


                                    RATING

    It is a condition to issuance that the Class ( ) Certificates be rated (not lower than) "______" by ________________. However, no person is obligated to maintain the rating on the Class ( ) Certificates, and _______________ is not obligated to monitor its rating following the Closing Date.

    ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _________________'s rating on the Class ( ) Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans. (The rating of the Class ( ) Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments.) See "Risk Factors" herein.

    There can be no assurance as to whether any rating agency not requested to rate the Class ( ) Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Class ( ) Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by ________________'s pursuant to the Depositor's request.

    The rating of the Class ( ) Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.






                                   ANNEX A

               (CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS)

    (Attach Mortgage Loan Schedule that details relevant and available information regarding the Mortgage Loans, such as the information included under the following headings:

1.  Loan ID number                    20. Next rate change

2.  Original balance                  21. First payment change

3.  Current balance                   22. Next payment change

4.  Current rate                      23. Rate adjustment frequency

5.  Current payment                   24. Payment adjustment frequency

6.  Note date                         25. Period payment cap

7.  Original term                     26. Life rate cap

8.  Remaining term                    27. Life rate floor

9.  Maturity date                     28. Negative amortization
                                      cap percent

10. Amortization                      29. Negative amortization cap
                                      amount

11. Origination appraisal             30. Annualized recent net
                                      operating income

12. Borrowing entity                  31. Most recent net operating
                                      income year

13. Property name                     32. Most recent debt service
                                      coverage ratio

14. Street                            33. LTV and current balances based
                                      upon the Appraised Value)
15. City

16. State

17. Zip code

18. Rate index

19. First rate change






                                                                      ANNEX B

                            (TITLE, SERIES OF MBS)
                                  TERM SHEET







CUT-OFF DATE:             (               )      MORTGAGE POOL CUT-OFF DATE BALANCE:    $(       )                            )
DATE OF INITIAL           (               )      REFERENCE DATE BALANCE:                $(       )
  ISSUANCE:
RELATED TRUSTEE:          (               )      PERCENT OF ORIGINAL MORTGAGE POOL        (      )%
MATURITY DATE:            (               )      REMAINING AS OF REFERENCE DATE:




                                                                Initial
                                Class                         Certificate
                                  of         Pass-Through      Principal
                             Certificates        Rate           Balance              Features

                              (       )       (        )%     $(          )         (             )









(First MBS Distribution Date on which the MBS may receive a portion of prepayments: (date)



MINIMUM SERVICING FEE RATE:*      (   )% per annum
MAXIMUM SERVICING FEE RATE:*      (   )% per annum

_________________

* Combined Related Master Servicing and Subservicing Fee Rate


                                                                 As of Date of
                                                               Initial Issuance
                                                               ----------------

                            SPECIAL HAZARD AMOUNT:             $(   )
                            FRAUD LOSS AMOUNT:                 $(   )
                            BANKRUPTCY AMOUNT:                 $(   )


                  As of Date of          As of
                 Initial Issuance     Delivery Date

SENIOR PERCENTAGE:       (   )%            (   )%
SUBORDINATE PERCENTAGE:  (   )%            (   )%


          CLASS              RATING AGENCY      VOTING RIGHTS:
          ------             ------------       --------------

RATINGS:     (   )                 (   )         (    )
             (   )                 (   )
             (   )                 (   )











                      Morgan Stanley Capital I Inc.













Information  contained herein  is  subject  to completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and the accompanying prospectus supplement to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS
                 SUBJECT TO COMPLETION, DATED MAY 6, 1997

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (Issuable in Series)

                        MORGAN STANLEY CAPITAL I INC.
                                  Depositor
                                   ________

     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related
Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
(vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

     The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets");
(iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and
(x) whether such Certificates will be initially issued in definitive or book-entry form.
                                   ________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ________

     INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.
                                   ________

                             MORGAN STANLEY & CO.
                                 INCORPORATED

May 6, 1997


                            AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates-Reports to Certificateholders" and "Description of the Agreements-Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                                         PAGE

PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . . . . . . . . 5

SUMMARY OF PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

DESCRIPTION OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . . . . .  21

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

YIELD CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

THE DEPOSITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . .  32

DESCRIPTION OF THE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  40

DESCRIPTION OF CREDIT SUPPORT . . . . . . . . . . . . . . . . . . . . . .  56

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES  . . . . . . .  58

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . .  74

STATE TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . .  98

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  98

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 102

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . 103

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

INDEX OF PRINCIPAL DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . 104


                            SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  Title of Certificates . . . . . .       Mortgage               Pass-Through
                                          Certificates,  issuable  in  series
                                          (the "Certificates").

  Depositor . . . . . . . . . . . .       Morgan  Stanley Capital  I Inc.,  a
                                          wholly-owned  subsidiary of  Morgan
                                          Stanley   Group   Inc.   See   "The
                                          Depositor."

  Master Servicer . . . . . . . . .       The  master  servicer (the  "Master
                                          Servicer"),   if   any,  for   each
                                          series  of Certificates,  which may
                                          be an  affiliate of  the Depositor,
                                          will  be   named  in   the  related
                                          Prospectus     Supplement.      See
                                          "Description  of   the  Agreements-
                                          Collection   and   Other  Servicing
                                          Procedures."


  Special Servicer  . . . . . . . .       The special servicer (the  "Special
                                          Servicer"),   if   any,  for   each
                                          series  of Certificates,  which may
                                          be an  affiliate of  the Depositor,
                                          will     be    named,     or    the
                                          circumstances  in  accordance  with
                                          which  a Special  Servicer will  be
                                          appointed  will  be  described,  in
                                          the related  Prospectus Supplement.
                                          See     "Description     of     the
                                          Agreements--Special Servicers."

  Trustee . . . . . . . . . . . . .       The  trustee  (the  "Trustee")  for
                                          each  series  of Certificates  will
                                          be named in  the related Prospectus
                                          Supplement.  See   "Description  of
                                          the Agreements--The Trustee."

  The Trust Assets  . . . . . . . .       Each  series  of Certificates  will
                                          represent  in  the  aggregate   the
                                          entire     beneficial     ownership
                                          interest    in    a   Trust    Fund
                                          consisting primarily of:

            (a) Mortgage Assets . .       The  Mortgage  Assets with  respect
                                          to  each  series  of   Certificates
                                          will   consist   of   a   pool   of
                                          multifamily    and/or    commercial
                                          mortgage  loans  (collectively, the
                                          "Mortgage   Loans")  and   mortgage
                                          participations,            mortgage
                                          pass-through certificates or  other
                                          mortgage-backed          securities
                                          evidencing interests in or  secured
                                          by  Mortgage  Loans  (collectively,
                                          the  "MBS")  or  a  combination  of
                                          Mortgage   Loans   and   MBS.   The
                                          Mortgage   Loans   will   not    be
                                          guaranteed   or   insured  by   the
                                          Depositor or any  of its affiliates
                                          or,  unless  otherwise provided  in
                                          the  Prospectus Supplement,  by any
                                          governmental       agency        or
                                          instrumentality  or  other  person.
                                          As   more  specifically   described
                                          herein, the Mortgage  Loans will be
                                          secured  by first  or junior  liens
                                          on,   or  security   interests  in,
                                          properties      consisting       of
                                          (i) residential          properties
                                          consisting of  five or  more rental
                                          or   cooperatively-owned   dwelling
                                          units       (the       "Multifamily
                                          Properties")     or     (ii) office
                                          buildings,    shopping     centers,
                                          retail  stores,  hotels or  motels,
                                          nursing  homes, hospitals  or other
                                          health-care   related   facilities,
                                          mobile   home   parks,    warehouse
                                          facilities,          mini-warehouse
                                          facilities     or      self-storage
                                          facilities,   industrial    plants,
                                          congregate  care facilities,  mixed
                                          use  or other  types of  commercial
                                          properties     (the     "Commercial
                                          Properties").  The term  "Mortgaged
                                          Properties"    shall    refer    to
                                          Multifamily      Properties      or
                                          Commercial Properties, or both.

                                          To  the  extent  described  in  the
                                          related   Prospectus    Supplement,
                                          some or  all of the  Mortgage Loans
                                          may   also   be   secured   by   an
                                          assignment  of one  or more  leases
                                          (each, a  "Lease") of  one or  more
                                          lessees (each,  a "Lessee")  of all
                                          or   a  portion   of  the   related
                                          Mortgaged   Properties.      Unless
                                          otherwise specified in the  related
                                          Prospectus      Supplement,       a
                                          significant or  the sole  source of
                                          payments   on   certain  Commercial
                                          Loans (as  defined herein)  will be
                                          the rental  payments due  under the
                                          related   Leases.      In   certain
                                          circumstances,   with  respect   to
                                          Commercial     Properties,      the
                                          material  terms  and conditions  of
                                          the  related  Leases   may  be  set
                                          forth  in  the  related  Prospectus
                                          Supplement.    See "Description  of
                                          the  Trust Funds--Mortgage  Loans--
                                          Leases" and  "Risk Factors--Limited
                                          Assets" herein.

                                          The  Mortgaged  Properties  may  be
                                          located  in  any one  of  the fifty
                                          states,  the  District of  Columbia
                                          or   the  Commonwealth   of  Puerto
                                          Rico.    The Prospectus  Supplement
                                          will      indicate       additional
                                          jurisdictions,  if  any,  in  which
                                          the  Mortgaged  Properties  may  be
                                          located.        Unless    otherwise
                                          provided in the related  Prospectus
                                          Supplement,   all   Mortgage  Loans
                                          will   have  individual   principal
                                          balances  at  origination  of   not
                                          less  than  $25,000  and   original
                                          terms  to maturity of not more than
                                          40 years.  All Mortgage  Loans will
                                          have  been  originated  by  persons
                                          other than  the Depositor,  and all
                                          Mortgage  Assets  will  have   been
                                          purchased,   either   directly   or
                                          indirectly, by the  Depositor on or
                                          before   the   date   of    initial
                                          issuance of  the related  series of
                                          Certificates.        The    related
                                          Prospectus     Supplement      will
                                          indicate  if any  such persons  are
                                          affiliates of the Depositor.

                                          Each Mortgage Loan  may provide for
                                          no  accrual  of   interest  or  for
                                          accrual of  interest thereon  at an
                                          interest  rate (a  "Mortgage Rate")
                                          that  is  fixed  over  its  term or
                                          that adjusts from time  to time, or
                                          that  may  be   converted  from  an
                                          adjustable  to  a  fixed   Mortgage
                                          Rate,  or   from  a  fixed   to  an
                                          adjustable   Mortgage   Rate,  from
                                          time  to  time at  the  mortgagor's
                                          election,    in   each    case   as
                                          described     in     the    related
                                          Prospectus Supplement.   Adjustable
                                          Mortgage  Rates  on  the   Mortgage
                                          Loans in a Trust Fund may  be based
                                          on  one  or  more  indices.    Each
                                          Mortgage   Loan  may   provide  for
                                          scheduled  payments  to   maturity,
                                          payments that  adjust from  time to
                                          time to accommodate  changes in the
                                          Mortgage  Rate  or to  reflect  the
                                          occurrence  of certain  events, and
                                          may     provide    for     negative
                                          amortization     or     accelerated
                                          amortization,   in  each   case  as
                                          described     in    the     related
                                          Prospectus     Supplement.     Each
                                          Mortgage   Loan   may   be    fully
                                          amortizing  or  require  a  balloon
                                          payment due on  its stated maturity
                                          date,  in each case as described in
                                          the related  Prospectus Supplement.
                                          Each  Mortgage  Loan  may   contain
                                          prohibitions   on   prepayment   or
                                          require payment  of a premium  or a
                                          yield   maintenance   penalty    in
                                          connection  with  a prepayment,  in
                                          each  case  as   described  in  the
                                          related Prospectus Supplement.  The
                                          Mortgage  Loans  may  provide   for
                                          payments of principal, interest  or
                                          both,  on  due   dates  that  occur
                                          monthly,  quarterly,  semi-annually
                                          or  at such  other  interval as  is
                                          specified     in     the    related
                                          Prospectus     Supplement.      See
                                          "Description  of  the Trust  Funds-
                                          Assets."

            (b) Government                If  so  provided   in  the  related
                 Securities . . . .       Prospectus  Supplement,  the  Trust
                                          Fund  may include,  in addition  to
                                          Mortgage  Assets,   certain  direct
                                          obligations  of the  United States,
                                          agencies   thereof    or   agencies
                                          created  thereby which  provide for
                                          payment    of    interest    and/or
                                          principal            (collectively,
                                          "Government Securities").

            (c) Collection Accounts       Each  Trust Fund  will include  one
                                          or  more  accounts established  and
                                          maintained   on   behalf   of   the
                                          Certificateholders  into which  the
                                          person  or  persons  designated  in
                                          the  related  Prospectus Supplement
                                          will,   to  the   extent  described
                                          herein   and  in   such  Prospectus
                                          Supplement,  deposit  all  payments
                                          and    collections   received    or
                                          advanced   with   respect  to   the
                                          Mortgage  Assets  and other  assets
                                          in  the Trust Fund. Such an account
                                          may  be maintained  as an  interest
                                          bearing  or a  non-interest bearing
                                          account,  and  funds  held  therein
                                          may be held as  cash or invested in
                                          certain   short-term,    investment
                                          grade obligations, in  each case as
                                          described     in    the     related
                                          Prospectus     Supplement.      See
                                          "Description  of  the  Agreements--
                                          Certificate   Account   and   Other
                                          Collection Accounts."

            (d) Credit Support  . .       If  so  provided   in  the  related
                                          Prospectus  Supplement,  partial or
                                          full  protection   against  certain
                                          defaults   and   losses   on    the
                                          Mortgage  Assets  in  the   related
                                          Trust Fund  may be provided  to one
                                          or more classes  of Certificates of
                                          the related series  in the form  of
                                          subordination of one  or more other
                                          classes  of  Certificates  of  such
                                          series,  which  other  classes  may
                                          include  one  or  more  classes  of
                                          Offered Certificates, or  by one or
                                          more   other   types   of    credit
                                          support,  such   as  a   letter  of
                                          credit,      insurance      policy,
                                          guarantee, reserve fund or  another
                                          type  of   credit  support,   or  a
                                          combination   thereof   (any   such
                                          coverage   with   respect  to   the
                                          Certificates    of   any    series,
                                          "Credit  Support"). The  amount and
                                          types     of     coverage,      the
                                          identification   of    the   entity
                                          providing    the    coverage    (if
                                          applicable)       and       related
                                          information  with  respect to  each
                                          type  of  Credit Support,  if  any,
                                          will    be    described   in    the
                                          Prospectus Supplement for a  series
                                          of  Certificates.   The  Prospectus
                                          Supplement   for   any  series   of
                                          Certificates     evidencing      an
                                          interest  in  a   Trust  Fund  that
                                          includes  MBS  will  describe   any
                                          similar  forms  of  credit  support
                                          that  are   provided  by   or  with
                                          respect  to,  or  are  included  as
                                          part  of the  trust fund  evidenced
                                          by or providing  security for, such
                                          MBS.   See   "Risk  Factors--Credit
                                          Support      Limitations"       and
                                          "Description of Credit Support."

            (e) Cash Flow Agreements      If  so  provided   in  the  related
                                          Prospectus  Supplement,  the  Trust
                                          Fund    may    include   guaranteed
                                          investment  contracts  pursuant  to
                                          which moneys held in  the funds and
                                          accounts   established   for    the
                                          related series will  be invested at
                                          a  specified rate.  The Trust  Fund
                                          may  also  include  certain   other
                                          agreements,  such as  interest rate
                                          exchange agreements,  interest rate
                                          cap  or floor  agreements, currency
                                          exchange   agreements  or   similar
                                          agreements  provided to  reduce the
                                          effects   of   interest   rate   or
                                          currency       exchange        rate
                                          fluctuations  on the  Assets or  on
                                          one    or    more    classes     of
                                          Certificates.  (Currency   exchange
                                          agreements  might  be  included  in
                                          the Trust  Fund if  some or all  of
                                          the   Mortgage   Assets  (such   as
                                          Mortgage    Loans     secured    by
                                          Mortgaged    Properties     located
                                          outside  the  United  States)  were
                                          denominated in a non-United  States
                                          currency.)  The  principal terms of
                                          any   such  guaranteed   investment
                                          contract  or  other agreement  (any
                                          such   agreement,   a  "Cash   Flow
                                          Agreement"),   including,   without
                                          limitation, provisions  relating to
                                          the  timing, manner  and amount  of
                                          payments thereunder  and provisions
                                          relating    to   the    termination
                                          thereof, will  be described  in the
                                          Prospectus   Supplement   for   the
                                          related  series.  In addition,  the
                                          related Prospectus Supplement  will
                                          provide  certain  information  with
                                          respect  to the  obligor under  any
                                          such   Cash  Flow   Agreement.  The
                                          Prospectus   Supplement   for   any
                                          series  of Certificates  evidencing
                                          an  interest in  a Trust  Fund that
                                          includes  MBS  will  describe   any
                                          cash   flow  agreements   that  are
                                          included as part of the  trust fund
                                          evidenced by or providing  security
                                          for such  MBS. See  "Description of
                                          the    Trust    Funds--Cash    Flow
                                          Agreements."

  Description of                          Each    series   of    Certificates
  Certificates  . . . . . . . . . .       evidencing an  interest in  a Trust
                                          Fund  that includes  Mortgage Loans
                                          as  part  of  its  assets  will  be
                                          issued  pursuant to  a pooling  and
                                          servicing   agreement,   and   each
                                          series  of Certificates  evidencing
                                          an interest  in a  Trust Fund  that
                                          does  not  include  Mortgage  Loans
                                          will  be issued pursuant to a trust
                                          agreement.  Pooling  and  servicing
                                          agreements  and  trust   agreements
                                          are  referred  to   herein  as  the
                                          "Agreements."   Each    series   of
                                          Certificates  will  include one  or
                                          more   classes.   Each  series   of
                                          Certificates  (including any  class
                                          or classes of  Certificates of such
                                          series  not  offered  hereby)  will
                                          represent  in  the  aggregate   the
                                          entire     beneficial     ownership
                                          interest  in the  Trust Fund.  Each
                                          class  of Certificates  (other than
                                          certain      Stripped      Interest
                                          Certificates,  as   defined  below)
                                          will   have   a  stated   principal
                                          amount  (a  "Certificate  Balance")
                                          and  (other  than certain  Stripped
                                          Principal Certificates,  as defined
                                          below),   will   accrue    interest
                                          thereon based on  a fixed, variable
                                          or  adjustable  interest  rate   (a
                                          "Pass-Through  Rate").  The related
                                          Prospectus Supplement  will specify
                                          the  Certificate  Balance, if  any,
                                          and the Pass-Through  Rate for each
                                          class  of Certificates  or, in  the
                                          case  of a  variable or  adjustable
                                          Pass-Through  Rate, the  method for
                                          determining the Pass-Through Rate.

    Distributions on                      Each  series  of Certificates  will
    Certificates . . . . . .              consist of  one or more  classes of
                                          Certificates  that may  (i) provide
                                          for   the   accrual   of   interest
                                          thereon  based  on fixed,  variable
                                          or   adjustable    rates;   (ii) be
                                          senior    (collectively,    "Senior
                                          Certificates")    or    subordinate
                                          (collectively,         "Subordinate
                                          Certificates")   to  one   or  more
                                          other  classes  of Certificates  in
                                          respect  of  certain  distributions
                                          on   the   Certificates;   (iii) be
                                          entitled        to        principal
                                          distributions,                 with
                                          disproportionately low, nominal  or
                                          no      interest      distributions
                                          (collectively, "Stripped  Principal
                                          Certificates");  (iv) be   entitled
                                          to  interest   distributions,  with
                                          disproportionately low,  nominal or
                                          no     principal      distributions
                                          (collectively,  "Stripped  Interest
                                          Certificates");   (v) provide   for
                                          distributions  of  accrued interest
                                          thereon  commencing only  following
                                          the  occurrence of  certain events,
                                          such  as the  retirement of  one or
                                          more other classes of  Certificates
                                          of   such   series   (collectively,
                                          "Accrual            Certificates");
                                          (vi) provide  for distributions  of
                                          principal  sequentially,  based  on
                                          specified   payment   schedules  or
                                          other                methodologies;
                                          and/or (vii) provide            for
                                          distributions     based     on    a
                                          combination   of   two   or    more
                                          components  thereof  with  one   or
                                          more    of    the   characteristics
                                          described   in    this   paragraph,
                                          including   a  Stripped   Principal
                                          Certificate    component    and   a
                                          Stripped    Interest    Certificate
                                          component,   to   the   extent   of
                                          available  funds, in  each case  as
                                          described     in    the     related
                                          Prospectus  Supplement.   Any  such
                                          classes  may  include  classes   of
                                          Offered    Certificates.       With
                                          respect  to  Certificates with  two
                                          or   more   components,  references
                                          herein   to  Certificate   Balance,
                                          notional  amount  and  Pass-Through
                                          Rate   refer   to   the   principal
                                          balance,  if any,  notional amount,
                                          if any, and  the Pass-Through Rate,
                                          if any, for any such component.

                                          The   Certificates   will  not   be
                                          guaranteed   or   insured  by   the
                                          Depositor    or    any    of    its
                                          affiliates,  by   any  governmental
                                          agency  or  instrumentality  or  by
                                          any other person, unless  otherwise
                                          provided in the related  Prospectus
                                          Supplement.  See  "Risk   Factors--
                                          Limited  Assets"  and  "Description
                                          of the Certificates."

            (a) Interest  . . . . .       Interest on  each class  of Offered
                                          Certificates  (other  than Stripped
                                          Principal Certificates  and certain
                                          classes   of    Stripped   Interest
                                          Certificates)  of each  series will
                                          accrue     at    the     applicable
                                          Pass-Through     Rate    on     the
                                          outstanding   Certificate   Balance
                                          thereof and will  be distributed to
                                          Certificateholders  as provided  in
                                          the  related  Prospectus Supplement
                                          (each  of  the specified  dates  on
                                          which   distributions  are   to  be
                                          made,   a   "Distribution   Date").
                                          Distributions   with   respect   to
                                          interest   on   Stripped   Interest
                                          Certificates  may be  made on  each
                                          Distribution Date  on the  basis of
                                          a notional  amount as  described in
                                          the related Prospectus  Supplement.
                                          Distributions   of  interest   with
                                          respect to  one or more  classes of
                                          Certificates may be  reduced to the
                                          extent  of  certain  delinquencies,
                                          losses,     prepayment     interest
                                          shortfalls,        and        other
                                          contingencies described  herein and
                                          in    the     related    Prospectus
                                          Supplement.  See  "Risk   Factors--
                                          Average   Life   of   Certificates;
                                          Prepayments;    Yields,"     "Yield
                                          Considerations"  and   "Description
                                          of the  Certificates--Distributions
                                          of Interest on the Certificates."

            (b) Principal . . . . .       The  Certificates  of  each  series
                                          initially  will  have an  aggregate
                                          Certificate   Balance   no  greater
                                          than   the  outstanding   principal
                                          balance  of   the  Assets   as  of,
                                          unless   the   related   Prospectus
                                          Supplement provides  otherwise, the
                                          close of business on  the first day
                                          of  the month  of formation  of the
                                          related  Trust  Fund (the  "Cut-off
                                          Date"),   after    application   of
                                          scheduled   payments   due  on   or
                                          before  such date,  whether or  not
                                          received.  The Certificate  Balance
                                          of  a Certificate  outstanding from
                                          time   to   time   represents   the
                                          maximum  amount  that  the   holder
                                          thereof   is   then   entitled   to
                                          receive  in  respect  of  principal
                                          from  future   cash  flow   on  the
                                          assets in  the related  Trust Fund.
                                          Unless  otherwise  provided in  the
                                          related   Prospectus    Supplement,
                                          distributions of principal will  be
                                          made on  each Distribution  Date to
                                          the    class    or    classes    of
                                          Certificates    entitled    thereto
                                          until  the Certificate  Balances of
                                          such    Certificates   have    been
                                          reduced  to zero.  Unless otherwise
                                          specified     in    the     related
                                          Prospectus              Supplement,
                                          distributions  of principal  of any
                                          class of Certificates  will be made
                                          on a  pro rata basis  among all  of
                                          the Certificates  of such  class or
                                          by  random selection,  as described
                                          in    the     related    Prospectus
                                          Supplement       or       otherwise
                                          established    by    the    related
                                          Trustee.     Stripped      Interest
                                          Certificates  with  no  Certificate
                                          Balance     will    not     receive
                                          distributions    in   respect    of
                                          principal. See "Description of  the
                                          Certificates--Distributions      of
                                          Principal of the Certificates."

  Advances  . . . . . . . . . . . .       Unless  otherwise  provided in  the
                                          related Prospectus  Supplement, the
                                          Master  Servicer will  be obligated
                                          as    part    of   its    servicing
                                          responsibilities  to  make  certain
                                          advances  that  in its  good  faith
                                          judgment it deems recoverable  with
                                          respect  to   delinquent  scheduled
                                          payments  on  the  Whole  Loans  in
                                          such  Trust  Fund.     Neither  the
                                          Depositor    nor    any   of    its
                                          affiliates     will     have    any
                                          responsibility    to   make    such
                                          advances.    Advances   made  by  a
                                          Master  Servicer  are  reimbursable
                                          generally      from      subsequent
                                          recoveries   in  respect   of  such
                                          Whole  Loans and  otherwise to  the
                                          extent described herein  and in the
                                          related  Prospectus Supplement.  If
                                          and to the  extent provided in  the
                                          Prospectus   Supplement   for   any
                                          series,  the  Master Servicer  will
                                          be entitled to  receive interest on
                                          its  outstanding advances,  payable
                                          from amounts  in the  related Trust
                                          Fund.  The  Prospectus   Supplement
                                          for  any  series  of   Certificates
                                          evidencing an  interest in  a Trust
                                          Fund   that   includes   MBS   will
                                          describe     any      corresponding
                                          advancing obligation of any  person
                                          in  connection with  such MBS.  See
                                          "Description of  the Certificates--
                                          Advances     in      Respect     of
                                          Delinquencies."

  Termination . . . . . . . . . . .       If  so  specified  in  the  related
                                          Prospectus Supplement, a series  of
                                          Certificates  may  be  subject   to
                                          optional early  termination through
                                          the  repurchase  of the  Assets  in
                                          the  related  Trust   Fund  by  the
                                          party specified therein, under  the
                                          circumstances  and  in  the  manner
                                          set forth  therein. If  so provided
                                          in    the     related    Prospectus
                                          Supplement,  upon the  reduction of
                                          the   Certificate   Balance  of   a
                                          specified   class  or   classes  of
                                          Certificates    by    a   specified
                                          percentage  or  amount  or  on  and
                                          after  a  date  specified  in  such
                                          Prospectus  Supplement,  the  party
                                          specified   therein  will   solicit
                                          bids  for the  purchase  of all  of
                                          the  Assets of  the Trust  Fund, or
                                          of  a  sufficient portion  of  such
                                          Assets  to  retire  such  class  or
                                          classes,  or  purchase such  Assets
                                          at  a   price  set  forth   in  the
                                          related Prospectus Supplement.   In
                                          addition,  if  so provided  in  the
                                          related   Prospectus    Supplement,
                                          certain  classes   of  Certificates
                                          may   be   purchased   subject   to
                                          similar       conditions.       See
                                          "Description of  the Certificates--
                                          Termination."

  Registration of Certificates  . .       If  so  provided   in  the  related
                                          Prospectus Supplement, one or  more
                                          classes     of      the     Offered
                                          Certificates   will  initially   be
                                          represented   by   one   or    more
                                          Certificates   registered  in   the
                                          name of Cede & Co.,  as the nominee
                                          of  DTC.  No  person  acquiring  an
                                          interest  in  Offered  Certificates
                                          so registered  will be  entitled to
                                          receive  a  definitive  certificate
                                          representing     such      person's
                                          interest except  in the  event that
                                          definitive certificates are  issued
                                          under  the   limited  circumstances
                                          described    herein.   See    "Risk
                                          Factors--Book-Entry   Registration"
                                          and     "Description     of     the
                                          Certificates--Book-Entry
                                          Registration     and     Definitive
                                          Certificates."


  Tax Status of the Certificates  .       The  Certificates  of  each  series
                                          will       constitute        either
                                          (i) "regular   interests"   ("REMIC
                                          Regular     Certificates")      and
                                          "residual    interests"     ("REMIC
                                          Residual Certificates") in a  Trust
                                          Fund  treated  as   a  REMIC  under
                                          Sections 860A  through 860G  of the
                                          Code,  or (ii) interests  ("Grantor
                                          Trust  Certificates")  in  a  Trust
                                          Fund  treated  as a  grantor  trust
                                          under applicable provisions of  the
                                          Code.

       (a) REMIC  . . . . . . . . .       REMIC     Regular      Certificates
                                          generally will  be treated  as debt
                                          obligations   of   the   applicable
                                          REMIC   for   federal  income   tax
                                          purposes.    Certain REMIC  Regular
                                          Certificates  may  be  issued  with
                                          original    issue   discount    for
                                          federal income  tax purposes.   See
                                          "Certain    Federal    Income   Tax
                                          Consequences"  in   the  Prospectus
                                          Supplement.

                                          A  portion (or,  in certain  cases,
                                          all)  of  the   income  from  REMIC
                                          Residual  Certificates (i)  may not
                                          be  offset by any losses from other
                                          activities  of the  holder of  such
                                          REMIC  Residual  Certificates, (ii)
                                          may   be   treated   as   unrelated
                                          business    taxable   income    for
                                          holders    of    REMIC     Residual
                                          Certificates  that  are subject  to
                                          tax  on unrelated  business taxable
                                          income (as  defined in  Section 511
                                          of  the  Code),  and  (iii)  may be
                                          subject   to  foreign   withholding
                                          rules.      See  "Certain   Federal
                                          Income   Tax   Consequences-REMICs-
                                          Taxation   of   Owners   of   REMIC
                                          Residual Certificates".

                                          The  Offered  Certificates will  be
                                          treated as (i)  assets described in
                                          section 7701(a)(19)(C)    of    the
                                          Internal Revenue  Code of  1986, as
                                          amended   (the  "Code")   and  (ii)
                                          "real  estate  assets"  within  the
                                          meaning of section 856(c)(5)(A)  of
                                          the  Code,  in  each  case  to  the
                                          extent described herein  and in the
                                          Prospectus.   See  "Certain Federal
                                          Income  Tax  Consequences"   herein
                                          and in the Prospectus.

       (b) Grantor Trust  . . . . .       If  no  election is  made  to treat
                                          the  Trust   Fund  relating   to  a
                                          Series  of Certificates  as a  real
                                          estate mortgage investment  conduit
                                          ("REMIC"), the  Trust Fund  will be
                                          classified as  a grantor  trust and
                                          not as an association taxable  as a
                                          corporation for federal income  tax
                                          purposes, and therefore holders  of
                                          Certificates  will  be  treated  as
                                          the  owners of  undivided pro  rata
                                          interests in  the Mortgage  Pool or
                                          pool  of securities  and any  other
                                          assets held by the Trust Fund.

                                          Investors  are  advised to  consult
                                          their  tax advisors  and to  review
                                          "Certain    Federal   Income    Tax
                                          Consequences"  herein  and  in  the
                                          related Prospectus Supplement.

  ERISA Considerations  . . . . . .       A fiduciary of  an employee benefit
                                          plan  and certain  other retirement
                                          plans  and arrangements,  including
                                          individual   retirement   accounts,
                                          annuities,    Keogh   plans,    and
                                          collective    investment     funds,
                                          separate   accounts   and   certain
                                          insurance company  general accounts
                                          in  which  such  plans,   accounts,
                                          annuities   or   arrangements   are
                                          invested,  that is  subject to  the
                                          Employee     Retirement      Income
                                          Security  Act of  1974, as  amended
                                          ("ERISA"),  or Section 4975  of the
                                          Code  should carefully  review with
                                          its  legal  advisors  whether   the
                                          purchase  or  holding  of   Offered
                                          Certificates could  give rise  to a
                                          transaction  that is  prohibited or
                                          is   not    otherwise   permissible
                                          either under ERISA or  Section 4975
                                          of    the    Code.    See    "ERISA
                                          Considerations"  herein and  in the
                                          related   Prospectus    Supplement.
                                          Certain  classes  of   Certificates
                                          may not  be transferred  unless the
                                          Trustee   and  the   Depositor  are
                                          furnished   with   a   letter    of
                                          representations  or  an opinion  of
                                          counsel  to  the effect  that  such
                                          transfer  will  not   result  in  a
                                          violation    of   the    prohibited
                                          transaction  provisions   of  ERISA
                                          and  the Code,  will not  cause the
                                          assets  of the  Trust to  be deemed
                                          "plan   assets"  for   purposes  of
                                          ERISA  and  the Code  and  will not
                                          subject the Trustee, the  Depositor
                                          or    the   Master    Servicer   to
                                          additional   obligations.       See
                                          "Description of  the Certificates--
                                          General"         and         "ERISA
                                          Considerations".

  Legal Investment  . . . . . . . .       The  related Prospectus  Supplement
                                          will specify  whether any  class or
                                          classes     of      the     Offered
                                          Certificates    will     constitute
                                          "mortgage  related  securities" for
                                          purposes of the Secondary  Mortgage
                                          Market  Enhancement  Act  of  1984.
                                          Investors     whose      investment
                                          authority   is  subject   to  legal
                                          restrictions  should consult  their
                                          own  legal  advisors  to  determine
                                          whether  and  to  what  extent  the
                                          Offered   Certificates   constitute
                                          legal  investments  for  them.  See
                                          "Legal  Investment"  herein and  in
                                          the related Prospectus Supplement.

  Rating  . . . . . . . . . . . . .       At  the  date  of  issuance,  as to
                                          each series, each  class of Offered
                                          Certificates  will  be  rated   not
                                          lower than investment  grade by one
                                          or   more   nationally   recognized
                                          statistical rating agencies  (each,
                                          a  "Rating  Agency"). See  "Rating"
                                          herein    and   in    the   related
                                          Prospectus Supplement.


                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for
information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates-- Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds-Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "-Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees..

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the
Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-
Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.


MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special
Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases-- Environmental Legislation."

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank. See "ERISA Considerations."

CERTAIN   FEDERAL  INCOME   TAX  CONSIDERATIONS   REGARDING  REMIC   RESIDUAL
CERTIFICATES

     Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative
"value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The  primary assets  of  each  Trust Fund  (the  "Assets") will  include
(i) multifamily  and/or  commercial mortgage  loans  (the "Mortgage  Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
(b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or
(iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

General

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related
Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities,
(iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage
Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may
(i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All  distributions   on  the  Certificates   of  each  series   on  each
Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:


     (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

          (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

          (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

                                     (ii)    if   the   related    Prospectus
Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different
Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:


     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof,
(c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure,
(f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xviii)   the  aggregate unpaid Accrued Certificate Interest, if any, on each class  of Certificates  at the  close of  business on such  Distribution
Date;

     (xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xxii)    the   aggregate  amount  of  payments  by  the  mortgagors  of
(a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry
Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                        DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related
Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase
Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i)  all  payments   on  account   of  principal,   including  principal
prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v)  any   advances  made  as   described  under  "Description   of  the
Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts representing Prepayment Premiums;

     (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds-- Cash Flow Agreements";

     (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

     (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

     (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets;

     (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

     (xii) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xiii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.


Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

     (i)  to  make   distributions   to  the   Certificateholders   on   each
Distribution Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

     (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause
(iii) above while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

     (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

     (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

     (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences-- REMICS--Prohibited Transactions Tax and Other Taxes";

     (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

     (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

     (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

     (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

     (xviii)   to  make  any  other  withdrawals  permitted  by  the  related
Agreement and described in the related Prospectus Supplement; and

     (xix)     to   clear  and  terminate  the  Certificate  Account  at  the
termination of the Trust Fund.


Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "-- Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support,"
(ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master  Servicer will also  be required to perform  other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

     (i)  the   Mortgaged   Property  is   in   compliance  with   applicable
     environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

     (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and
(ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.


     If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to
Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally  80%  to 90%)  of  the full  replacement  value of  the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that
                                                     --------  -------
the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The  Master  Servicer  may,  to  the  extent  provided  in  the  related
Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related
Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans
(except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;
(iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause
(iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may
(i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate,
(ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking
corporation  or  trust  company  serving   as  Trustee  may  have  a  banking
relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support
provision  will  describe  the  manner  and  conditions  for  applying   such
provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The  proceeds  received by  the  referee or  trustee  from the  sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

REO Properties

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

     In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property" such income would be subject to federal income tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Master Servicer or any related Sub-servicer or the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.


     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In  addition to  the foregoing  protections, a  leasehold mortgagee  may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related
Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan,
(ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

     A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT


     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Sidley & Austin or Latham & Watkins or Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley & Austin or Latham & Watkins or Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor  Trust Certificate owned by a  REMIC will represent
     "obligation(s) ...   which (are)  principally secured by an  interest in
     real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.  Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates- -Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on certain provisions of the OID Regulations, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation(s) ... which (are) principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon
Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans.
Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "- -Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because   the  treatment  of  Stripped  ARM  Obligations  is  uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate,
(ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gains, or
(iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition of the Grantor Trust Certificate would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a
Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Sidley & Austin or Latham & Watkins or Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual
Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Sidley & Austin or Latham & Watkins or Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in a Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular
Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "-- Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date they are published as final regulations in the Federal Register. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate,
(ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or
(iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued  Interest   Certificates.     Certain  of   the  REMIC   Regular
Certificates  ("Payment  Lag  Certificates")  may  provide  for  payments  of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular
Certificateholders    that   are    "pass-through    interest   holders."
Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible.
As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

     For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "-- Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that
(i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass- through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess  Inclusions.   A  portion  of  the income  on  a  REMIC  Residual
Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of
(A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the


REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA). Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plan subject to Section 4975 of the Code and disqualified persons with respect to such plans (together with ERISA Plans, "Plans").

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be fiduciaries, subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise be parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity
                                                ---------
interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or by affiliates of such persons)). "Benefit plan investors" are defined as ERISA
Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans and foreign plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and
(2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

          (4) The Trustee is not an affiliate of the Depositor, any Under-writer, the Asset Seller, the Master Servicer, insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

          (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1, or any other exemption, with respect to the Certificates offered thereby.

     Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13,
1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates and the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Certificates will not be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under
SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the
Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin, New York, New York or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York.

                            FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                        INDEX OF PRINCIPAL DEFINITIONS


                                                            PAGE(S) ON WHICH
                                                            TERM IS DEFINED
TERM                                                       IN THE PROSPECTUS
----                                                     ------------------

1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74, 77
Accrual Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . 8, 29
Accrued Certificate Interest  . . . . . . . . . . . . . . . . . . . . . .  31
ADA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Applicable Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
ARM Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23, 74
Asset Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 19
Available Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  30
Balloon Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  16
Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  29
Cash Flow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Cash Flow Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 36
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18, 63
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 31
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 19
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Commercial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Commercial Properties . . . . . . . . . . . . . . . . . . . . . . . . . 5, 20
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Cooperatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Covered Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17, 52
CPR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Credit Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 7
Crime Control Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Cut-off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . .  21
Deferred Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . .  29, 36
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Disqualifying Condition . . . . . . . . . . . . . . . . . . . . . . . . .  65
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 35
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Environmental Hazard Condition  . . . . . . . . . . . . . . . . . . . . .  65
Equity Participations . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 92
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
FHLMC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Government Securities . . . . . . . . . . . . . . . . . . . . . . .  1, 7, 19
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  10
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
L/C Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3, 6
Lease Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3, 6
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Loan-to-Value Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Lock-out Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Lock-out Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Master REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
MBS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5, 19
MBS Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
MBS Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
MBS Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
MBS Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Morgan Stanley  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Mortgage Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 19
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5, 19
Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 23
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Multifamily Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Multifamily Properties  . . . . . . . . . . . . . . . . . . . . . . . . 5, 20
Net Operating Income  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Nonrecoverable Advance  . . . . . . . . . . . . . . . . . . . . . . . . .  33
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 31
Payment Lag Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  83
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . . .  88
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Refinance Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Related Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
REMIC Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
REMIC Regular Certificateholders  . . . . . . . . . . . . . . . . . . . .  77
REMIC Regular Certificates  . . . . . . . . . . . . . . . . . . . . .  10, 76
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
REMIC Residual Certificateholder  . . . . . . . . . . . . . . . . . . . .  84
REMIC Residual Certificates . . . . . . . . . . . . . . . . . . . . .  10, 76
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
Retained Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 29
Servicing Standard  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
SMMEA Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Special Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5, 44
Stripped ARM Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  75
Stripped Bond Certificates  . . . . . . . . . . . . . . . . . . . . . . .  72
Stripped Coupon Certificates  . . . . . . . . . . . . . . . . . . . . . .  72
Stripped Interest Certificates  . . . . . . . . . . . . . . . . . . . . 8, 29
Stripped Principal Certificates . . . . . . . . . . . . . . . . . . . . 8, 29
Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Sub-Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  43
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . 8, 29
Subsidiary REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Super-Premium Certificates  . . . . . . . . . . . . . . . . . . . . . . .  78
Title V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
Trust Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Underlying MBS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Warrantying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Whole Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19





                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates, other than underwriting discounts and commissions:

     SEC Registration Fee . . . . . . . . . .     $303,031
     Blue Sky Fees. . . . . . . . . . . . . .        3,000
     NASD Fees. . . . . . . . . . . . . . . .          N/A
     Printing and Engraving Fees. . . . . . .       50,000
     Legal Fees and Expenses. . . . . . . . .      200,000
     Accounting Fees and Expenses . . . . . .       40,000
     Trustee Fees and Expenses. . . . . . . .       25,000
     Rating Agency Fees . . . . . . . . . . .       60,000
     Miscellaneous  . . . . . . . . . . . . .       35,000
                                                   -------

                 Total. . . . . . . . . . . .     $716,031

     -------------
     * All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a single Series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $100,000,000 of Certificates registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section VII of the proposed form of Underwriting Agreement, the Underwriter is obligated under certain circumstances to indemnify officers and directors of Morgan Stanley Capital I Inc. (the "Company") who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

     The Company's By-laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Company will be liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

ITEM 16.  EXHIBITS.

          1.1       Form of Underwriting Agreement*
          3.1       Certificate of Incorporation of the Company*
          3.2       By-laws of the Company*
          4.1       Form of Pooling and Servicing Agreement*
          5.1 Opinion of Brown & Wood LLP as to legality of the Certificates
          5.2 Opinion of Sidley & Austin as to legality of the Certificates
          5.3 Opinion of Latham & Watkins as to legality of the Certificates
          8.1 Opinion of Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1)
          8.2       Opinion of Sidley & Austin as to certain tax matters
          8.3       Opinion of Latham & Watkins as to certain tax matters
          23.1      Consent of Brown & Wood LLP (included in Exhibits 5.1 and
                    8.1 hereto)
          23.2      Consent of Sidley & Austin (included in Exhibit 5.2)
	  23.3      Consent of Latham & Watkins (included in Exhibit 5.3)
          25.1      Powers of Attorney (included on Page II-4)

          _ _ _ _ _ _ _ _ _ _

          * Incorporated by reference to Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11 and Registration Statement No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11.

ITEM 17.  UNDERTAKINGS.

A.   Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.   Undertaking pursuant to Rule 415 Offering.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Act;

              (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C.   Undertaking in respect of incorporation by reference.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D.   Undertaking  in respect of equity offerings of nonreporting Registrants.

     The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit delivery to each purchaser.

E.   Undertaking pursuant to Rule 430A

     The registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 1997.



                              MORGAN STANLEY CAPITAL I INC.

                              By:  /s/ David R. Warren
                                   ------------------------------
                                   Name:  David R. Warren
                                   Title:  President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David R. Warren and John E. Westerfield, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.




     Signature                          Title                                 Date

/s/ David R. Warren
-------------------             President (Principal Executive              April 30, 1997
David R. Warren                 Officer) and Director

/s/ Craig S. Phillips
---------------------           Director                                    April 30, 1997
Craig S. Phillips

/s/ John E. Westerfield
-----------------------         Director                                    April 30, 1997
John E. Westerfield

/s/ Eileen K. Murray
--------------------            Treasurer (Principal                        April 30, 1997
Eileen K. Murray                Financial Officer) and
                                Controller











                                EXHIBIT INDEX


Exhibit No.    Description of Exhibit

     1.1       Form of Underwriting Agreement*
     3.1       Certificate of Incorporation of the Company*
     3.2       By-laws of the Company*
     4.1       Form of Pooling and Servicing Agreement*
     5.1       Opinion of Brown & Wood LLP as to legality of the Certificates
     5.2       Opinion of Sidley & Austin as to legality of the Certificates
     5.3       Opinion of Latham & Watkins as to legality of the Certificates
     8.1 Opinion of Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1)
     8.2       Opinion of Sidley & Austin as to certain tax matters
     8.3       Opinion of Latham & Watkins as to certain tax matters
     23.1 Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto)
     23.2      Consent of Sidley & Austin (included in Exhibit 5.2)
     23.3      Consent of Latham & Watkins (included in Exhibit 5.3)
     25.1      Powers of Attorney (included on Page II-5)

     _ _ _ _ _ _ _ _ _ _

     * Incorporated by reference to Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11 and No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11.



                                                                     Exhibit 5.1

                                   May 7, 1997



Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

          Re:  Morgan Stanley Capital I Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Morgan Stanley Capital I Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the Mortgage Pass-Through Certificates specified therein (the "Certificates"), issuable in series (each, a "Series"). Pursuant to Rule 429 of the Securities and Exchange Commission Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"), the Prospectuses and Prospectus Supplements contained in the Registration Statement also relate to the Company's registration statement No. 33-46723 as previously filed on Form S-3 and registration statement No. 33-45042 as previously filed on Form S-11. The Registration Statement is being filed with the Securities and Exchange Commission under the 1933 Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee and a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" and the "Master Servicer" for such Series, respectively).

     We have examined copies of the Company's Certificate of Incorporation and By-laws, a form of Pooling and Servicing Agreement, the forms of Certificates included in the Pooling and Servicing Agreement, the forms of prospectus supplements and prospectuses contained in the Registration Statement (the "Prospectus Supplements" and "Base Prospectuses", respectively) and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Master Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

     2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof otherwise being in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates in such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of such Pooling and Servicing Agreement.

     3. The information set forth in the Prospectus Supplements and Base Prospectuses under the caption "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

     We hereby consent to the use of our name in the Base Prospectuses under the caption "Certain Federal Income Tax Consequences" and in the Prospectus Supplements and Base Prospectuses under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Brown & Wood LLP




                                                         Exhibit 5.2


                                May 7, 1997


Morgan Stanley Capital I Inc.
1585 Broadway, 37th Floor
New York, New York 10036

          Re:  Morgan Stanley Capital I Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Morgan Stanley Capital I Inc., a Delaware corporation (the "Registrant"), in connection with the proposed issuance of mortgage pass-through certificates (the "Certificates") in one or more series (each a "Series") at the direction of the Registrant as described in its Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 7, 1997. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in Series under separate pooling and servicing agreements (the "Pooling and Servicing Agreements") among the Registrant, the master servicer named therein, the special servicer (if any) named therein and the trustee named therein or separate trust agreements between the Registrant and the trustee named therein (such trust agreements, together with the Pooling and Servicing Agreements, the "Agreements"). The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto, and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

          In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          In rendering this opinion, we have assumed that each Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included as Exhibit 4.1 to the Registration Statement and that the transactions contemplated to occur under the Registration Statement and such Agreement with respect to such Series of Certificates in fact occur in accordance with the terms thereof.

          Based upon and subject to the foregoing, we are of the opinion that when
          (i) the issuance and principal terms of each Series of Certificates have been duly authorized by appropriate corporate action by the Registrant,

          (ii) (a) each party to each Agreement with respect to such Series of Certificates possesses the power and authority to enter into and perform all of such party's obligations thereunder, (b) each such Agreement has been duly authorized by all necessary action, executed and delivered and (c) each such Agreement constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and

          (iii) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of each Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable and the holders of such
Certificates will be entitled to the benefits of each such Agreement as provided therein.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement
relating to  each Series  of Certificates  with respect  to which  we act  as special counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

          We express no opinion as to any laws other than the law of the State of New York and the federal law of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.


                                   Very truly yours,

                                   /s/ Sidley & Austin




                                                                    Exhibit 5.3


                        (LATHAM & WATKINS LETTERHEAD)



                                April 30, 1997





Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York  10036

              Re: Morgan Stanley Capital I Inc.
                  Registration Statement on Form S-3
                  Registration No. 333-
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Morgan Stanley Capital I Inc. (the "Company") in connection with the preparation of a registration
       -------
statement on Form S-3 (Registration No. 333-      ) (the "Registration
                                                          ------------
Statement"), which has been filed with the Securities and Exchange Commission
---------
under the Securities Act of 1933, as amended (the "Act"), for the
                                                   ---
registration under the Act of Mortgage Pass-Through Certificates (the
"Certificates"), issuable in  series (the  "Series").   As described
 ------------
in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms and conditions of a separate pooling and servicing agreement (each, an "Agreement") among the Company, a trustee (the
                               ---------
"Trustee"), a master servicer (the "Master Servicer")  and, where appropriate,
 -------                            ---------------
a  special servicer (the "Special Servicer"), each to be  identified (together
                          ----------------
with any other relevant parties) in the prospectus supplement for such Series of Certificates.

         In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and prospectuses (the "Prospectuses") and the
                                                       ------------
forms of prospectus supplements (the "Prospectus  Supplements") included
                                      -----------------------
therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, as of the date hereof, the Treasury Regulations promulgated thereunder, judicial decisions, and such other authorities as we have deemed appropriate. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.

         We are admitted to the Bar of the State of New York and express no opinion as to any laws other than the federal laws of the United States of America as of the date hereof.

         Based upon and subject to the foregoing, we are of the opinion that the information in each Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects, based on existing law and the assumptions stated therein.

         The foregoing opinion and the discussion contained in each Prospectus under the caption "Certain Federal Income Tax Consequences" represent our conclusions as to the application of existing law. No assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law (including the interpretation thereof) will not change. We also note that the Prospectuses and Prospectus Supplements filed with the Registration Statement do not relate to any specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modifications in the context of an actual transaction. We express no opinion either as to any matter not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         Any change in applicable law, which may change at any time and which is subject to differing interpretation, or in the facts or documents on which our opinion is based, or any inaccuracy in the representations or warranties on which we have relied, may affect the validity of the foregoing opinion. This firm undertakes no obligation to update this opinion in the event that there is either a change in the legal authorities, facts or documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

         We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement. We also consent to the references to Latham & Watkins under the caption "Certain Federal Income Tax Consequences" in each Prospectus.

                                Very truly yours,


                                /s/ Latham & Watkins




                                                           Exhibit 8.2

                                May 7, 1997


Morgan Stanley Capital I Inc.
1585 Broadway, 37th Floor
New York, New York 10036

          Re:  Morgan Stanley Capital I Inc.
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special federal tax counsel to Morgan Stanley Capital I Inc., a Delaware corporation (the "Registrant"), in connection with the proposed issuance of mortgage pass-through certificates (the "Certificates") in one or more series (each a "Series") at the direction of the Registrant as described in its Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on May 7, 1997. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in Series under separate pooling and servicing agreements (the "Pooling and Servicing Agreements") among the Registrant, the master servicer named therein, the special servicer (if any) named therein and the trustee named therein or separate trust agreements between the Registrant and the trustee named therein (such trust agreements, together with the Pooling and Servicing Agreements, the "Agreements"). The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto, and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of
this opinion.   In our  examination, we  have assumed the  following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons;
(c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          In addition, we have assumed that each Agreement with respect to each Series of Certificates is executed and delivered in substantially the form included as Exhibit 4.1 to the Registration Statement and that the transactions contemplated to occur under the Registration Statement and such Agreement in fact occur in accordance with the terms thereof.

          Based upon and subject to the foregoing, we are of the opinion that, with respect to each Series of Certificates with respect to which we act as special federal tax counsel to the Registrant, the description set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus included as part of the Registration Statement, as modified or supplemented by any description of federal income tax consequences set forth in the Prospectus Supplement specifically relating to such Series, to the extent that it constitutes matters of law or legal conclusions, correctly describes the material aspects of the federal income tax treatment of an investment in the Certificates of such Series.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus and Prospectus Supplement relating to each Series of Certificates with respect to which we act as special federal tax counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
          We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                   Very truly yours,



                                   /s/ Sidley & Austin



                                                                     Exhibit 8.3

                        (Latham & Watkins Letterhead)

                                April 30, 1997



Morgan Stanley Capital I Inc.
1585 Broadway
New York, NY  10036

         Re:  Morgan Stanley Capital I Inc.
              Registration Statement on Form S-3
              Registration No. 333-
              ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for Morgan Stanley Capital I Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). As set forth in the Registration Statement, each Series will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series.

         We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Certificates, and for the purposes of this opinion, have assumed such proceedings will be completed in the manner presently proposed by the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining only as to the effect of the Federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

         1. When an Agreement relating to a Series has been duly and validly authorized, executed and delivered by the Company, the Master Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         2. When a Series has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and has been duly executed, authenticated and delivered by the Trustee against payment in accordance with the terms of the related underwriting agreement, such Series will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

         The opinions rendered above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors,
(ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (iv) possible limitations arising from applicable laws other than those referred to in the preceding clause (i) upon the remedial provisions contained in any Agreement, but such limitations do not in our opinion of themselves make the remedies afforded inadequate for the practical realization of the benefits purported to be provided thereby.

         We hereby consent to the filing of this letter as Exhibit 5-1 to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                Very truly yours,



                                /s/ Latham & Watkins